  As filed with the Securities and Exchange Commission on September 16, 1999
                                                    Registration No. ___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        ______________________________


                                   FORM S-4

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                        ______________________________

                              FIRST CAPITAL, INC.
            (Exact Name of Registrant as Specified in its Charter)

          Indiana                                           6035                                          35-2056949
(State or Other Jurisdiction
of Incorporation or Organization) (Primary Standard Industrial Classification  Code Number)  (I.R.S. Employer Identification Number)


                            220 Federal Drive, N.W.
                             Corydon, Indiana 47112
                                 (812) 738-2198

              (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principle Executive Offices)

                                 Samuel E. Uhl
                                   President
                            220 Federal Drive, N.W.
                            Corydon, Indiana  47112
                                (812) 738-2198

           (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                        ______________________________

                                  Copies to:

Paul M. Aguggia, Esq.                      Andrew B. Buroker, Esq.
Aaron M. Kaslow, Esq.                      Krieg DeVault Alexander &
Muldoon, Murphy & Faucette LLP             Capehart
5101 Wisconsin Avenue, N.W.                One Indiana Square, Suite 2800
Washington, D.C.  20016                    Indianapolis, Indiana 46204-2017
(202) 362-0840                             (317) 636-4341

                         ____________________________

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this Registration
Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement/Prospectus.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list
   the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                         ____________________________

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------
                                                        Proposed          Proposed
                                                       Maximum           Maximum
Title of Each                   Amount                  Offering         Aggregate         Amount of
Class of Securities To Be        To Be                   Price            Offering         Registration
Registered                   Registered(1)            Per Share(2)        Price (2)            Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per               1,245,812                   N/A           $12,139,328          $3,375
share ("Common Stock")
--------------------------------------------------------------------------------------------------------------

(1) Represents the estimated maximum number of shares of common stock, par value $.01 per share, issuable by First Capital, Inc. ("First Capital") upon the consummation of the merger with HCB Bancorp and computed based on the estimated maximum number of such shares (80,375), including shares issuable upon the exercise of outstanding stock options, that may be exchanged for the securities being registered. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) Pursuant to Rules 457(f)(2), the registration fee for the First Capital common stock is based on the book value of HCB Bancorp common stock, no par value per share, on June 30, 1999 ($12,139,328).

                         _____________________________

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) or the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

FIRST CAPITAL LOGO                                              HCB BANCORP LOGO


            MERGER OF EQUALS PROPOSED - YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of First Capital, Inc. and HCB Bancorp have agreed to combine First Capital and HCB Bancorp in a merger of equals. The combined company will have the leading market share in Harrison County, Indiana, as measured by total deposits. We believe that the combined company will be an effective competitor in its market area and will be well positioned to offer superior community banking services.

     In the merger, each share of HCB Bancorp common stock will be converted into 15.5 shares of First Capital common stock and each share of First Capital common stock will remain unchanged. First Capital common stock is listed on the Nasdaq SmallCap Market under the symbol FCAP. The market value of the consideration that HCB Bancorp shareholders will receive in the merger would be $_____________ based on First Capital's closing stock price on ____________, 1999. We expect the merger to be a tax-free transaction for First Capital shareholders and, in general, HCB Bancorp shareholders, except that HCB Bancorp shareholders would have to pay tax on cash received instead of fractional shares of First Capital. After completion of the merger, First Capital shareholders and HCB Bancorp shareholders will own 51% and 49%, respectively, of the combined company.

     We cannot complete the merger unless we obtain the necessary government approvals and unless the shareholders of First Capital and HCB Bancorp approve the merger agreement. Each of us will hold a meeting of our shareholders to consider and vote on this merger proposal and other matters. Whether or not you plan to attend your company's meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the merger and the transactions contemplated by the merger agreement and, for First Capital shareholders, a vote FOR the other matters to be considered. If you do not return your proxy card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger.

     The places, dates and times of the shareholders meetings are as follows:

     For First Capital shareholders:        For HCB Bancorp shareholders:
          ______________, 1999                   ______________, 1999
         ___:00 a.m., local time               ___:00 a.m., local time
            220 Federal Drive                   710 Main Street, N.E.
            Corydon, Indiana                      Palmyra, Indiana

     This document contains a more complete description of the shareholders' meetings and the terms of the merger. We urge you to review this entire document carefully.

     We enthusiastically support the merger and join with the other members of our Boards of Directors in recommending that you vote in favor of the merger.



     J. Gordon Pendleton                             Earl Book
     Chairman and Chief Executive Officer            Chairman
     First Capital, Inc.                             HCB Bancorp

--------------------------------------------------------------------------------
 Neither the Securities and Exchange Commission nor any state securities commission has approved the securities to be issued under this Joint Proxy Statement-Prospectus or determined if this Joint Proxy Statement-Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation, the Savings Association Fund, the Bank Insurance Fund or any other governmental agency.
--------------------------------------------------------------------------------


            Joint Proxy Statement-Prospectus dated ___________, 1999 and first mailed to shareholders on or about __________, 1999

                              First Capital, Inc.
                            220 Federal Drive, N.W.
                            Corydon, Indiana 47112
                                (812) 738-2198

                       _________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON __________, 1999
                       _________________________________


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of First Capital, Inc. will be held at 220 Federal Drive, N.W., Corydon, Indiana on ___________, _______________ at __:00 a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 19, 1999, by and among First Capital, Inc., FC Acquisition Corp. and HCB Bancorp, pursuant to which FC Acquisition Corp. will merge with and into HCB Bancorp and each share of common stock, no par value per share, of HCB Bancorp will be converted into the right to receive 15.5 shares of common stock, par value $.01 per share, of First Capital, all on and subject to the terms and conditions contained therein;

     2. To elect two directors to serve for a term of one year, two directors to serve for a term of two years and three directors to serve for a term of three years;

     3. To consider and vote upon a proposal to approve the First Capital, Inc. 1999 Stock-Based Incentive Plan;

     4. To ratify the appointment of Monroe Shine & Co., Inc. as independent auditors for First Capital for the fiscal year ending June 30, 2000; and

     5. To transact any other business as may properly come before the meeting or any adjournment or postponement.

     Only shareholders of record at the close of business on __________, 1999 will be entitled to notice of and to vote at the meeting and at any adjournment or postponement.


                              By Order of the Board of Directors



                              Joel E. Voyles
                              Corporate Secretary

Corydon, Indiana
_________, 1999

     The Board of Directors unanimously recommends that you vote "FOR" the above proposals.

     Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the accompanying pre-addressed postage-paid envelope.

                                  HCB Bancorp
                             710 Main Street, N.E.
                            Palmyra, Indiana 47164
                                (812) 364-6192

                       _________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON __________, 1999
                       _________________________________


     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of HCB Bancorp will be held at 710 Main Street, N.E., Palmyra, Indiana on __________, ______________ at __:00 a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 19, 1999, by and among First Capital, Inc., FC Acquisition Corp. and HCB Bancorp, pursuant to which FC Acquisition Corp. will merge with and into HCB Bancorp and each share of common stock, no par value per share, of HCB Bancorp will be converted into the right to receive 15.5 shares of common stock, par value $.01 per share, of First Capital, all on and subject to the terms and conditions contained therein; and

     2. To transact any other business as may properly come before the meeting or any adjournment or postponement.

     Only shareholders of record at the close of business on __________, 1999 will be entitled to notice of and to vote at the meeting and at any adjournment or postponement.

     HCB Bancorp shareholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of HCB Bancorp common stock under applicable provisions of Indiana law. In order to perfect dissenters' rights, HCB Bancorp shareholders must give written notice of their intent to demand payment of their shares before the taking of the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Indiana statutory provisions is included as Appendix D to the accompanying Joint Proxy Statement-Prospectus and a summary of the provisions are included herein under the caption "THE MERGER--Rights of Dissenting Shareholders."

                              By Order of the Board of Directors



                              William W. Harrod
                              President and Chief Executive Officer

Palmyra, Indiana
__________, 1999

     The Board of Directors unanimously recommends that you vote "FOR" the proposal to approve and adopt the merger agreement.

     Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy in the accompanying pre-addressed postage-paid envelope.

                                PROXY STATEMENT
                               TABLE OF CONTENTS

SUMMARY.......................................................................................     1

COMPARATIVE PER SHARE DATA....................................................................     9

SELECTED FINANCIAL DATA OF FIRST CAPITAL......................................................    10

SELECTED FINANCIAL DATA OF HCB BANCORP........................................................    12

SUMMARY SELECTED PRO FORMA COMBINED DATA......................................................    14

MARKET PRICE AND DIVIDEND INFORMATION.........................................................    15

ANNUAL MEETING OF FIRST CAPITAL SHAREHOLDERS..................................................    17
     Place, Date and Time.....................................................................    17
     Purpose of the Meeting...................................................................    17
     Who Can Vote at the Meeting..............................................................    17
     Attending the Meeting....................................................................    17
     Vote Required............................................................................    17
     Voting by Proxy..........................................................................    18
     Participants in First Federal's ESOP.....................................................    19

SPECIAL MEETING OF HCB BANCORP SHAREHOLDERS...................................................    20
     Place, Date and Time.....................................................................    20
     Purpose of the Meeting...................................................................    20
     Who Can Vote at the Meeting..............................................................    20
     Vote Required............................................................................    20
     Voting by Proxy..........................................................................    20

OWNERSHIP OF FIRST CAPITAL COMMON STOCK.......................................................    22

OWNERSHIP OF HCB BANCORP COMMON STOCK.........................................................    23

THE MERGER....................................................................................    24
     The Parties to the Merger................................................................    24
     Form of the Merger; Conversion of HCB Bancorp Common Stock...............................    24
     Procedures for Exchanging Your HCB Bancorp Stock Certificates............................    25
     Treatment of HCB Bancorp Stock Options...................................................    25
     Tax Free Transaction for HCB Bancorp Shareholders........................................    26
     Background of the Merger.................................................................    27
     Recommendation of the First Capital Board; First Capital's Reasons for the Merger........    28
     Recommendation of the HCB Bancorp Board; HCB Bancorp's Reasons for the Merger............    29
     Opinion of First Capital's Financial Advisor.............................................    31
     Opinion of HCB Bancorp's Financial Advisor...............................................    34
     Rights of Dissenting Shareholders........................................................    40
     Interests of HCB Bancorp's Directors and Officers in the Merger that Differ From
          Your Interests......................................................................    42
     Regulatory Approvals Needed to Complete the Merger.......................................    44
     Accounting Treatment of the Merger.......................................................    45
     Resale of First Capital Common Stock.....................................................    46

THE MERGER AGREEMENT..........................................................................    47
     Terms of the Merger......................................................................    47
     When Will the Merger be Completed........................................................    47
     Conditions to Completing the Merger......................................................    47
     Conduct of Business Prior to the Merger..................................................    49
     Covenants of HCB Bancorp and First Capital in the Merger Agreement.......................    52
     Representations and Warranties Made by First Capital and HCB Bancorp in the Merger
          Agreement...........................................................................    55
     Terminating the Merger Agreement.........................................................    55
     Expenses and Termination Fees............................................................    55
     Changing the Terms of the Merger Agreement...............................................    56

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER................................................    57
     Board of Directors.......................................................................    57
     Management...............................................................................    57
     Operations...............................................................................    58

PRO FORMA FINANCIAL INFORMATION...............................................................    59

FORWARD-LOOKING STATEMENTS....................................................................    65

DESCRIPTION OF FIRST CAPITAL COMMON STOCK.....................................................    66
     General..................................................................................    66
     Common Stock.............................................................................    66
     Preferred Stock..........................................................................    66

COMPARISON OF RIGHTS OF SHAREHOLDERS..........................................................    67
     Authorized Stock.........................................................................    67
     Voting Rights............................................................................    67
     Required Vote for Authorization of Certain Actions Dividends.............................    68
     Shareholders Meetings....................................................................    68
     Action by Shareholders Without a Meeting.................................................    69
     Board of Directors.......................................................................    70
     Amendment of the Bylaws..................................................................    70
     Amendment of the Articles of Incorporation...............................................    70

SELECTED PROVISIONS IN THE ARTICLES AND BYLAWS
     OF FIRST CAPITAL.........................................................................    72
     Business Combinations With Related Persons...............................................    72
     Limitation on Voting Rights..............................................................    73
     Board of Directors.......................................................................    73
     Special Meetings of Shareholders.........................................................    73
     Advance Notice Provisions for Shareholder Nominations and Proposals......................    73
     Preferred Stock..........................................................................    73
     Amendment of Articles of Incorporation...................................................    74

REGULATION AND SUPERVISION OF FIRST CAPITAL....................................................   75
     General...................................................................................   75
     Holding Company Regulation................................................................   75
     Federal Savings Institution Regulation....................................................   76
     Federal Home Loan Bank System.............................................................   79
     Federal Reserve System....................................................................   80

PROPOSAL 2 FOR FIRST CAPITAL SHAREHOLDERS --
     ELECTION OF DIRECTORS.....................................................................   80
     Meetings and Committees of the Board of
          Directors............................................................................   81
     Directors' Compensation...................................................................   82
     Executive Compensation....................................................................   82
     Compliance with Section 16(a) of the
          Exchange Act.........................................................................   83
     Transactions with Management..............................................................   84

PROPOSAL 3 FOR FIRST CAPITAL SHAREHOLDERS --
     APPROVAL OF 1999 STOCK-BASED INCENTIVE
     PLAN......................................................................................   85
     General...................................................................................   85
     Types of Awards...........................................................................   85
     Tax Treatment.............................................................................   86
     Alternate Option Payments.................................................................   87
     Amendments................................................................................   87
     Adjustments...............................................................................   87
     Nontransferability........................................................................   87
     Stockholder Approval, Effective Date of
          Plan and Regulatory Compliance.......................................................   88
     New Plan Benefits.........................................................................   88

PROPOSAL 4 FOR FIRST CAPITAL SHAREHOLDERS --
     RATIFICATION OF AUDITORS..................................................................   88

LEGAL MATTERS..................................................................................   88

EXPERTS........................................................................................   89

WHERE YOU CAN FIND MORE INFORMATION............................................................   89

SHAREHOLDER PROPOSALS..........................................................................   90

APPENDIX A  Agreement and Plan of Merger, dated as of July 19, 1999, by and among First Capital, Inc., FC Acquisition Corp. and HCB Bancorp

APPENDIX B  Fairness Opinion of Charles Webb & Company

APPENDIX C  Fairness Opinion of Young & Associates, Inc.

APPENDIX D  Chapter 23-1-44  of the Indiana Business Corporation Law

APPENDIX E  Financial information regarding HCB Bancorp

APPENDIX F  First Capital, Inc. 1999 Stock-Based Incentive Plan

                                    SUMMARY

     This summary does not contain all of the information that is important to you. You should carefully read this entire document and the other documents which accompany this document or to which this document refers you to fully understand the merger. See "Where You Can Find More Information."

                                 The Companies

First Capital, Inc.                               First Capital is the savings and loan holding company for
220 Federal Drive, N.W.                           First Federal Bank, A Federal Savings Bank. First Federal
Corydon, Indiana 47112                            operates three banking offices in southeastern Indiana. At
(812) 738-2198                                    June 30, 1999, First Capital had total assets of $122.7
                                                  million, deposits of $92.0 million and shareholders' equity of $17.3 million.

                                                  For financial statements and a discussion of First Capital's recent results of operations, see First Capital's 1999
                                                  annual report to shareholders, which accompanies this Joint
                                                  Proxy Statement-Prospectus.

HCB Bancorp                                       HCB Bancorp is the bank holding company for Harrison County
710 Main Street, N.E.                             Bank. Harrison County Bank operates six banking offices in
Palmyra, Indiana 47164                            southeastern Indiana. At June 30, 1999, HCB Bancorp had
(812) 364-6192                                    total assets of $88.1 million, deposits of $75.4 million,
                                                  and shareholders' equity of $12.1 million.

                                                  For financial statements and a discussion of HCB Bancorp's recent results of operations, see Appendix E.

                   The First Capital Shareholders' Annual Meeting

Place, Date and Time (page__)                     First Capital's annual meeting will be held at First
                                                  Federal's main office at 220 Federal Drive, N.W., Corydon,
                                                  Indiana on __________, 1999 at __:00 a.m., local time.

Purpose of the Meeting (page__)                   At the annual meeting, First Capital shareholders will be
                                                  asked to:

                                                  1.   approve the merger agreement with HCB Bancorp;

                                                  2.   elect seven directors;

                                                  3.   approve the First Capital, Inc. 1999 Stock-Based
                                                       Incentive Plan;

                                                  4.   ratify the appointment of Monroe Shine & Co., Inc. as
                                                       independent auditors for First Capital for the 2000
                                                       fiscal year; and

                                                  5.   transact any other business that may properly come
                                                       before the meeting.

Who Can Vote At the Meeting (page__)              You can vote at the meeting of First Capital shareholders if you owned First Capital common stock at the close of
                                                  business on __________, 1999. You will be able to cast one vote for each share of First Capital common stock you owned at that time. As of __________, 1999, there were 1,291,824 shares of First Capital common stock outstanding.

What Vote is Required for Approval of             In order to approve the merger agreement, the holders
the Merger Agreement (page__)                     of a majority of the outstanding shares of First Capital
                                                  common stock entitled to vote must vote in its favor. You
                                                  can vote your shares by attending the meeting and voting in person or by completing and mailing the enclosed proxy card.

                    The HCB Bancorp Shareholders' Special Meeting

Place, Date and Time (page__)                     The special meeting will be held at Harrison County Bank's main office at 710 Main Street, N.E., Palmyra, Indiana on
                                                  __________, 1999 at __:00 a.m., local time.

Purpose of the Meeting (page__)                   At the special meeting, HCB Bancorp shareholders will be
                                                  asked to approve the merger agreement with First Capital.

Who Can Vote At the Meeting                       You can vote at the special meeting of HCB Bancorp
(page__)                                          shareholders if you owned HCB Bancorp common stock at the
                                                  close of business on __________, 1999. You will be able to cast one vote for each share of HCB Bancorp common stock you owned at that time. As of __________, 1999, there were
                                                  79,900 shares of HCB Bancorp common stock outstanding.

What Vote is Required for Approval of             In order to approve the merger agreement, the holders
the Merger Agreement (page__)                     of a majority of the outstanding shares of HCB Bancorp
                                                  common stock entitled to vote must vote in its favor. You
                                                  can vote your shares by attending the special meeting and
                                                  voting in person or by completing and mailing the enclosed proxy card.

                                  The Merger

Overview of the Transaction                       We propose a merger of equals in which HCB Bancorp will
(page__)                                          merge with First Capital. Immediately after this merger,
                                                  Harrison County Bank will merge with First Federal Bank. The name of the combined bank will be "First Harrison Bank."

Each HCB Bancorp Share Will Be                    First Capital shareholders.  As a First Capital
Exchanged for 15.5 First Capital                  shareholder, each of your shares of First Capital common
Shares (page__)                                   stock will remain outstanding and unchanged in the merger.
                                                  You do not need to surrender your shares or exchange them
                                                  for new ones.

                                                  HCB Bancorp shareholders. As an HCB Bancorp shareholder,
                                                  upon closing the merger, each of your shares of HCB Bancorp common stock will automatically be converted into the right to receive 15.5 shares of First Capital common stock. You
                                                  will have to surrender your HCB Bancorp stock certificates to receive your shares of First Capital. First Capital will send you written instructions for surrendering your
                                                  certificates after we have completed the merger. For more
                                                  information on how this exchange procedure works, see "The
                                                  Merger --Procedures for Exchanging Your Stock Certificates"
                                                  on page __ of this document.

                                                  Because the number of shares of First Capital common stock that you will receive in the merger is fixed, the value of these shares will fluctuate as the price of First Capital
                                                  common stock changes.

Transaction Generally Tax-Free for                First Capital shareholders.  As your shares of First Capital
First Capital Shareholders and HCB                common stock will remain unchanged, the merger will not
Bancorp Shareholders (page__)                     cause you to recognize any gain or loss for U.S. federal
                                                  income tax purposes.

                                                  HCB Bancorp shareholders. We expect that you generally will not recognize any gain or loss for U.S. federal income tax purposes as a result of your exchange of shares of HCB
                                                  Bancorp common stock. You will, however, have to recognize income or gain in connection with any cash received instead of fractional shares of First Capital common stock.

                                                  This tax treatment may not apply to all HCB Bancorp
                                                  shareholders. Determining the actual tax consequences of the merger to you can be complicated. You should consult your
                                                  own tax

                                                  advisor for a full understanding of the merger's tax
                                                  consequences that are particular to you.

                                                  We will not be obligated to complete the merger unless we
                                                  receive a legal opinion, dated the closing date, that the
                                                  merger will be treated as a transaction of a type that is
                                                  generally tax-free for U.S. federal income tax purposes. In that case, the U.S. federal income tax treatment of the
                                                  merger will be as we have described it above. This opinion, however, will not bind the Internal Revenue Service, which could take a different view.

We Recommend that Shareholders Approve            First Capital shareholders.  The First Capital Board of
the Merger (page__)                               Directors believes that the merger is fair to you and in
                                                  your best interests, and unanimously recommends that you
                                                  vote "FOR" the proposal to approve the merger agreement.

                                                  For a discussion of the circumstances surrounding the merger and the factors considered by First Capital's Board of
                                                  Directors in approving the merger agreement, see pages __
                                                  through __.

                                                  HCB Bancorp shareholders. The HCB Bancorp Board of Directors believes that the merger is fair to you and in your best
                                                  interests, and unanimously recommends that you vote "FOR"
                                                  the proposal to approve the merger agreement.

                                                  For a discussion of the circumstances surrounding the merger and the factors considered by HCB Bancorp's Board of
                                                  Directors in approving the merger agreement, see pages __
                                                  through __.

Our Financial Advisors Believe the                First Capital shareholders.  Charles Webb & Company, a
Exchange Ratio Is Fair to                         Division of Keefe, Bruyette & Woods, has delivered to the
Shareholders (page__)                             First Capital Board of Directors its opinion that, as of the date of this document, the exchange ratio is fair to the
                                                  holders of First Capital common stock from a financial point of view. A copy of this opinion is provided as Appendix B to this document. You should read it completely to understand the procedures followed, assumptions made, matters
                                                  considered, and qualifications and limitations on the review made by Charles Webb in providing this opinion. First
                                                  Capital has agreed to pay Charles Webb $50,000 for its
                                                  services in connection with the merger.

                                                  HCB Bancorp shareholders. Young & Associates, Inc. has
                                                  delivered to the HCB Bancorp Board of Directors its opinion that, as of the date of this document, the terms of the
                                                  merger are fair to the holders of HCB Bancorp common stock from a financial point of view. A copy of this opinion is
                                                  provided as Appendix C to this document. You should read it completely to understand the procedures followed,
                                                  assumptions made, matters considered, and qualifications and limitations on the review made by Young & Associates in
                                                  providing this opinion. HCB Bancorp has agreed to pay Young
                                                  & Associates $55,000 for its services in connection with the merger.

Only HCB Bancorp Shareholders Have                First Capital shareholders.  First Capital shareholders will
Appraisal Rights in the Merger (page__)           not have appraisal rights as a result of the merger.

                                                  HCB Bancorp shareholders. Indiana law provides you with
                                                  dissenters' appraisal rights in the merger. This means that if you are not satisfied with the amount you are receiving in the merger, you are legally entitled to have the value of your shares independently determined and to receive payment in cash based on that valuation. To exercise your
                                                  dissenters' rights you must deliver written notice of your intent to demand payment for your shares to HCB Bancorp at or before the special meeting of HCB Bancorp shareholders
                                                  and you must not vote in favor of the merger. Notices should be addressed to HCB Bancorp's Corporate Secretary and sent to HCB Bancorp at 710 Main Street, N.E., Palmyra, Indiana
                                                  47164. Your failure to follow exactly the procedures
                                                  specified under Indiana law will result in the loss of your dissenters' rights. A copy of the dissenters' rights
                                                  provisions of Indiana law is provided as Appendix D to this document.

Interests of Directors and Officers in            Some of our directors and officers have interests in the
the Merger that Differ From Your                  merger that are different from, or are in addition to,
Interests (page__)                                their interests as shareholders in our companies. The
                                                  members of our Boards of Directors knew about these
                                                  additional interests, and considered them, when they
                                                  approved the merger. These include:

                                                  1.   employment or severance agreements that officers of HCB
                                                       Bancorp will enter into upon completion of the merger;

                                                  2.   the vesting of HCB Bancorp stock options as a result of
                                                       consummation of the merger; and

                                                  3.   provisions in the merger agreement relating to
                                                       indemnification of directors and officers and insurance
                                                       for directors and officers of HCB Bancorp for events
                                                       occurring before the merger.

Regulatory Approvals Needed to                    We cannot complete the merger unless it is approved by the
Complete the Merger (page__)                      Office of Thrift Supervision. First Capital has filed the
                                                  required application with the Office of Thrift Supervision.
                                                  As of the date of this document, we have not received the
                                                  approval of the Office of Thrift Supervision. While we do
                                                  not know of any reason why we would not be able to obtain
                                                  this approval in a timely manner, we cannot be certain when or if we will receive it.

We Expect "Pooling of Interests"                  We expect the merger to qualify for "pooling of interests"
Accounting Treatment (page__)                     accounting treatment. This means that, for accounting and
                                                  financial reporting purposes, we will treat our companies as if they had always been one. We will not be required to
                                                  complete the merger unless we receive a letter from our
                                                  independent accountant telling us that the merger will
                                                  qualify for pooling of interests accounting treatment.

Shared Responsibility for Management              The present management of our respective companies will
and Operations after the Merger (page__)          share the responsibility of managing the combined company.
                                                  The Boards of Directors of First Capital and First Harrison
                                                  Bank after the merger will be comprised of 14 directors and will include the seven current directors of First Capital
                                                  and the seven current directors of HCB Bancorp. James G.
                                                  Pendleton, currently Chairman and Chief Executive Officer of
                                                  First Capital, will serve as Chairman of the Board of First
                                                  Capital after the merger. Earl Book, currently Chairman of the Board of HCB Bancorp, will serve as Chairman of First
                                                  Harrison Bank after the merger. William H. Harrod, currently
                                                  President and Chief Executive Officer of HCB Bancorp and
                                                  Harrison County Bank, will serve as President and Chief
                                                  Executive Officer of First Capital after the merger. Samuel
                                                  E. Uhl, currently President of First Capital and First
                                                  Federal, will serve as President and Chief Executive Officer of First Harrison Bank after the merger.

                             The Merger Agreement

A copy of the merger agreement is provided as Appendix A to this Joint Proxy Statement-Prospectus. Please read the entire merger agreement carefully. It is the legal document that governs the merger.

Conditions to Completing the Merger (page__)      The completion of the merger depends on a number of
                                                  conditions being met. In addition to the parties complying with the merger agreement, these conditions include:

                                                  1.   approval of the merger agreement by both First
                                                       Capital's shareholders and HCB Bancorp's shareholders;

                                                  2.   approval of the merger by regulatory authorities;

                                                  3.   receipt of letters from our independent accountant
                                                       telling us that the merger will qualify as a pooling of
                                                       interests;

                                                  4.   receipt of a tax opinion that the merger qualifies as a
                                                       tax-free reorganization; and

                                                  5.   HCB Bancorp's shareholders having exercised dissenters'
                                                       rights with respect to not more than 10% of the
                                                       outstanding shares of HCB Bancorp common stock.

                                                  Where the law permits, we could decide to complete the
                                                  merger even though one or more of these conditions has not been met. We cannot be certain when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Terminating the Merger Agreement (page__)         We can agree at any time not to complete the merger, even if the shareholders of both our companies have approved it.
                                                  Also, either of us can decide, without the consent of the
                                                  other, to terminate the merger agreement if:

                                                  1.   the shareholders of either company do not approve the
                                                       merger;

                                                  2.   a required regulatory approval is denied or a
                                                       governmental authority blocks the merger;

                                                  3.   we do not complete the merger by April 30, 2000;

                                                  4.   the other party makes a misrepresentation, breaches a
                                                       warranty or fails to satisfy or fulfill a covenant that
                                                       would have a material adverse effect on the party
                                                       seeking to terminate the merger agreement;

                                                  5.   the other party's Board of Directors withdraws or
                                                       revises its recommendation to its shareholders to
                                                       approve the merger agreement; or

                                                  6.   the other party's Board of Directors determines that it
                                                       must accept a superior offer from a third party in the
                                                       exercise of its fiduciary duties.

Termination Fees (page__)                         If either company terminates the merger agreement in order to accept a superior acquisition offer or if, after another party proposes to acquire one of us, that company's
                                                  shareholders fail to approve the merger agreement or that
                                                  company's Board of Directors fails to recommend the merger agreement to its shareholders and within 12 months that
                                                  company enters into a merger agreement with a third party, that company will pay the other a termination fee of
                                                  $500,000.

We May Amend the Terms of the Merger              We can agree to amend the merger agreement, and each of us
and Waive Some Conditions (page__)                can waive our right to require the other party to adhere to the terms and conditions of the merger agreement, where the law allows. However, after our shareholders approve the
                                                  merger agreement, they must approve any amendment or waiver that reduces or changes the consideration to be received by them in the merger.

                          COMPARATIVE PER SHARE DATA

     The following table shows information about our income per common share, dividends per share and book value per share, and similar information reflecting the merger (which we refer to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that we had been merged throughout those periods.

     We also assumed that we will treat our companies as if they had always been combined for accounting and financial reporting purposes (a method known as "pooling of interests" accounting). The information listed as "pro forma equivalent" was obtained by multiplying the pro forma amounts by the exchange ratio of 15.5. We present this information to reflect the fact that HCB Bancorp shareholders will receive 15.5 shares of First Capital common stock for each share of HCB Bancorp common stock exchanged in the merger. We expect that we will incur merger and integration charges as a result of combining our companies. We also anticipate that the combined company will derive financial benefits from the merger that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these expenses or benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

     The information in the follow table is based on, and should be read together with, the historical financial information that First Capital has presented in its prior Securities and Exchange Commission filings and that HCB Bancorp has included in this document. First Capital has incorporated its prior filings into this document by reference. See "Where You Can Find More Information" on page ___.

                                                                          At June 30, 1999
                                                                          ----------------
Book value per share:
  First Capital historical..........................                      $       13.41
  HCB Bancorp historical............................                             151.93
  Pro forma combined/(1)/...........................                              11.46
  HCB Bancorp pro forma equivalent/(2)/.............                             177.63

                                                                       For the Year Ended June 30,
                                                            -------------------------------------------------
                                                                 1999              1998              1997
                                                            -------------     -------------     -------------
Cash dividends declared per share:
  First Capital historical..........................             $   0.29           $  0.27           $  0.27
  HCB Bancorp historical............................                 6.00              5.75              4.80
  Pro forma/(3)/....................................                 0.29              0.27              0.27
  HCB Bancorp pro forma equivalent/(2)/.............                 4.49              4.19              4.19

Diluted net income per share:
  First Capital historical..........................             $   0.77           $  0.74           $  0.62
  HCB Bancorp historical/(4)/.......................                12.77             14.24             13.24
  Pro forma combined................................                 0.79              0.83              0.74
  HCB Bancorp pro forma equivalent/(2)/.............                12.25             12.87             11.43

______________________________
(1) The pro forma combined book value per share of First Capital common stock is based upon the historical total combined common stockholders' equity for First Capital and HCB Bancorp divided by total pro forma common shares of the combined entities.

(2) The pro forma equivalent amounts are computed by multiplying the pro forma combined amounts by a factor of 15.5 to reflect the exchange ratio in the merger.

(3) Pro forma dividends per share represent First Capital's historical dividends per share.

(4) Historical information for HCB Bancorp, which has a December 31 fiscal year end, has been adjusted to reflect a June 30 fiscal year by adding the subsequent six month period and subtracting the comparable preceding year interim amounts from the amounts for the year ended December 31.

                   SELECTED FINANCIAL DATA OF FIRST CAPITAL

     The following tables show summarized historical financial data for First Capital. The information in the following tables is based on historical financial information that either First Capital has presented in its prior filings with the Securities and Exchange Commission or that First Federal has presented in its prior filings with the Office of Thrift Supervision. You should read this summary financial information in connection with First Capital's historical financial information. Financial information for periods before 1999 reflects First Federal only, as First Capital did not commence operations until December 1998. The audited financial statements of First Capital are included in First Capital's 1999 annual report to shareholders, which accompanies this document and in First Capital's filings with the Securities and Exchange Commission. See "Where You Can Find More Information."

                                                                                             At June 30,
                                                                 ------------------------------------------------------------------
                                                                    1999          1998          1997          1996          1995
                                                                 ----------    ----------    ----------    ----------    ----------
                                                                                     (Dollars in thousands)
Selected Financial Condition Data:
Total assets..............................................       $  122,698    $   93,958    $   89,372    $   81,317    $   72,989
Loans receivable, net.....................................           83,887        74,887        69,909        63,365        59,174
Mortgage-backed securities, held to maturity..............              767         1,473         2,045         2,547         3,023
Other debt securities, held to maturity...................            8,480         1,580         4,023         5,267         4,403
Securities available for sale.............................           20,205         4,849         3,684         2,135           603
Cash and interest-bearing deposits/(1)/...................            2,611         6,135         5,039         5,385         3,485
Deposits..................................................           92,014        77,462        70,756        68,232        61,722
Advances from FHLB........................................           12,250         5,250         8,250         3,750         2,750
Shareholders' equity, substantially restricted............           17,340        10,341         9,493         8,805         8,087

                                                                                         Year Ended June 30,
                                                                 ------------------------------------------------------------------
                                                                    1999          1998          1997          1996          1995
                                                                 ----------    ----------    ----------    ----------    ----------
                                                                            (Dollars in thousands, except per share data)
Selected Operating Data:
Interest income...........................................       $    7,799    $    6,860    $    6,500    $    5,997    $    5,637
Interest expense..........................................            4,435         4,112         3,885         3,605         3,176
                                                                 ----------    ----------    ----------    ----------    ----------
Net interest income.......................................            3,364         2,748         2,615         2,392         2,461
Provision for loan losses.................................               44            --            --            --            17
                                                                 ----------    ----------    ----------    ----------    ----------
Net interest income after provision
   for loan losses........................................            3,320         2,748         2,615         2,392         2,444
Non-interest income/(2)/..................................              301           411           176           159           125
Non-interest expense/(3)/.................................            1,987         1,612         1,854         1,200         1,140
                                                                 ----------    ----------    ----------    ----------    ----------
Income before income taxes................................            1,634         1,547           937         1,351         1,429
Income taxes..............................................              632           589           131           501           526
                                                                 ----------    ----------    ----------    ----------    ----------
Net income................................................       $    1,002    $      958    $      806    $      850    $      903
                                                                 ==========    ==========    ==========    ==========    ==========

Per Share Data:
Basic net income..........................................       $     0.78    $     0.74    $     0.63    $     0.66    $     0.71
Diluted net income........................................             0.77          0.74          0.62          0.65          0.70
Dividends(4)..............................................             0.29          0.27          0.27          0.27          0.27

__________________
(1)  Includes interest-bearing deposits in other depository institutions.

(2) Includes one-time gain on sale of old main office building of $169,000 in 1998.

(3)  Includes one-time SAIF assessment of $403,000 in 1997.

(4) Prior to First Federal's conversion to the stock holding company form of organization, First Federal's mutual holding company waived the receipt of all dividends.


                                                                                  At or For the Year Ended June 30,
                                                                 ------------------------------------------------------------------
                                                                    1999          1998          1997          1996          1995
                                                                 ----------    ----------    ----------    ----------    ----------
Selected Consolidated Financial
   Ratios and Other Data:

Return on average assets/(1)/.............................             0.95%         1.08%         0.96%         1.10%         1.25%
Return on average equity/(2)/.............................             6.56          9.56          8.81         10.00         11.64
Interest rate spread during period/(3)/...................             2.71          2.72          2.70          2.59          2.97
Net interest margin/(4)/..................................             3.37          3.27          3.27          3.22          3.51
Non-interest expenses to average assets...................             1.89          1.82          2.22          1.56          1.58
Non-performing assets to total assets/(5)/................               --          0.35          0.14          0.31          0.14
Allowance for loan losses to total loans..................             0.54          0.67          0.71          0.79          0.88
Dividend payout ratio/(6)/................................            40.85         36.74         43.77         44.19         38.78

__________________________
(1)  Calculated by dividing net income by average outstanding assets.

(2)  Calculated by dividing net income by average shareholders' equity.

(3) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(4) Represents net interest income as a percent of average interest-earning assets.

(5) Non-performing assets consist of nonaccrual loans and foreclosed real estate.

(6) Dividend payout ratio is calculated by dividing cash dividends by net income. Percentages for periods prior to 1999 are computed for First Federal's public shareholders only (i.e., excluding First Federal's former mutual holding company), considering only their proportionate share of net income. First Federal's former mutual holding company waived receipt of all dividends paid by First Federal.

                    SELECTED FINANCIAL DATA OF HCB BANCORP

     The following tables show summarized historical financial data for HCB Bancorp. You should read this summary financial information in connection with the historical financial statements and the other more detailed financial information regarding HCB Bancorp contained in this document. Financial information for the periods before 1995 reflects Harrison County Bank only, as HCB Bancorp did not commence operations until March 31, 1995. The audited financial statements of HCB Bancorp and the unaudited financial statements of HCB Bancorp for the six months ended June 30, 1999 and 1998 are included in Appendix E. HCB Bancorp's unaudited financial statements for the six months ended June 30, 1999 and 1998 include normal, recurring adjustments necessary to fairly present the data for those periods. The unaudited data is not necessarily indicative of expected results of a full year's operation.

                                                  At June 30,                         Year Ended December 31,
                                                                ------------------------------------------------------------------
                                                     1999          1998          1997          1996          1995          1994
                                                  ----------    ----------    ----------    ----------    ----------    ----------
                                                                    (Dollars in thousands, except per share data)
Selected Financial Condition Data:
Total assets.............................         $   88,113    $   86,405    $   83,062    $   81,511    $   68,030    $   70,152
Loans receivable, net....................             59,318        58,036        48,767        47,786        39,400        38,793
Securities held to maturity..............              2,750         3,646         8,954        11,924        17,277        25,959
Securities available for sale/(1)/.......             12,904        12,542        14,504        12,295         4,892            --
Cash and interest-bearing deposits/(2)/..              5,991         6,640         4,532         3,444         3,562         2,880
Federal funds sold.......................              2,800         1,900         3,000         1,100           300            --
Deposits.................................             75,355        74,078        71,241        70,451        57,684        60,088
Shareholders' equity.....................             12,139        11,736        11,118        10,416         9,814         9,137


                                                  For the Six
                                                 Months Ended
                                                   June 30,                           Year Ended December 31,
                                            ----------------------   --------------------------------------------------------------
                                               1999        1998         1998         1997         1996         1995         1994
                                            ----------  ----------   ----------   ----------   ----------   ----------   ----------
                                                                (Dollars in thousands, except per share data)
Selected Operating Data:
Interest income...........................  $    3,123  $    3,160   $    6,335   $    6,299   $    5,777   $    5,222   $    5,014
Interest expense..........................       1,280       1,340        2,664        2,659        2,492        2,220        2,055
                                            ----------  ----------   ----------   ----------   ----------   ----------   ----------
   Net interest income....................       1,843       1,820        3,671        3,640        3,285        3,002        2,959
Provision (credit) for loan losses........          66           5           65           --           --          (40)          (4)
                                            ----------  ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after provision
   for loan losses........................       1,777       1,815        3,606        3,640        3,285        3,042        2,963
Non-interest income.......................         316         357          669          563          464          380          361
Non-interest expense......................       1,368       1,351        2,687        2,488        2,309        1,904        1,787
                                            ----------  ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes................         725         821        1,588        1,715        1,440        1,518        1,537
Income tax expense........................         234         265          503          583          488          511          499
                                            ----------  ----------   ----------   ----------   ----------   ----------   ----------
   Net income.............................  $      491  $      556   $    1,085   $    1,132   $      952   $    1,007   $    1,038
                                            ==========  ==========   ==========   ==========   ==========   ==========   ==========

Per Share Data:
Net income per common share - basic/(3)/..  $     6.14  $     6.96   $    13.58   $    14.15   $    11.90   $    12.58   $    12.98
Dividends.................................          --          --         6.00         5.75         4.80         4.00         3.50

________________________________
(1) Effective January 1, 1994, HCB Bancorp adopted FASB Statement No. 115 which requires securities classified as available for sale to be carried at fair value. On December 31, 1995, HCB Bancorp transferred securities from the held to maturity classification to available for sale in accordance with Statement No. 115 implementation guidance issued by FASB.

(2)  Includes interest-bearing deposits in other depository institutions.

(3) HCB Bancorp had no potentially dilutive common shares for the periods presented.

                                                    At or For
                                                 the Six Months
                                                 Ended June 30,                  At or For the Year Ended December 31,
                                            ----------------------   --------------------------------------------------------------
                                               1999        1998         1998         1997         1996         1995         1994
                                            ----------  ----------   ----------   ----------   ----------   ----------   ----------
Selected Consolidated Financial
   Ratios and Other Data:

Return on average assets/(1)/.............        0.57%       0.67%        1.29%        1.38%        1.26%        1.47%        1.47%
Return on average equity/(2)/.............        4.20        4.87         9.28        10.14         9.29        10.44        11.85
Interest rate spread during period/(3)/...        3.88        3.90         3.90         3.94         4.51         4.44         3.96
Net interest margin/(4)/..................        4.60        4.69         4.71         4.76         4.89         4.84         4.67
Non-interest expenses to average assets...        1.58        1.62         3.21         3.03         3.05         2.78         2.53
Non-performing assets to total
  assets/(5)/.............................        0.17        0.19         0.17         0.11         0.50         0.68         0.51
Allowance for loan losses to total loans..        1.18        1.22         1.20         1.42         1.54         1.72         1.72
Dividend payout ratio.....................          --          --        44.18        40.59        40.34        31.78        26.97

____________________
(1)  Net income divided by average assets.

(2)  Net income divided by average equity.

(3) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.

(4)  Net interest income as a percentage of average interest-earning assets.

(5) Nonperforming assets consist of nonperforming loans and foreclosed real estate.

                   SUMMARY SELECTED PRO FORMA COMBINED DATA

     The following unaudited pro forma condensed combined selected financial data combines First Capital's historical results with HCB Bancorp's historical results, in each case, for the fiscal years ended June 30, 1999 and 1998 and, in each case, giving effect to the merger as if it had occurred on July 1, 1997. The pro forma information reflects the "pooling of interests" method of accounting.

     We expect that we will incur merger and integration charges as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these expenses or benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the new company would have been had our companies been combined during these periods.

     You should read this summary pro forma information in conjunction with the information under "Pro Forma Information."

                                                                                     At or For the Years Ended
                                                                                              June 30,
                                                                               -------------------------------------
                                                                                     1999                 1998
                                                                               -----------------   -----------------
                                                                               (in thousands, except per share data)
Pro forma combined income statement data:

Interest income..............................................................         $   14,091          $   13,197
Interest expense.............................................................              7,039               6,796
Net interest income..........................................................              7,052               6,401
Provision for loan losses....................................................                170                   5
Net interest income after provision for loan losses..........................              6,882               6,396
Non-interest income..........................................................                932               1,066
Non-interest expense.........................................................              4,691               4,205
Net income...................................................................              2,018               2,096

Pro forma combined balance sheet data:

Total assets.................................................................         $  210,890          $  178,007
Loans receivable, net........................................................            143,205             129,326
Deposits.....................................................................            167,369             149,177
Total shareholders' equity...................................................             29,017              22,007

Pro forma per share data:

Basic net income.............................................................         $     0.80          $     0.83
Diluted net income...........................................................               0.79                0.83
Dividends declared (1).......................................................               0.29                0.27

______________________
(1) Pro forma dividends per share represent First Capital's historical dividends per share.

                     MARKET PRICE AND DIVIDEND INFORMATION

     First Capital common stock is listed on the Nasdaq SmallCap Market under the symbol FCAP. There is no established trading market for HCB Bancorp common stock and trading in HCB Bancorp common stock is limited. The absence of an established market may affect the prices at which HCB Bancorp's shares are traded.

     The following table lists the high and low prices per share for First Capital common stock and the cash dividends declared by First Capital and HCB Bancorp for the periods indicated. On December 31, 1998, First Capital became the holding company for First Federal in connection with First Federal's conversion from the mutual holding company to the stock holding company form of organization. In connection with this conversion, First Capital exchanged 2.5638 shares of its common stock for each share of First Federal common stock. For periods before December 31, 1998, the following table reflects the price per share and dividends for First Federal common stock divided by 2.5638. As First Federal common stock was not listed or quoted on an established market before December 31, 1998, share price information for periods before that date reflect trades known to management.

                                                                                                HCB
                                                                                              Bancorp
                                                                                               Common
                                                    First Capital Common Stock                 Stock
                                             -----------------------------------------    ----------------
                                               High           Low            Dividends      Dividends/(1)/
                                             --------       --------         ---------    -----------------
Fiscal 1998
   Quarter ended September 30, 1997....      $   7.80       $   7.80         $  0.068            $     --
   Quarter ended December 31, 1997.....          7.80           7.80            0.068                5.75
   Quarter ended March 31, 1998........          7.80           7.80            0.068                  --
   Quarter ended June 30, 1998.........          7.80           7.80            0.068                  --

Fiscal 1999
   Quarter ended September 30, 1998....          8.60           7.80            0.068                  --
   Quarter ended December 31, 1998.....          8.60           7.80            0.068                6.00
   Quarter ended March 31, 1999........         10.94           8.50             0.07                  --
   Quarter ended June 30, 1999.........         11.81           8.88             0.08                  --

Fiscal 2000                                                                                            --
    Quarter ended September 30, 1999
        (through __________, 1999).....                                          0.10

    ________________
    (1)   HCB Bancorp pays an annual dividend at the end of its fiscal year.

     Based on First Capital's current quarterly dividend, the equivalent per share annual dividend for each share of HCB Bancorp common stock is $6.20. This amount was computed by multiplying $.40, which is the indicated annual dividend for each share of First Capital common stock, by the exchange ratio of 15.5.

     The following table shows the closing price per share of First Capital common stock, and the equivalent per share price for HCB Bancorp common stock giving effect to the merger on (1) July 19, 1999, which is the last business day preceding the public announcement of the proposed merger; and (2) _________, 1999, which is the last practicable trading day before the mailing of this document. The equivalent per share price of HCB Bancorp common stock was computed by multiplying the price of First Capital common stock by the exchange ratio of 15.5.

                                                             Equivalent Price
                                         First Capital        Per Share of
                                         Common Stock       HCB Bancorp Stock
                                         -------------      -----------------

     July 19, 1999...............           $  11.25            $  174.38
     __________, 1999............           $                   $

     The last known trade of HCB Bancorp common stock prior to the announcement of the proposed merger agreement occurred in September, 1998, at a price of $176.00 per share.

     You should obtain current market quotations for First Capital common stock as the market price of First Capital common stock will fluctuate between the date of this document and the date on which the merger is completed, and thereafter. You can get these quotations from a newspaper, on the Internet or by calling your broker. Because the number of shares of First Capital common stock that HCB Bancorp stockholders will receive is fixed and because the market price of First Capital common stock fluctuates, the value of the shares of First Capital common stock that HCB Bancorp stockholders will receive may increase or decrease before and after the merger.

     As of ______________, 1999, there were approximately 1063 holders of record of First Capital common stock. As of __________, 1999, there were approximately 311 holders of record of HCB Bancorp common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

     Following the merger, the declaration of dividends will be at the discretion of the First Capital Board of Directors (as combined) and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of First Capital, applicable state law and government regulations and other factors deemed relevant by the First Capital Board of Directors. As described under "Regulation And Supervision of First Capital--Federal Savings Institution Regulation--Limitation on Capital Distributions," federal law limits the ability of First Federal to pay dividends to First Capital. The merger agreement restricts cash dividends payable on First Capital common stock and HCB Bancorp common stock pending consummation of the merger. See "The Merger Agreement--Conduct of Business Prior to the Merger."

                 ANNUAL MEETING OF FIRST CAPITAL SHAREHOLDERS

Place, Date and Time

     The meeting will be held at First Federal's main office at 220 Federal Drive, N.W., Corydon, Indiana on _______, __________, 1999, at __:00 a.m., local time.

Purpose of the Meeting

     The purpose of the meeting is to:

     1. consider and vote on a proposal to approve and adopt the merger agreement;

     2.   elect directors;

     3. consider and vote on a proposal to approve the First Capital, Inc. 1999 Stock-Based Incentive Plan;

     4. ratify the appointment of Monroe Shine & Co., Inc. as independent auditors; and

     5.   act on any other matters brought before the meeting.

Who Can Vote at the Meeting

     You are entitled to vote your First Capital common stock if the records of First Capital showed that you held your shares as of the close of business on __________, 1999. As of the close of business on that date, a total of 1,291,824 shares of First Capital common stock were outstanding. Each share of common stock has one vote. As provided in First Capital's Articles of Incorporation, record holders of First Capital's common stock who beneficially own, either directly or indirectly, in excess of 10% of First Capital's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

     If you are a beneficial owner of First Capital common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of First Capital common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

     The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the merger agreement and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

     The approval and adoption of the merger agreement will require the affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote at the meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the merger agreement.

     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the approval of the 1999 Stock-Based Incentive Plan and the ratification of the appointment of Monroe Shine & Co. as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. These matters will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On any such matter, abstentions and broker non-votes will have no effect on the voting.

     As of __________, 1999, directors and executive officers of First Capital, and persons closely associated with them, beneficially owned 143,419 shares of First Capital common stock, not including shares that may be acquired upon the exercise of stock options. This equals 11.1% of the outstanding shares of First Capital common stock. As of the same date, HCB Bancorp and its directors and executive officers beneficially owned 26,269 shares of First Capital common stock.

Voting by Proxy

     This document is being sent to you by the Board of Directors of First Capital for the purpose of requesting that you allow your shares of First Capital common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of First Capital common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by First Capital's Board of Directors. The First Capital Board unanimously recommends a vote "FOR" approval of the merger agreement, the election of the nominees for director, approval of the 1999 Stock-Based Incentive Plan, and the appointment of independent auditors.

     If any matters not described in this document are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement. First Capital does not know of any other matters to be presented at the meeting.

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of First Capital in writing before your common stock has been voted at the annual meeting, deliver proxy instructions with a later date, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

     If your First Capital common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this document.

     First Capital will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of First Capital may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. First Capital will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. First Capital has retained Regan & Associates, Inc. to assist in soliciting proxies for a fee of $3,000 plus reimbursable expenses up to $1,500.

Participants in First Federal's ESOP

     If you participate in First Federal's Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in your plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the trustees' exercise of their fiduciary obligations.

                  SPECIAL MEETING OF HCB BANCORP SHAREHOLDERS

Place, Date and Time

     The meeting will be held at Harrison County Bank's main office at 710 Main Street, N.W., Palmyra, Indiana on _______, __________, 1999, at __:00 a.m.,
local time.

Purpose of the Meeting

     The purpose of the special meeting is to consider and vote on a proposal to approve and adopt the merger agreement and to act on any other matters brought before the meeting.

Who Can Vote at the Meeting

     You are entitled to vote your HCB Bancorp common stock if the records of HCB Bancorp showed that you held your shares as of the close of business on __________, 1999. As of the close of business on that date, a total of 79,900 shares of HCB Bancorp common stock were outstanding. Each share of common stock has one vote.

Vote Required

     The special meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.

     Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of HCB Bancorp common stock entitled to vote at the meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the merger agreement. Abstentions will have the same effect as a vote against the merger agreement.

     As of __________, 1999, directors and executive officers of HCB Bancorp, and persons closely associated with them, beneficially owned 12,650 shares of HCB Bancorp common stock, not including shares that may be acquired upon the exercise of stock options. This equals 15.8% of the outstanding shares of HCB
Bancorp common stock.   As of the same date, neither First Capital nor any of
its directors and executive officers owned any shares of HCB Bancorp common stock.

Voting by Proxy

     This document is being sent to you by the Board of Directors of HCB Bancorp for the purpose of requesting that you allow your shares of HCB Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of HCB Bancorp common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by HCB Bancorp's Board of Directors. The HCB Bancorp Board unanimously recommends a vote "FOR" approval of the merger agreement.

     If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement. HCB Bancorp does not know of any other matters to be presented at the meeting.

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of HCB Bancorp in writing before your common stock has been voted at the special meeting, deliver proxy instructions with a later date, or attend the meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

     HCB Bancorp will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of HCB Bancorp may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

                    OWNERSHIP OF FIRST CAPITAL COMMON STOCK

     The following table provides information as of ______, 1999 with respect to persons known to First Capital that may be considered to own more than 5% of the outstanding shares of First Capital common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

                                     Number of     Percent of Common
Name and Address                   Shares Owned    Stock Outstanding
----------------                   ------------    -----------------

Douglas T. Breeden                   78,450(1)           6.1%
Smith Breeden Associates, Inc.
100 Europa Drive, Suite 200
Chapel Hill, NC 27514

_______________________
(1) The number of shares owned by Mr. Breeden is based on a Schedule 13G filed with the Securities and Exchange Commission on July 2, 1999. This filing reports ownership by Mr. Breeden of 28,250 shares and ownership by Smith Breeden Associates, Inc., which is controlled by Mr. Breeden, of 50,200 shares.


     The following table provides information about the shares of First Capital common stock that may be considered to be owned by each director of First Capital and by all directors and executive officers of First Capital as a group as of _______________, 1999.

                                                                      Number of Shares
                                                                         That May Be
                                                   Number of           Acquired Within       Percent of
                                                 Shares Owned            60 Days By         Common Stock
Name/Title                                   (excluding options)     Exercising Options     Outstanding
----------------------------------           -------------------     ------------------     -----------
J. Gordon Pendleton                                23,793                     --               1.8%
 Chief Executive Officer and Director
Samuel E. Uhl                                      19,192                  5,129               1.9
 President and Director
Mark D. Shireman                                   31,223(1)                  --               2.4
 Director
Dennis L. Huber                                     5,870                     --               0.5
 Director
Kenneth R. Saulman                                  9,103(2)                  --               0.7
 Director
John W. Buschmeyer                                 22,717(3)                  --               1.8
 Director
Gerald L. Uhl                                      26,824(4)                 409(5)            2.1
 Director
All directors and executive officers              143,419                 16,177              12.2
 as a group (10 persons)

____________________
(1) Includes 6,000 shares owned by Mr. Shireman's spouse and 500 shares owned by Mr. Shireman's children.
(2) Includes 1,795 shares owned by a corporation controlled by Mr. Saulman.
(3) Includes 5,560 shares owned by Mr. Buschmeyer's spouse.
(4) Includes 10,626 shares owned by Mr. Uhl's spouse.
(5) Includes 409 shares that may be acquired pursuant to options held by Mr. Uhl's spouse.

                     OWNERSHIP OF HCB BANCORP COMMON STOCK

     The following table provides information as of _____________, 1999 with respect to persons known to HCB Bancorp that may be considered to own more than 5% of HCB Bancorp's outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

                                     Number of     Percent of Common
Name and Address                   Shares Owned    Stock Outstanding
----------------                   ------------    -----------------

Mary Barry                            5,228(1)           6.5%
3150 Railroad Avenue
Crandall, Indiana  47144

Earl H. Book                          4,970(2)           6.2
11570 N. Bradford Rd., N.E.
Palmyra, Indiana 47164

_______________
(1) Includes 3,064 shares owned by Mrs. Barry's mother over which Mrs. Barry has voting power.
(2) Includes 1,300 shares owned by Mr. Book's spouse.

     The following table provides information about the shares of HCB Bancorp common stock that may be considered to be owned by each director of HCB Bancorp and by all directors and executive officers of HCB Bancorp as a group as of _______________, 1999.

                                                                                Number of Shares
                                                                                   That May Be
                                                             Number of           Acquired Within       Percent of
                                                           Shares Owned            60 Days By         Common Stock
Name/Title                                             (excluding options)     Exercising Options     Outstanding
----------------------------------                     -------------------     ------------------     -----------
Earl H. Book                                                  4,970(1)                  --                 6.2%
 Chairman of the Board
William W. Harrod                                               100                    150                 0.3
 President, Chief Executive Officer and Director
James S. Burden                                                 770(2)                  --                 1.0
 Director
Marvin E. Kiesler                                             2,600(3)                  --                 3.3
 Director
Michael L. Shireman                                             400(4)                  --                 0.5
 Director
Loren E. Voyles                                               3,420(5)                  --                 4.3
 Director
James E. Nett                                                   200                     --                 0.3
 Director
All directors and executive officers                         12,650                    250                16.1
 as a group (nine persons)

________________
(1) Includes 1,300 shares owned by Mr. Book's spouse.
(2) Includes 200 shares owned by Mr. Burden's spouse.
(3) Includes 1,480 shares owned by Mr. Kiesler's spouse and 90 shares owned by a minor for whom Mr. Kiesler acts as guardian.
(4) Includes 200 shares owned by Mr. Shireman's spouse.
(5) Includes 3,170 shares owned by Mr. Voyles' spouse.

                                  THE MERGER

     The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this Joint Proxy Statement-Prospectus as Appendix A. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

The Parties to the Merger

     First Capital, Inc. First Capital became the holding company for First Federal in December 1998 in connection with First Federal's conversion from the mutual holding company to the stock holding company form of organization. As a savings and loan holding company, First Capital is subject to regulation by the Office of Thrift Supervision (the "OTS"). Since its formation, First Capital's principle business has been to direct and coordinate the business of First Federal.

     First Federal, which was founded in 1891, is a federally chartered savings bank located in Corydon, Indiana. First Federal is regulated by the OTS and its deposits are insured by the FDIC up to applicable limits. First Federal operates as a retail financial institution dedicated to financing home ownership and other consumer needs. First Federal currently operates three banking offices in Harrison County, Indiana.

     FC Acquisition Corp. is a wholly owned subsidiary of First Capital that was formed by First Capital solely for the purpose of effecting the merger with HCB Bancorp.

     For financial statements of First Capital and a discussion of First Capital's recent results of operations, see First Capital's 1999 annual report to shareholders, which accompanies this Joint Proxy Statement-Prospectus.

     HCB Bancorp. HCB Bancorp is an Indiana corporation and a bank holding company organized on March 31, 1995, and is headquartered in Palmyra, Indiana. HCB Bancorp owns all of the issued and outstanding shares of common stock of Harrison County Bank, and its business consists primarily of the ownership, supervision and control of Harrison County Bank. The common stock of Harrison County Bank is HCB Bancorp's principal asset and dividends paid by Harrison County Bank are HCB Bancorp's principal source of income.

     Harrison County Bank is an Indiana-chartered bank originally organized and chartered on September 10, 1938, and has continuously operated since that date. Harrison County Bank conducts a general banking business and provides commercial and retail banking services to individuals, partnerships, corporations, associations and other entities from its six banking offices located in Harrison, Floyd and Washington Counties, Indiana. These services including accepting demand, savings and time deposits; making commercial, real estate, agricultural, industrial and consumer loans; providing fiduciary and trust services; and providing other services relating to the general commercial banking business.

     Harrison County Bank has a wholly-owned subsidiary, HCB Insurance Agency, Inc., which was formed in 1993. HCB Insurance Agency, Inc. markets and sells non-deposit investment products, such as mutual funds and annuities, and property, casualty and life insurance products to both customers of Harrison County Bank and to the general public in the communities served by Harrison County Bank.

     For financial statements of HCB Bancorp and a discussion of the HCB Bancorp's recent results of operations, see Appendix E.

Form of the Merger; Conversion of HCB Bancorp Common Stock

     Our Boards of Directors each have unanimously approved a merger agreement that provides for the combination of First Capital and HCB Bancorp. The combination will be accomplished through the merger of HCB Bancorp with FC Acquisition Corp., a wholly owned subsidiary of First Capital. HCB Bancorp will survive the merger and become a wholly owned subsidiary of First Capital. HCB Bancorp will then merge into First Capital, with First Capital being the surviving corporation. Upon completion of the merger, each share of HCB Bancorp common stock will be converted into the right to receive 15.5 shares of First Capital common stock. The common stock of First Capital will continue to trade on the Nasdaq SmallCap Market under the symbol "FCAP" after completion of the merger.

     Immediately after the merger, Harrison County Bank will merge into First Federal Bank. The surviving bank will be First Federal Bank. Upon completion of the bank merger, the combined bank will adopt the name "First Harrison Bank."

Procedures for Exchanging Your HCB Bancorp Stock Certificates

     Within ten days after the completion of the merger, First Capital's transfer agent, Registrar and Transfer Company, will mail to each HCB Bancorp shareholder a form of transmittal letter with instructions on how to surrender certificates representing shares of HCB Bancorp common stock.

     Please do not send in your HCB Bancorp stock certificates until you receive the letter of transmittal and instructions from Registrar and Transfer Company. Do not return your stock certificates with the enclosed proxy.

     After you mail the letter of transmittal and your HCB Bancorp stock certificates to Registrar and Transfer Company, your First Capital stock certificates will be mailed to you. The HCB Bancorp certificates you surrender will be canceled.

     Until you surrender your HCB Bancorp stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to First Capital common stock into which your shares have been converted. When you surrender your HCB Bancorp stock certificates, First Capital will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of HCB Bancorp common stock. HCB Bancorp stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for First Capital common stock.

     If your HCB Bancorp stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Registrar and Transfer Company will send you instructions on how to provide evidence of ownership.

     Holders of First Capital common stock will not be required to exchange certificates representing their shares of First Capital common stock or otherwise take any action as a result of the completion of the merger. There is no need for First Capital shareholders to submit their First Capital common stock certificates to First Capital, Registrar and Transfer Company or to any other person in connection with the merger.

Treatment of HCB Bancorp Stock Options

     Each stock option to acquire HCB Bancorp common stock granted under HCB Bancorp's stock option plan that is outstanding and unexercised immediately before the completion of the merger will automatically become a stock option to purchase shares of common stock of First Capital and will continue to be governed by the terms of the HCB Bancorp stock option plan under which it was granted. First Capital will assume the HCB Bancorp stock option plan. In each case, the number of shares of First Capital common stock subject to the new First Capital stock option will be equal to the product of the number of shares of HCB Bancorp common stock subject to the HCB Bancorp stock option and the exchange ratio, rounded to the nearest whole share. The exercise price per share of First Capital common stock subject to the new First Capital stock option will be equal to the exercise price per share of HCB Bancorp common stock under the HCB Bancorp stock option divided by the exchange ratio, rounded to the nearest whole cent. The duration and other terms of each new First Capital stock option will be the same as the prior stock option. In any event, stock options that are incentive stock options under the Internal Revenue Code will be adjusted in the manner prescribed by the Internal Revenue Code.

Tax Free Transaction for HCB Bancorp Shareholders

     The following is a discussion of the material federal income tax consequences of the merger to holders of HCB Bancorp common stock. The discussion is based upon the Internal Revenue Code, Treasury regulations, IRS rulings, and judicial and administrative decisions in effect as of the date of this Joint Proxy Statement-Prospectus. This discussion assumes that the HCB Bancorp common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to HCB Bancorp shareholders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies. The opinion of counsel referred to in this section will be based on facts existing at the completion of the merger. In rendering its opinion, counsel will require and rely upon representations contained in certificates of officers of First Capital, HCB Bancorp and others.

     It is a condition to the obligation of First Capital and HCB Bancorp to complete the merger that the parties receive an opinion of Muldoon, Murphy & Faucette LLP, dated as of the completion of the merger, that the merger will be treated as a reorganization within the meaning of the Internal Revenue Code. If either of us waives the requirement of receiving a tax opinion and there is a material change in tax consequences to First Capital shareholders or HCB Bancorp shareholders, you will be notified and given the opportunity to confirm or change your vote. Because the merger will be treated as a reorganization:

     . neither First Capital nor HCB Bancorp will recognize any gain or loss as a result of the merger;

     . HCB Bancorp shareholders who exchange all of their shares of HCB Bancorp common stock solely for First Capital common stock pursuant to the merger will recognize no gain or loss, except for cash received instead of fractional shares;

     . the aggregate tax basis of the shares of First Capital common stock received by HCB Bancorp shareholders, including fractional shares deemed received and redeemed as described below, will equal the aggregate tax basis of the shares of HCB Bancorp common stock surrendered in exchange for that First Capital common stock;

     . the holding period of a share of First Capital common stock received in the merger, including a fractional share deemed received and redeemed as described below, will include the holder's holding period in the HCB Bancorp common stock surrendered in exchange for that First Capital common stock; and

     . cash received by an HCB Bancorp shareholder instead of a fractional share interest in First Capital common stock will be treated as received in redemption of that fractional share interest, and an HCB Bancorp shareholder will recognize capital gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of HCB Bancorp common stock allocable to that fractional share interest. If, however, the cash received has the effect of the distribution of a dividend with respect to an HCB Bancorp shareholder, part or all of the cash received may be treated as a dividend.

     The tax opinion to be delivered to us in connection with the merger is not binding on the Internal Revenue Service or the courts, and we do not intend to request a ruling from the Internal Revenue Service with respect to the merger.

     The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state and/or local taxes.

Background of the Merger

     Since First Capital formed a mutual holding company in 1993, the First Capital Board and management has considered various strategic alternatives for growth. Several years ago, management of First Capital identified a merger with HCB Bancorp as an opportunity to combine with a similarly sized institution with a comparable operating strategy and complimentary market area. Over the years, the two companies had occasional informal discussions regarding a possible business combination, but had been unable to accomplish a combination while First Capital had a mutual holding company structure.

     During the 1990's, HCB Bancorp has on a regular basis analyzed the present condition of Harrison County Bank, the marketplace and its prospects for growth and success. In 1994, the Board of Directors of Harrison County Bank instituted the formation of HCB Bancorp as a holding company for Harrison County Bank, which was consummated on March 31, 1995. This action was intended to provide greater flexibility to grow, expand and change as the marketplace changed in order to remain successful. In addition to the bank holding company structure, the HCB Bancorp Board has explored other corporate strategies to realize the maximum return on capital for shareholders while effectively competing in its marketplace.

     In late February 1999, after the completion of First Federal's conversion from a mutual holding company form to a stock holding company form of organization, J. Gordon Pendleton, the Chairman and Chief Executive Officer of First Capital, contacted Earl Book, the Chairman of HCB Bancorp, to discuss the possibility of a business combination between First Capital and HCB Bancorp. Following their discussion, Mr. Pendleton, Samuel E. Uhl, the President of First Capital, and two directors of First Capital met twice in February and March with Mr. Book, William W. Harrod, the President and Chief Executive Officer of HCB Bancorp, and a director of HCB Bancorp to further discuss the nature of a business combination between First Capital and HCB Bancorp. Having determined that a business combination with HCB Bancorp merited further consideration, in May, 1999, First Capital requested and received approval from the OTS to engage in discussions with HCB Bancorp. Approval from the OTS was necessary pursuant to customary conditions imposed in the OTS's approval of First Federal's conversion to the stock holding company form of organization.

     In late May, 1999, HCB Bancorp, with the assistance of its financial advisor, Young & Associates, evaluated the combined companies and suggested an exchange ratio for converting HCB Bancorp common stock to First Capital common stock. First Capital, with the assistance of Charles Webb, considered this evaluation and suggested modifications to the exchange ratio.

     On June 10, 1999, Mr. Pendleton reported to the First Capital Board on the progress of discussions with HCB Bancorp. Over the next few weeks, representatives of First Capital and HCB Bancorp met several times to discuss the exchange ratio, the composition of the Board of Directors and management after the merger, and other operational issues. At the end of June, 1999, representatives of First Capital and HCB Bancorp conducted a due diligence investigation with respect to each other. This investigation included a review of operational matters, loans, investments, contractual obligations, regulatory relations and the status of each party's preparations to be Year 2000 compliant.

     On July 6, 1999, First Capital provided HCB Bancorp with an initial draft of a definitive merger agreement. Over the next two weeks, representatives of First Capital and HCB Bancorp negotiated the terms of the merger agreement. The progress of the negotiations were reported to the members of the First Capital Board throughout this period.

     A final draft of the merger agreement was provided to the First Capital Board on July 17, 1999. On July 19, the First Capital Board met with legal counsel to review the contents of the merger agreement. Legal counsel also reviewed with First Capital's Board its fiduciary duties to shareholders in the context of a combination with HCB Bancorp. Charles Webb presented its analysis and delivered its opinion that the exchange ratio was fair, from a financial point of view, to the shareholders of First Capital. The First Capital Board then discussed the terms of the merger agreement and the presentation by Charles Webb. After conclusion of the review and discussion, a vote was taken and First Capital's Board unanimously approved the merger agreement and authorized Mr. Pendleton and Mr. Uhl to execute the merger agreement and related documents on behalf of First Capital.

     The HCB Bancorp Board of Directors met on July 16, 1999 to review the final draft of the merger agreement negotiated between First Capital and HCB Bancorp and assisted by legal counsel for both parties. The HCB Bancorp Board met with its legal counsel to review the structure of the transaction, the terms of the merger and many other details of the final agreement. After lengthy discussion regarding the terms of the merger, the specific provisions of the merger agreement, and the chance to review the draft merger agreement, the Board met again on July 17, 1999 to discuss the transaction. Legal counsel advised the HCB Bancorp Board of its fiduciary duties to the shareholders in considering the proposed transaction with First Capital. A representative of Young & Associates delivered its fairness opinion and presented its analysis as to the fairness of the transaction from a financial perspective to the shareholders of HCB Bancorp. The HCB Bancorp Board discussed the terms of the proposed merger and the merger agreement and the information provided by Young & Associates. The HCB Bancorp Board then voted unanimously to approve the merger agreement, proceed with the transaction and recommend the merger agreement to HCB Bancorp's shareholders for their approval.

Recommendation of the First Capital Board; First Capital's Reasons for the
Merger

     First Capital's Board of Directors has unanimously approved the merger agreement and recommends that First Capital shareholders vote "FOR" the approval of the merger agreement.

     First Capital's Board has determined that the merger and the merger agreement are fair to, and in the best interests of, First Capital and its shareholders. In reaching this determination, the First Capital Board consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial advisor with respect to the financial aspects and fairness of the transaction from a financial point of view. In arriving at its determination, the First Capital Board also considered a number of factors, including the following:

     . Information concerning the businesses, earnings, operations, financial condition and prospects of HCB Bancorp and First Capital, both individually and as combined. The First Capital Board took into account the results of First Capital's due diligence review of HCB Bancorp.

     . The opinion rendered by Charles Webb, as financial advisors to First Capital, that the exchange ratio is fair, from a financial standpoint, to First Capital shareholders (see "--Fairness Opinion of First Capital's Financial Advisor").

     . The complimentary nature of the businesses and market areas of First Capital and HCB Bancorp.

     . The terms of the merger agreement and the structure of the merger, including the fact that the fixed exchange ratio provides certainty as to the number of shares of First Capital common stock to be issued in the merger and that the merger is intended to qualify as a transaction of a type that is generally tax-free for U.S. federal income tax purposes and as a pooling of interests for accounting purposes.

     . The belief of senior management of First Capital that First Capital and HCB Bancorp share a common vision with respect to operating a retail financial institution and that their management and employees possess complimentary skills and expertise.

     . The proposed management of the combined company, including the fact that Mr. Pendleton will serve as Chairman of First Capital and Mr. Uhl will serve as President and Chief Executive Officer of First Harrison Bank.

     .  The historical trading prices for First Capital common stock.

     . The current and prospective economic, competitive and regulatory environment facing First Capital, HCB Bancorp and the financial services industry.

     . Consideration of the effect of the merger on First Capital's other constituencies, including the customers and communities served by First Capital and its employees.

     The discussion of the information and factors considered by the First Capital Board is not intended to be exhaustive, but includes all material factors considered by the First Capital Board. In reaching its determination to approve and recommend the merger, the First Capital Board did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently.

Recommendation of the HCB Bancorp Board; HCB Bancorp's Reasons for the Merger

     HCB Bancorp's Board of Directors has unanimously approved the merger agreement and recommends that HCB Bancorp shareholders vote "FOR" the approval of the merger agreement.

     In response to the factors set forth under "Background of the Merger" on page __, HCB Bancorp's Board has determined that the merger and the merger agreement are in the best interests of HCB Bancorp and its shareholders. In approving the merger agreement, the HCB Bancorp Board consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial advisor with respect to the financial aspects and fairness of the transaction. In arriving at its determination, the HCB Bancorp Board also considered a number of factors, including the following:

     . Information concerning the businesses, earnings, operations, financial condition and prospects of HCB Bancorp and First Capital, both individually and as combined. The HCB Bancorp Board took into account the results of HCB Bancorp's due diligence review of First Capital.

     . The financial advice rendered by Young & Associates, as financial advisors to HCB Bancorp, that the terms of the merger are fair and equitable, from a financial standpoint, to the HCB Bancorp shareholders (see "--Fairness Opinion of HCB Bancorp's Financial Advisor");

     . The terms of the merger agreement and the structure of the merger, including the fact that the fixed exchange ratio provides certainty as to the number of shares of First Capital common stock to be issued in the merger and that the merger is intended to qualify as a transaction of a type that is generally tax-free for U.S. federal income tax purposes and as a pooling of interests for accounting purposes.

     . The proposed management of the combined company, including the fact that Mr. Book will serve as Chairman of First Harrison Bank and Mr. Harrod will serve as President and Chief Executive Officer of First Capital.

     . The historical trading prices for First Capital common stock and the fact that First Capital common stock is listed on the Nasdaq SmallCap Market, which will give HCB Bancorp shareholders a more liquid investment than HCB Bancorp common stock.

     . The current and prospective economic, competitive and regulatory environment facing HCB Bancorp, First Capital and the financial services industry generally.

     . Consideration of the effect of the merger on HCB Bancorp's customers and communities served by HCB Bancorp and its employees.

     . A combination with First Capital would preserve Harrison County Bank's tradition of a strong, independent community bank and would provide access to First Federal's customer base, technology and physical assets in markets not currently served by Harrison County Bank.

     The discussion of the information and factors considered by the HCB Bancorp Board is not intended to be exhaustive, but includes all material factors considered by the HCB Bancorp Board. In reaching its determination to approve and recommend the merger, the HCB Bancorp Board did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently.

Opinion of First Capital's Financial Advisor

     In May 1999, First Capital retained Webb to provide financial advisory and investment banking services in connection with the merger with HCB Bancorp.

     Webb is a nationally recognized investment banking firm, and as part of its investment banking business, is regularly engaged in the valuation of bank, bank holding company, and thrift institution securities in connection with mergers and acquisitions, negotiated underwritings, distributions of listed and unlisted securities, private placements, and valuations for various other purposes. Webb is familiar with the market for common stocks of publicly traded banks, thrifts, and bank and thrift holding companies. The First Capital Board of Directors selected Webb based on Webb's qualifications, reputation, and its experience and expertise in transactions similar to the merger and its prior work for and relationship with First Capital. Webb has acted exclusively for the First Capital Board of Directors in rendering its fairness opinion and will receive a fee for its services.

     Pursuant to its engagement, Webb was asked to render an opinion regarding the fairness, from a financial point of view to the shareholders of First Capital, of the consideration to be issued in the merger. Webb delivered its opinion to the First Capital Board of Directors that, as of July 19, 1999, the exchange ratio is fair, from a financial point of view, to the shareholders of First Capital. That opinion was updated as of the date of this document. Although Webb evaluated the fairness to First Capital's shareholders of the exchange ratio in the merger, Webb did not recommend the exchange ratio, which was determined by First Capital and HCB Bancorp through arms-length negotiations. No limitations were imposed by the First Capital Board of Directors upon Webb with respect to the investigations made or procedures followed by it in rendering its opinion. Webb has consented to the inclusion in this document of the summary of its opinion to the First Capital Board of Directors and to the reference to the entire opinion attached to this document as Appendix B.

     The full text of the opinion of Webb, which is attached as Appendix B to this Joint Proxy Statement-Prospectus, sets forth certain assumptions made, matters considered, and limitations on the review undertaken by Webb, and should be read in its entirety. The summary of the opinion of Webb set forth in this Joint Proxy Statement-Prospectus is qualified in its entirety by reference to the opinion.

     In rendering its opinion, Webb reviewed certain financial and other business data supplied to it by HCB Bancorp including Annual Reports and Proxy Statements for the years ended December 31, 1996, 1997 and 1998, financial reports for the quarter ended March 31,1999, as well as certain other information deemed relevant. Webb discussed with senior management of HCB Bancorp and its wholly owned subsidiary, Harrison County Bank, the current position and prospective outlook for HCB Bancorp. For First Capital, Webb reviewed audited financial statements for the fiscal years ended June 30, 1997 and 1998, the Prospectus dated November 12, 1998 for its conversion to a stock holding company, Form 10-QSB for the quarter ended March 31, 1999, and certain other information it deemed relevant. Because this transaction has been structured as a merger of equals, Webb reviewed the relative contribution of First Capital and HCB Bancorp to the combined company and the resulting relative percentage ownership of the shareholders of each company.

     Webb also reviewed the merger agreement. Webb assumed that the merger will be accounted for as a pooling of interests and that neither HCB Bancorp nor First Capital has taken any action that individually or as part of a series of actions would prohibit the pooling of interests method of accounting for the merger.

     For purposes of its opinion, Webb relied, without independent verification, on the accuracy and completeness of the material furnished to it by the First Capital and HCB Bancorp and the material otherwise made available to it, including information from published sources, and did not make any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations Webb received from First Capital, Webb assumed (with First Capital's consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of the First Capital's management. In addition, Webb did not make or obtain any independent appraisals or evaluations of the assets or liabilities, nor of the potential exposure resulting from Year 2000 issues of First Capital or HCB Bancorp, and potential and/or contingent liabilities of First Capital or HCB Bancorp. Webb further relied on the assurances of management of First Capital and HCB Bancorp that they are not aware of any facts that would make such information inaccurate or misleading. Webb expressed no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the parties to complete the merger, as set forth in the merger agreement.

     The following is a summary of the material analyses prepared by Webb in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Webb believes that its analysis and the summary below must be considered as a whole and that selecting portions of its analysis without considering all analyses, or selecting part of the summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analysis set forth in Webb's presentation and opinion.

     Contribution Analysis. In rendering its opinion, Webb analyzed the contribution of both First Capital and HCB Bancorp in terms of total assets, deposits, equity, net interest income, non operating income and expenses and net income. This contribution was compared to the resultant percentage ownership of the combined company.

                                               First Capital      HCB Bancorp
                                              Contribution to   Contribution to
                                             Combined Company  Combined Company
                                             ----------------  ----------------
       Balance Sheet (as of March 31, 1999)
         Assets                                    57.2%             42.8%
         Loans, net                                57.7%             42.3%
         Deposits                                  53.6%             46.4%
         Equity                                    59.0%             41.0%
       Income Statement(1)
         Net Interest Income                       47.2%             52.8%
         Noninterest Income                        30.8%             69.2%
         Noninterest Expense                       41.4%             58.6%
         Net Income                                50.2%             49.8%


                                        Pro Forma Ownership  Pro Forma Ownership
                                         of First Capital         HCB Bancorp
                                        Shareholders in the  Shareholders in the
                                          Combined Company     Combined Company
                                        -------------------  -------------------
       Primary (2)                              51.1%                48.9%
       Fully-diluted (3)                        51.4%                48.6%

_______________________
1. Based on annualized amounts for First Capital for the nine months ended March 31, 1999 and annualized amounts for HCB Bancorp for the three months ended March 31, 1999.
2. HCB primary shares are based on multiplying the exchange ratio of 15.5 times the 79,900 shares outstanding.
3. HCB fully-diluted shares include primary shares plus the 475 options times the exchange ratio of 15.5

     In rendering its opinion, Webb assumed that in the course of obtaining the necessary approvals for the merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the merger to First Capital or the ability to consummate the merger. Webb's opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date of this document.

     In preparing its analysis, Webb made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Webb, First Capital and HCB Bancorp. The analyses performed by Webb are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Webb's opinion, along with its presentation to the First Capital Board of Directors, was just one of the many factors taken into consideration by the First Capital Board of Directors in approving the merger agreement.

     Pursuant to the engagement letter with First Capital, Webb will receive a fee of $50,000. As of the date of the Proxy Statement, Webb has received $12,500 of such fee. The remainder is due upon completion of the merger. First Capital has also agreed to indemnify Webb against certain liabilities, including liabilities under the federal securities laws, and to reimburse Webb for certain out-of-pocket expenses.

     Webb has in the past provided other financial services to First Capital, including serving as marketing agent for First Capital's initial public offering in 1998, and has received compensation for such services.

Opinion of HCB Bancorp's Financial Advisor

     HCB Bancorp retained Young & Associates, Inc. a financial institution consulting firm of Kent, Ohio, to issue a fairness opinion in connection with the merger. Young & Associates issued its written opinion to the HCB Bancorp Board of Directors on July 17, 1999, stating that the terms of the merger agreement were fair and equitable to HCB Bancorp and its shareholders from a financial point of view. Young & Associates updated its opinion to the date of this document, and reaffirmed that the terms of the merger agreement were fair and equitable both to HCB Bancorp and its shareholders. A copy of the opinion of Young & Associates is set forth as Appendix C to this Joint Proxy Statement-Prospectus and should be read in its entirety.

     Young & Associates regularly evaluates financial institutions and their securities for a wide range of purposes, including but not limited to, mergers and acquisitions. HCB Bancorp selected Young & Associates to issue a fairness opinion on the basis of its experience, reputation, and qualifications.

     Young & Associates provided certain financial analysis to HCB Bancorp during the negotiations between the parties. The terms of the merger agreement, including the exchange ratio, were negotiated by the parties and their legal representatives at arms-length.

     Young & Associates analyzed various public and non-public sources of information in developing its opinion, including but not limited to, (1) financial data of HCB Bancorp and its subsidiary, Harrison County Bank, from December 31, 1995 through June 30, 1999 from published annual reports, internal bank reports and interviews with bank management; (2) financial data regarding First Capital from publicly available regulatory reports; (3) comparative financial data of peers for each institution from public sources; (4) published reports from various sources regarding transactions similar in nature to that proposed in the merger; and (5) the merger agreement.

     The Young & Associates fairness opinion was provided to the HCB Bancorp Board for its information and is directed only to the fairness, from a financial point of view, of the terms of the merger to the holders of HCB Bancorp common stock. It does not address the underlying business decision of HCB Bancorp to engage in the merger and does not constitute a recommendation to the holders of shares of HCB Bancorp common stock as to how they should vote on the merger or related matters.

     Young & Associates performed several analyses which are common within the banking industry and made certain assumptions, which it believes to be reasonable, about future performance. As with any projection of future outcomes, actual performance may vary. While the analysis used various analytical techniques and made use of comparative date, the analysis is not mathematical and involves complex considerations and judgments concerning the financial performance of the institutions. The focus of the analysis was on the value of both HCB Bancorp and First Capital as independent entities, and whether the merger produced equivalent or greater earnings per share to each group of shareholders; whether the price/book and price/earnings to HCB Bancorp, given recent share prices of First Capital, was relative to similar and recent merger transactions; and how the earnings of the institution after the merger might be expected to benefit from the combination of the two entities.

     Financial Analysis of HCB Bancorp and Forecast. Young & Associates analyzed the past and present earnings performance of HCB Bancorp, compared it with peers and projected earnings ten years into the future based on assumptions developed through interviews with management.

     The earnings of HCB Bancorp through Harrison County Bank measured by return on average assets ("ROA") have been higher than banks sharing similar characteristics from December 31, 1995 through June 30, 1999. During this period, HCB Bancorp's return on ROA averaged nearly 1.4%. Banks within the peer group, as reported in the Uniform Bank Performance Report, which compares each individual bank's performance with all banks in the country to the average of those sharing similar characteristics of size, structure and markets, typically earned approximately 1.1%. The return on average equity ("ROE") for HCB Bancorp trailed peer banks during those same periods, reflecting approximately 10.4% for HCB Bancorp versus average peer ratios of 12.0%. HCB Bancorp's ROE has been negatively impacted by its higher levels of Tier 1 leverage capital which has averaged over 13.0%, while peer banks had ratios of approximately 9.0%.

     HCB Bancorp's earnings performance has been affected positively by lower than average non-interest expense as a percentage of average assets and better than average control of loan losses. Both net interest margin and non-interest income have both been near the levels experienced by peer banks. Both components of net interest income, yield on earnings assets and interest cost to fund earning assets, are approximately equal to peer banks. Non-interest expense control, particularly through the control of personnel expense, and the control of loan losses have been the major causes of HCB Bancorp's better than average ROA.

     Young & Associates forecasted earnings of HCB Bancorp and Harrison County ten years into the future based on certain assumptions which it believes to be reasonable. Since the performance of HCB Bancorp over the past five years has been consistent in most of the key ratios, Young & Associates assumed that the ratio relationships, including the rate of growth, would continue to show this stability. Assets were expected to continue to grow modestly at the 5.0% level achieved in recent years and all measures of profitability components were continued at 1998 levels with only minor adjustments. Based on these assumptions, Young & Associates concluded that HCB Bancorp, as an independent financial institution, would reach total assets of approximately $140 million in the tenth year of the forecast and achieve ROA of approximately 1.6% and ROE of approximately 9.5%.

     The following tables show the specific assumptions used and the financial results of the forecast:

                               Assumptions - HCB

                                                  Year 1    Year 5     Year 10
                                                 --------  --------   ---------

Asset growth rate                                   5.00%     5.00%       5.00%
Net interest income                                 4.77      5.00        5.01
Non-interest income/average assets                   .88       .88         .88
Non-interest expense/average assets                 3.20      3.14        3.07
Loan loss provision/average assets                   .10       .10         .10
Dividend payout ratio                              42.50     42.50       42.50

                            Forecast Results - HCB


                                                  Year 1    Year 5     Year 10
                                                 --------  ---------  ---------

Total assets                                      $90,523   $110,032   $140,431
Total equity                                       12,134     15,473     21,037
Net profit after tax                                1,179      1,545      2,205
EPS - (common size without options in dollars)        .95       1.25       1.78
EPS - (common size including options in dollars)      .94       1.24       1.77

     Financial Analysis of First Capital and Forecast. As of June 30, 1999, First Capital through its subsidiary First Federal Bank achieved an ROA of approximately 1.03%. Other thrift institutions with similar characteristics have typically earned slightly less than 1.0%. The components of earnings of First Capital share several similarities with HCB Bancorp, particularly those of lower non-interest expense and better than average control of loan losses. The primary difference between the two organizations can be found in the lower net interest margin experienced by First Capital. That differential between these two institutions has recently been nearly 1.5% of average assets pre-tax. It is partially offset by the relatively lower non-interest expense at First Capital, which gives it an advantage of nearly 1.2% of average assets pre-tax.

     Young & Associates forecasted the earnings of First Capital ten years into the future using certain assumptions which it believes to be reasonable. Most performance measures were continued into the future based on current levels achieved by First Capital. An initial forecast considered how First Capital would have performed in the absence of the merger. A second forecast considered the possible improvements in earnings of the combined companies. Interviews with management of HCB Bancorp identified certain cost savings and earnings enhancements, which were included in the forecast. In the absence of the merger, we assumed that First Capital would continue to grow assets at its recent 7.0% rate, reaching total assets by the tenth year of the forecast of over $221 million. The first year of the forecast was also adjusted to reflect the additional capital raised by First Capital and additional borrowings by First Capital from the Federal Home Loan Bank, both of which were considered to be non-recurring events. Young & Associates assumed that the earnings of First Capital would improve slightly to a level of 1.1% ROA.

     The following tables show the specific assumptions used and the financial results of the forecast:

                          Assumptions - First Capital


                                                  Year 1    Year 5     Year 10
                                                 --------  --------   ---------

Asset growth rate                                  20.34%     6.35%      6.53%
Net interest income                                 3.02      3.05       3.05
Non-interest income/average assets                   .43       .43        .43
Non-interest expense/average assets                 1.87      1.82       1.76
Loan loss provision/average assets                   .02       .02        .02
Dividend payout ratio                              42.50     42.50      42.50


                       Forecast Results  - First Capital


                                                  Year 1     Year 5    Year 10
                                                 --------   --------  ---------

Total assets                                     $126,714   $161,731   $221,183
Total equity                                       17,683     21,219     27,255
Net profit after tax                                1,175      1,698      2,406
EPS - (common size without options in dollars)        .91       1.31       1.86
EPS - (common size including options in               .90       1.30       1.84
 dollars)

     Combined Company - Ten Year Forecast. The forecast for the combined companies combined the forecast for the two institutions, described above, in the absence of the merger and added the projected cost savings and earnings enhancements identified by HCB Bancorp's management. The enhancements included in the forecast are $200,000 in Year 1 growing to $634,000 by Year 10 of the forecast:

                               Combined Company

                                                  Year 1    Year 5     Year 10
                                                 --------  --------   ---------

Additional earnings from merger - less taxes      $  159     $  335     $  415
Total combined earnings                            2,513      3,578      5,026
EPS - (without options in dollars)                   .99       1.41       1.99
EPS - (including options in dollars)                 .98       1.40       1.97

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

     Contribution Analysis. Young & Associates reviewed the relative contributions of the two institutions, using information available June 30, 1999, to total assets, total net loans, total deposits, total common equity and total earnings. Earnings were reviewed on the basis of the last twelve months of reported earnings for each institution through June 30, 1999, as well as the pro forma earnings contributed by the institutions from the forecast described above, in which HCB Bancorp would contribute an average of 48.0% of the combined company's earnings over the first five years. The following table shows the percentages contributed by the respective institutions for each of those factors considered:


                                                  HCB        First Capital
                                               ---------   -----------------

Total assets                                     41.78%          58.22%
Total net loans                                  41.42           58.58
Total deposits                                   45.01           54.99
Common equity                                    41.17           58.83
Earnings LTM                                     50.32           49.68

Pro Forma (Young & Associates)
     Earnings 1999                               50.00           50.00
     Earnings 2000                               48.00           52.00
     Earnings 2003                               47.97           52.13

     Terms of Agreement - Exchange Ratio. The merger provides that each of the shares of HCB Bancorp will be exchanged for 15.5 shares of First Capital. Based on the outstanding shares of each institution, shareholders of HCB Bancorp would own 49.0% of the combined company. If all of the outstanding options were exercised, shareholders of HCB Bancorp would own 48.7% of the combined company.

     Valuation of Exchange to Shareholders of HCB Bancorp. Assuming a price of $11.25 per share for First Capital common stock, which was the current market price prior to the announcement of the merger, each existing shareholder of HCB Bancorp would receive shares of First Capital common stock worth $174.38. The most recent price, known too management of HCB Bancorp, was $176.00 per share and occurred in the last half of 1998. The shares of HCB Bancorp, however, have traded infrequently and no determination of market value should be based on this single trade. The final value to HCB Bancorp's shareholders will depend upon the market value of First Capital at the time of the merger.

     Impact on Earnings per Share. Young & Associates compared the earnings per share that each company would have achieved in the absence of the merger and compared that result with the post-merger earnings per share. To make the comparison understandable, the shares of HCB Bancorp were restated at the book value per share of First Capital to place HCB Bancorp on a common size. In the absence of the merger, based on the Young & Associates' forecast, HCB Bancorp would earn $.95 per share in 1999, growing to $1.32 per share in Year 5 of the forecast. Those same shares would receive $.99 in 1999 under the merger, growing to $1.39 in Year 5, increases of 4.2% and 5.3%, respectively. Using the same method, but considering the effect of the outstanding options of both institutions, HCB Bancorp would earn $.94 per share in 1999, growing to $1.24 by Year 5 in the absence of the merger, and $.97 and $1.36 respectively after the merger. In all of the ten years forecast, the shareholders of HCB Bancorp would receive greater earnings per share if the merger were consummated.

     The following table shows a comparison of the anticipated earnings per share to HCB Bancorp shareholders before and after the merger considering the effect of all options:

                                                   Year 1    Year 5    Year 10
                                                  --------  --------  ---------
Pre-Merger EPS (including HCB Bancorp options)      $.94      $1.24     $1.77
Post-Merger EPS (including all options)              .97       1.36      1.85

     Comparison with Selected Merger Transactions. At $11.25 per share for First Capital common stock, the transaction is valued at 1.15 times the common equity of HCB Bancorp, and 13.65 times its last twelve months earnings through June 30, 1999. Young & Associates analyzed 49 transactions involving merger/acquisition between financial institutions in which the acquired institution had assets between $75 million and $125 million. The transactions were selected from 229 transactions announced during the last half of 1998 as reported by Sheshunoff Information Services, Inc.

     The selected transactions reflected an average multiple of the book value of the acquired institution of 2.4 times with the minimum and maximums reported at 1.01 and 4.8 respectively. Those same transactions, as a percentage of the last twelve months reported earnings of the acquired institutions, reflected an average multiple of 20.2 with minimums and maximums of 8.2 and 72.9 times earnings respectively.

     No institution in the selected transactions, however, is identical to HCB Bancorp and no transaction is identical to the merger.

     The analysis by Young & Associates was performed independently and without limitations imposed by any of the parties involved in the merger. In conducting its analysis, Young & Associates used information from publicly available financial data resources, financial data from internal bank records of HCB Bancorp and representations of the parties in the merger agreement and/or the Joint Proxy Statement-Prospectus. That information was assumed to be reliable and no attempt was made to verify the information independently. It was further assumed that the merger will be completed as planned and that no other conditions will be imposed which might work to the detriment of either shareholder group.

     HCB Bancorp will pay Young & Associates a fee of $55,000, plus reasonable out-of-pocket expenses, for providing assistance during the negotiations, including $7,500 for the issuance of this opinion of the fairness to the shareholders of HCB Bancorp, indemnify Young & Associates against certain liabilities, including liabilities under the securities laws.

Rights of Dissenting Shareholders

     HCB Bancorp Shareholders. Under Indiana Code Chapter 23-1-44, any holder of record of HCB Bancorp common stock who does not vote in favor of the merger may exercise dissenting shareholder rights and demand payment in cash for the fair value of his or her shares by complying with the requirements of Chapter 23-1-
44. For purposes of Chapter 23-1-44, the fair value of a dissenting shareholder's shares is the value of the shares immediately before the effectuation of the merger, excluding any appreciation or depreciation in anticipation of the merger unless the exclusion would be inequitable.

     Set forth below is a summary of the procedures relating to the exercise of dissenters' rights under Chapter 23-1-44. This summary does not purport to be complete and is qualified in its entirety by express reference to applicable Indiana law, including Indiana Code Chapter 23-1-44, a copy of which is appended as Appendix D to this document and incorporated herein. Any shareholder of HCB Bancorp contemplating exercising dissenters' rights with respect to HCB Bancorp common stock is urged to review carefully these provisions and to consult an attorney, because dissenters' rights will be lost if the procedural requirements under Chapter 23-1-44 are not fully and precisely satisfied. Each step must be taken in strict compliance with the applicable provisions of Chapter 23-1-44 in order for holders to perfect dissenters' rights.

     Under Chapter 23-1-44, an HCB Bancorp shareholder of record for the special meeting who desires to assert dissenters' rights must (1) deliver to HCB Bancorp before the shareholder vote is taken written notice of the shareholder's intent to demand payment in cash for shares owned if the merger is effectuated, and (2) not vote the shareholder's shares in favor of the merger, either in person or by proxy. Dissenting shareholders cannot dissent as to only some but not all of the HCB Bancorp common stock registered in their names, except in limited circumstances. Dissenting shareholders may send their written notice to William
W. Harrod, President, HCB Bancorp, P.O. Box 37, 710 Main Street, N.E., Palmyra, Indiana 47164.

     If the merger is approved by the HCB Bancorp shareholders, HCB Bancorp must mail or deliver a written notice of dissenters' rights to each dissenting shareholder satisfying the above conditions within ten days after shareholder approval has occurred. The notice to dissenting shareholders must:

     1. state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     2. inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     3. supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed merger, which was July 20, 1999, and require that the dissenting shareholder certify whether or not that shareholder acquired beneficial ownership of the shares before that date;

     4. set a date by which HCB Bancorp must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice to dissenters is delivered; and

     5.   be accompanied by a copy of Indiana Code Chapter 23-1-44.

     An HCB Bancorp shareholder who is sent a notice to dissenters must then (a) demand payment for the shareholder's shares of HCB Bancorp common stock, (b) certify whether the shareholder acquired beneficial ownership of the HCB Bancorp common stock before July 20, 1999 and (c) deposit the shareholder's certificates representing shares of HCB Bancorp common stock in accordance with the terms of the notice to dissenters. An HCB Bancorp shareholder who fails to take these steps by the date set forth in the notice to dissenters will not be entitled to payment for the shareholder's shares through the dissenters' rights process and will be considered to have voted his or her shares in favor of the merger.

     An HCB Bancorp shareholder who desires to exercise dissenters' rights concerning the merger but who does not comply with the preliminary conditions described above will be considered not to be entitled to dissenters' rights under Indiana Code Chapter 23-1-44. Shareholders who execute and return the enclosed proxy, but do not specify a choice on the merger proposal will be deemed to have voted in favor of the merger and, accordingly, to have waived their dissenters' rights, unless the shareholder revokes the proxy before it is voted and satisfies the other requirements of Indiana Code Chapter 23-1-44.

     Upon consummation of the merger, First Capital will pay each dissenting shareholder who has complied with all statutory requirements and the notice to dissenters, and who was the beneficial owner of HCB Bancorp common stock before July 20, 1999 (the date the merger was first publicly announced), First Capital's estimate of the fair value of the shares as of the time immediately before the merger, excluding any appreciation in value in anticipation of the merger. For those dissenters who became beneficial owners of shares on or after July 20, 1999, First Capital will provide its estimate of fair value upon consummation of the merger, but may withhold payment of the fair value of the shares until the dissenting shareholder agrees to accept the estimated fair value amount in full satisfaction of the dissenting shareholder's demand or until First Capital is otherwise directed by a court of competent jurisdiction.

     If the dissenting shareholder believes the amount paid or estimated by First Capital is less than the fair value for his or her shares of HCB Bancorp common stock or if First Capital fails to make payment to the dissenting shareholder within 60 days after the date set for demanding payment, the dissenting shareholder may notify First Capital in writing of the shareholder's own estimate of the fair value of his or her shares and demand payment of his or her estimate (less the amount of any payment made by First Capital for the shares to the dissenting shareholder). Demand for payment must be made in writing within 30 days after First Capital has made payment for the dissenting shareholder's shares or has offered to pay its estimate of fair value for the dissenting shareholder's shares. First Capital will not give further notice to the dissenting shareholder of this deadline. A dissenting shareholder who fails to make the demand within this time waives the right to demand payment for the shareholder's shares.

     First Capital can elect to agree with the dissenting shareholder's fair value demand or if a demand for payment remains unsettled, First Capital must commence a proceeding in the circuit or superior court of Harrison County within 60 days after receiving the payment demand from the dissenting shareholder and petition the court to determine the fair value of the shares. If First Capital fails to commence the proceeding within the 60 day period, it must pay each dissenting shareholder whose demand remains unsettled the amount demanded.
First Capital must make all dissenting shareholders whose demands remain unsettled parties to the proceeding and all parties must be served a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgement for the amount, if any, by which the court finds the fair value of the dissenting shareholder's shares, plus interest, exceeds the amount paid by First Capital.

     The court will determine all costs of the appraisal proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and will assess these costs against the parties in amounts the court finds equitable. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against First Capital if the court finds that First Capital did not comply with Indiana Code Chapter 23-1-44 or against either First Capital or a dissenting shareholder if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Indiana Code Chapter 23-1-44.

     If HCB Bancorp and First Capital do not consummate the merger within 60 days after the date set in the notice to dissenters for demanding payment and depositing certificates of HCB Bancorp common stock, HCB Bancorp will return the deposited certificates. If after returning the deposited certificates HCB Bancorp and First Capital consummate the merger, HCB Bancorp will send a new notice to dissenters and repeat the payment demand process.

     Every HCB Bancorp shareholder who does not deliver a notice of intent to demand payment for his or her shares as aforesaid, or who votes in favor of the merger, is bound by the vote of the assenting shareholders and will have no right to dissent and to demand payment of the fair value of the shareholder's shares of HCB Bancorp common stock as a result of the merger. Such a shareholder will only be entitled to the same consideration described in this document to be offered to every other assenting HCB Bancorp shareholder as a result of the merger. Voting against the merger does not in itself constitute the notice of intent to demand payment required by Indiana Code Chapter 23-1-44.

     First Capital Shareholders. First Capital shareholders do not have appraisal rights as a result of the merger.

Interests of HCB Bancorp's Directors and Officers in the Merger that Differ From Your Interests

     Some members of HCB Bancorp's management and Board of Directors may have interests in the merger that are in addition to or different from the interests of HCB Bancorp shareholders. The First Capital Board and HCB Bancorp Board were aware of these interests and considered them in approving the merger agreement.

     Employment Agreement with William W. Harrod. The merger agreement provides that William W. Harrod, the current President and Chief Executive Officer of HCB Bancorp and Harrison County Bank, will enter into a three-year employment agreement with First Capital and First Harrison Bank relating to his employment after the completion of the merger. This employment agreement will supersede his current employment agreement with HCB Bancorp.

     Under his new employment agreement, the initial salary level for Mr. Harrod will remain $102,500, which amount will be paid by First Capital and First Harrison Bank and may be increased at the discretion of the Board of Directors. On each anniversary of the commencement date of the employment agreement, the term may be extended for an additional year at the discretion of the Board. The agreement is terminable by First Capital at any time, by Mr. Harrod if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that Mr. Harrod's employment is terminated without cause or upon his voluntary termination in certain circumstances, First Capital would be required to honor the terms of the agreement through the expiration of the then current term, including payment of current cash compensation and continuation of employee benefits.

     The employment agreement also provides for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of First Capital. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, Mr. Harrod is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to the change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than First Capital purchases shares of First Capital common stock pursuant to a tender or exchange offer for First Capital shares, (b) any person (as this term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of First Capital representing 25% or more of the combined voting power of First Capital's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of First Capital approve a merger, consolidation, sale or disposition of all or substantially all of First Capital's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the employment agreement is 2.99 times Mr. Harrod's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The employment agreement provides that the value of the maximum benefit may be distributed, at Mr. Harrod's election, (i) in the form of a lump sum cash payment equal to 2.99 times the executive's base amount or (ii) a combination of a cash payment and continued coverage under First Capital's health, life and disability programs for a 36-month period following the change in control, the total present value of which does not exceed 2.99 times Mr. Harrod's base amount. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the excess payments, and First Capital would not be entitled to deduct the amount of the excess payments.

     The employment agreement restricts Mr. Harrod's right to compete against First Capital for a period of one year from the date of termination of the agreement if his employment is terminated without cause, except if termination occurs after a change in control.

     Severance Agreements with Executive Officers of HCB Bancorp. The merger agreement provides that Dennis L. Thomas and Bradley B. Backherms, currently executive officers of HCB Bancorp, will enter into agreements with First Capital and First Harrison Bank that would provide them with severance benefits if their employment with First Capital and First Harrison Bank is terminated after the completion of the merger as a result of a change in control of First Capital. The severance agreements will have a term of three years and may be extended for an additional year on each anniversary of the agreement.

     The severance agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of First Capital. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to the change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than First Capital purchases shares of First Capital common stock pursuant to a tender or exchange offer for First Capital shares, (b) any person (as this term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of First Capital representing 25% or more of the combined voting power of First Capital's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of First Capital approve a merger, consolidation, sale or disposition of all or substantially all of First Capital's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the severance agreements is 2.99 times the executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The severance agreements provide that the value of the maximum benefit may be distributed, at the executive's election, (1) in the form of a lump sum cash payment equal to 2.99 times the executive's base amount or (2) a combination of a cash payment and continued coverage under First Capital's health, life and disability programs for a 36-month period following the change in control, the total present value of which does not exceed 2.99 times the executive's base amount.

     Stock Options. The merger agreement provides that, upon completion of the merger, each outstanding and unexercised option to acquire shares of HCB Bancorp common stock granted under the HCB Bancorp stock option plan will cease to represent the right to acquire shares of HCB Bancorp common stock and will be converted into and become a right with respect to First Capital common stock, and the HCB Bancorp stock option plan will be assumed by First Capital. See "- Treatment of HCB Bancorp Stock Options."

     Upon completion of the merger, all shares subject to previously granted stock options will become exercisable in accordance with the terms of the grants under the HCB Bancorp stock option plan.

     Protection of HCB Bancorp Directors and Officers Against Claims. First Capital has agreed to indemnify and hold harmless each present and former director and officer of HCB Bancorp for a period of three years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowed under Indiana law as in effect at the time of closing. This indemnification extends to liability arising out of the transactions contemplated by the merger agreement. First Capital has also agreed to advance any costs to each of these persons as they are incurred. First Capital has also agreed that it will maintain a policy of directors' and officers' liability insurance coverage for the benefit of HCB Bancorp's directors and officers for two years following consummation of the merger, subject to certain limitations on the amount of premiums to be paid.

Regulatory Approvals Needed to Complete the Merger

     Completion of the merger and the bank merger are subject to prior regulatory approval. The merger of HCB Bancorp with First Capital is subject to the approval of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act. First Capital filed a request for a waiver of this application requirement and the Federal Reserve granted the waiver request on ___________, 1999. The bank merger is subject to the prior approval of the OTS under the Bank Merger Act. In reviewing applications under the Bank Merger Act, the OTS must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the OTS may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. First Capital filed an application with the OTS on ______, 1999.

     Under the Community Reinvestment Act of 1977, the OTS must take into account the record of performance of First Federal and Harrison County Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, bank regulatory agencies frequently receive comments and protests from community groups and others. First Federal and Harrison County Bank each received a "Satisfactory" rating during their last federal Community Reinvestment Act examinations.

     In addition, a period of 15 to 30 days must expire following approval by the OTS is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While we believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger, or that the Attorney General of the State of Indiana will not challenge the merger, or if any proceeding is instituted or challenge is made, as to the result of the challenge.

     The merger and the bank merger cannot proceed in the absence of the requisite regulatory approvals. See "The Merger Agreement--Conditions to Completing the Merger" and "--Terminating the Merger Agreement." There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the merger agreement and described under "The Merger Agreement-- Conditions to Completing the Merger."

     We are not aware of any other regulatory approvals that are required for completion of the merger, except as described above. Should any other approvals be required, we presently contemplate that we should seek those approvals.
There can be no assurance that any other approvals, if required, will be obtained.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the exchange ratio for converting HCB Bancorp common stock to First Capital common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Accounting Treatment of the Merger

     We expect that the pooling of interests method of accounting will be used to account for the merger. As required by generally accepted accounting principles, under pooling of interests accounting the assets, liabilities and shareholders' equity of HCB Bancorp would be added to those of First Capital at their recorded book values on First Capital's consolidated balance sheet and no goodwill will be created. On a pooling of interests accounting basis, income and other financial statements of First Capital issued after consummation of the merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of First Capital and HCB Bancorp as if the merger had taken place at the beginning of the periods covered by those financial statements. However, the combined company must treat certain expenses incurred to effect the merger as current charges against income, rather than adjustments to the combined company balance sheet. In order for the merger to qualify for pooling of interests accounting treatment, among other things, 90% or more of the outstanding shares of HCB Bancorp common stock must be exchanged for First Capital common stock.

     It is a condition to consummation of the merger that each of us receive a letter from our independent accountants, Monroe Shine & Co., Inc., that the merger will be accounted for as a pooling of interests. See "The Merger Agreement-Conditions to Completing the Merger."

Resale of First Capital Common Stock

     The shares of First Capital common stock to be issued to shareholders of HCB Bancorp in the merger have been registered under the Securities Act of 1933. Shares of First Capital common stock issued in the merger may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of HCB Bancorp, as that term is defined in the rules under the Securities Act. First Capital common stock received by those shareholders of HCB Bancorp who are deemed to be "affiliates" of HCB Bancorp at the time the merger is submitted for vote of the shareholders of HCB Bancorp may be resold without registration under the Securities Act only to the extent provided for by Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances, or pursuant to another exemption from registration. An affiliate of HCB Bancorp is an individual or entity that controls, is controlled by or is under common control with, HCB Bancorp, and may include the executive officers and directors of HCB Bancorp, as well as certain principal shareholders of HCB Bancorp. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial interest.

     SEC guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the combining companies by affiliates of either company in a business combination. SEC guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by affiliates of the combining companies if those affiliates do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

     HCB Bancorp and First Capital have agreed in the merger agreement to use their best efforts to cause each person who is an affiliate of that party for purposes of Rule 145 under the Securities Act, and for purposes of qualifying the merger for pooling of interests accounting treatment, to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the merger as a pooling of interests.

                             THE MERGER AGREEMENT

     The following describes material provisions of the merger agreement. This description does not purport to be complete and is qualified by reference to the merger agreement, which is attached as Appendix A and is incorporated by reference into this Joint Proxy Statement-Prospectus.

Terms of the Merger

     The merger agreement provides for a business combination in which HCB Bancorp will merge with FC Acquisition Corp., a wholly owned subsidiary of First Capital. HCB Bancorp will be the surviving corporation in the merger and will become a wholly owned subsidiary of First Capital. Immediately after this merger, HCB Bancorp will merge into First Capital, with First Capital being the surviving corporation. Under the merger agreement, First Capital has the right to revise the structure of the transaction so long as the revised structure does not change the amount or kind of consideration being paid to HCB Bancorp shareholders, adversely affect the tax consequences of the merger to HCB Bancorp shareholders, or materially delay or impede the receipt of any required regulatory approval.

     As a result of the merger, except as noted below, each outstanding share of HCB Bancorp common stock will be converted into the right to receive 15.5 shares of First Capital common stock. First Capital will not issue fractions of shares of First Capital common stock, but instead will pay each holder of HCB Bancorp common stock who would otherwise be entitled to a fraction of a share of First Capital common stock an amount in cash determined by multiplying that fraction by the average closing price of First Capital common stock over a measurement period immediately prior to the completion of the merger. If there is a change in the number or classification of shares of First Capital outstanding as a result of a stock split, stock dividend, reclassification, recapitalization, or other similar transaction, the exchange ratio will be equitably adjusted. Shares of HCB Bancorp common stock held directly or indirectly by First Capital will be canceled and retired upon completion of the merger, and no payment will be made for them. Canceled shares will not include shares held by either HCB Bancorp or First Capital in a fiduciary capacity or in satisfaction of a debt previously contracted. Holders of shares for which dissenters' rights have been exercised will be entitled only to the rights granted by Chapter 23-1-44 of the Indiana Business Corporation Law.

     Upon completion of the merger, each option to acquire HCB Bancorp common stock that is then outstanding and unexercised will become and be converted into an option to acquire First Capital common stock on the same terms and conditions as the option to acquire HCB Bancorp common stock. See "The Merger-Treatment of HCB Bancorp Stock Options."

     In connection with the merger, First Federal and Harrison County Bank have entered into a plan of merger under which First Federal and Harrison County Bank will merge, with First Federal being the surviving bank. Upon completion of the bank merger, the combined bank will adopt the name "First Harrison Bank." The bank merger agreement may be terminated by mutual consent of the parties at any time and will be terminated automatically in the event the merger agreement is terminated.

When Will the Merger be Completed

     The closing of the merger will take place on a date designated by First Capital that is no earlier than January 1, 2000 and no later than 14 days following the date on which the last waiting period under the required regulatory approvals expires and all of the conditions to the merger contained in the merger agreement are satisfied or waived, unless we agree to a later date. See "--Conditions to Completing the Merger." On the closing date, First Capital will file articles of merger with the Indiana Secretary of State merging HCB Bancorp into FC Acquisition Corp., First Capital's wholly owned subsidiary. The merger will become effective at the time stated in the articles of merger.

     We expect to complete the merger in the first calendar quarter of 2000. However, we cannot guarantee when or if the required regulatory approvals will be obtained. See "THE MERGER--Regulatory Approvals Needed to Complete the Merger." Furthermore, either company may terminate the merger agreement if, among other reasons, the merger has not been completed on or before April 30, 2000, unless failure to complete the merger by that time is due to a misrepresentation, breach of warranty or failure to fulfill a covenant by the party seeking to terminate the agreement. See "--Terminating the Merger Agreement."

Conditions to Completing the Merger

     The obligations of First Capital and HCB Bancorp to consummate the merger are conditioned on the following:

     . approval of the merger agreement by HCB Bancorp's shareholders and First Capital's shareholders;

     . receipt of all required regulatory approvals without any materially adverse conditions and the expiration of all statutory waiting periods;

     . no party to the merger being subject to any legal order that prohibits consummating any part of the transaction, no governmental entity having instituted any proceeding for the purpose of blocking the transaction, and the absence of any statute, rule or regulation that prohibits completion of any part of the transaction;

     . the registration statement of which this Joint Proxy Statement-Prospectus forms a part being declared effective by the SEC, the absence of any pending or threatened proceeding by the SEC to suspend the effectiveness of the registration statement and the receipt of all required state "blue sky" approvals;

     . receipt by First Capital and HCB Bancorp of letters from their respective independent accountants to the effect that it is not aware of any facts or circumstances that might cause the merger not to qualify for pooling of interests accounting treatment;

     . receipt by First Capital and HCB Bancorp of an opinion from Muldoon, Murphy & Faucette LLP to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     . receipt of certificates from appropriate authorities as to the corporate existence of the other party and other documents and certificates to evidence fulfillment of the conditions to the merger as each party may reasonably require; and

     . the other party having performed in all material respects its obligations under the merger agreement, the other party's representations and warranties being true and correct as of the date of the merger agreement and as of the closing date, and receipt of a certificate signed by the other party's chief executive officer and chief financial officer to that effect.

     The obligations of First Capital to complete the merger are also conditioned on the number of shares for which dissenters' rights have been exercised not exceeding 10% of the outstanding shares of HCB Bancorp common stock and receipt by HCB Bancorp of all consents and approvals required to permit First Capital to assume any obligation, right or interest of HCB Bancorp under any agreement or instrument to which HCB Bancorp is a party or is otherwise bound, unless failure to obtain those consents or approvals would not have a material adverse effect on First Capital.

     We cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed on or before April 30, 2000, either party may terminate the merger agreement by a vote of a majority of our Board of Directors.

Conduct of Business Before the Merger

     First Capital and HCB Bancorp have each agreed that, until the completion of the merger, each of them will use its best efforts to:

     . conduct its business in the regular, ordinary and usual course consistent with past practice;

     . maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

     . take no action which would interfere with the ability of First Capital or HCB Bancorp to perform their respective covenants and agreements on a timely basis under the merger agreement; and

     . take no action which would interfere with any party's ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated by the merger agreement or which would reasonably be expected to result in those approvals, consents or waivers containing any material condition or restriction.

     Further, except as otherwise provided in the merger agreement, until the completion of the merger, each of First Capital and HCB Bancorp have agreed that, unless permitted to by the other party, neither it nor its subsidiaries will:

     Governing documents

     .    amend its articles of incorporation or bylaws;

     Capital stock

     . issue any shares of its capital stock other than shares issued upon the exercise of outstanding stock options;

     .    change the terms of any of its outstanding stock options or warrants;

     . issue any securities convertible or exercisable for any shares of its capital stock;

     .    change its capitalization;

     Dividends and stock repurchases

     . pay any cash or stock dividends, other than regular quarterly cash dividends on First Capital common stock not more than $0.10 per share and an annual cash dividend for 1999 on HCB Bancorp common stock not more than $6.10 per share;

     .    make any other distribution;

     .    purchase any shares of its capital stock;

     Indebtedness

     . incur any indebtedness or become responsible for the obligations of any individual, corporation or entity, other than in the ordinary course of business;

     Dispositions

     . dispose of any of its material assets or cancel or release any indebtedness, other than in the ordinary course of business consistent with past practice;

     Employees

     . increase the compensation or fringe benefits of any of its employees or directors, other than general increases in compensation for non-executive officer employees in the ordinary course of business consistent with past practice;

     . pay any pension or retirement allowance not required by any existing plan or agreement to any employees or directors;

     . become a party to, commit to fund or otherwise establish any trust or account related to any employee benefit plan with or for the benefit of any employee or director (except First Capital may adopt a stock-based benefit plan or plans pursuant to which it would reserve 76,876 shares for issuance upon the exercise of stock options awarded under the plan and 30,750 shares for awards of restricted stock);

     . voluntarily accelerate the vesting of any stock options or other compensation or benefit;

     .    make any discretionary contribution to any employee benefit plan;

     . hire any employee with an annual total compensation payment in excess of $35,000 or enter into any employment contract;

     Accounting

     . change its method of accounting, except as required by changes in generally accepted accounting principles or regulatory guidelines;

     Settling claims

     . settle any claim against it for more than $100,000 or agree to material restrictions on its operations;

     Acquisitions

     . acquire any business or assets of another business that would be material to it;

     Loans

     . make, renew, increase, extend or purchase any loans other than in conformance with written lending policies in effect as of the date of the merger agreement;

     Branches

     .    establish or commit to establish any new branch or other office;

     Investments

     . make any investment other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000;

     . make any investment in any debt security (including mortgage-backed and mortgage-related securities) except for short- to intermediate-term U.S. government and U.S. government agency securities, mortgage-backed or mortgage related securities which would not be considered "high risk" securities or securities of the Federal Home Loan Bank in each case that are purchased in the ordinary course of business, consistent with past practice;

     Contracts

     . enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving the payment of less than $20,000 per year;

     Capital expenditures

     . make any capital expenditures in excess of $20,000 per expenditure other than pursuant to binding commitments and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

     Management

     .    elect any new executive officer or director;

     Adverse actions

     . knowingly take any action that would impede the merger from qualifying for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368 of the Internal Revenue Code;

     . take or omit to take any action that is intended or may reasonably be expected to result in any of its representations and warranties contained in the merger agreement being or becoming untrue, or in any of the conditions to the merger not being satisfied, or in a violation of any provision of the merger agreement; or

     Other agreements

     . agree to take or make any commitment to take any of the actions listed above.

Covenants of HCB Bancorp and First Capital in the Merger Agreement

     Agreement Not to Solicit Other Proposals

     First Capital and HCB Bancorp have each agreed not to initiate, solicit, encourage, facilitate, obtain or endorse any acquisition proposal with a third party. An acquisition proposal includes the following:

     . any merger, consolidation, share exchange, business combination, or other similar transaction;

     . any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of First Capital or HCB Bancorp; and

     . any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of First Capital or HCB Bancorp.

     Despite the agreement of each party not to solicit other acquisition proposals, the Board of Directors of each party may generally enter into discussions or negotiations with anyone who makes an unsolicited, written, bona fide acquisition proposal that is a financially superior proposal to the merger. A proposal of this nature is one about which First Capital's or HCB Bancorp's financial advisors opine in writing is superior to this merger from a financial point of view. For either Board to enter into negotiations on a superior proposal, it would also have to first determine that its fiduciary duties obligate it to do so. If either party enters into negotiations with a third party regarding a superior proposal, it has to notify the other party and provide the other party with information about the third party and its proposal.

     Employee Matters

     Each person who is an employee of HCB Bancorp or Harrison County Bank as of the closing of the merger will become an employee of First Capital or First Harrison Bank. No HCB Bancorp or Harrison County Bank employee will be an officer of First Capital or First Harrison Bank unless and until that employee is duly elected as an officer in accordance with the bylaws of First Capital or First Harrison Bank. Except for William W. Harrod, each HCB Bancorp or Harrison County Bank employee who becomes an employee of First Capital or First Harrison Bank will be employed at the will of First Capital or First Harrison Bank.

     First Capital and HCB Bancorp will develop a new program of compensation and benefits to cover all employees on a uniform basis at or as soon as practicable following the merger. For current employees of either company who continue as employees of the combined company after the merger, the new compensation and benefits program will recognize all service with either company as service with the combined company for all purposes, including eligibility and vesting. Also, all HCB Bancorp and Harrison County Bank employees who continue as employees of the combined company after the merger will be eligible to participate in First Federal Bank's Employee Stock Ownership Plan.

     Upon completion of the merger, each HCB Bancorp employee who is a participant in the HCB Bancorp 401(k) plan will become fully vested in his or her account balance in the plan and the plan will either be merged into First Federal's 401(k) plan or terminated.

     HCB Bancorp will pay eligible employees bonuses for the 1999 calendar year in accordance with the procedures used in 1998. First Capital will pay employees bonuses for the six months ended December 31, 1999 in accordance with the procedures used for the 1999 fiscal year. After the merger, First Capital will implement a new bonus program to cover all First Capital and First Harrison Bank employees.

     Indemnification of HCB Bancorp Officers and Directors

     First Capital has agreed to indemnify and hold harmless each present and former director and officer of HCB Bancorp for a period of three years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowed under Indiana law as in effect at the time of closing. First Capital has also agreed that it will maintain a policy of directors' and officers' liability insurance coverage, or provide a policy providing comparable coverage and amounts on terms no less favorable than HCB Bancorp's current policy, for the benefit of HCB Bancorp's directors and officers who are currently covered by insurance for two years following consummation of the merger, subject to a cap on the amount of annual premiums.

     Certain Other Covenants

     The merger agreement also contains other agreements relating to the conduct of the parties before consummation of the merger, including the following:

     . After all required regulatory and shareholder approvals have been received, HCB Bancorp will cause Harrison County Bank to revise any of its loan, litigation and real estate valuation policies and practices, and investment and asset/liability management policies and practices that First Capital and HCB Bancorp mutually determine should be revised to conform to those of First Federal Bank. First Capital must first confirm that it is not aware of any fact that would prevent the completion of the merger.

     . First Capital and HCB Bancorp will each give the other party reasonable access during normal business hours to its property, books, records and personnel and furnish all information the other party may reasonably request.

     . First Capital and HCB Bancorp will submit all necessary applications, notices, and other filings with any governmental entity, the approval of which is required to complete the merger and related transactions and will use their respective best efforts to obtain any consent, authorization or approval of any third party that is required in connection with this transaction.

     . First Capital and HCB Bancorp will take any necessary action to exempt the parties and this transaction from any antitakeover provisions contained in their respective articles of incorporation or bylaws or federal or state law.

     . First Capital and HCB Bancorp will use all reasonable efforts to take all actions necessary to consummate the merger.

     . First Capital and HCB Bancorp will consult with each other regarding any public statements about the merger and any filings with any governmental entity or with any national securities exchange or market.

     . First Capital and HCB Bancorp will take all actions necessary to convene a meeting of their respective shareholders to vote on the merger agreement. The First Capital Board and the HCB Bancorp Board will each recommend at its respective shareholder meeting that the shareholders vote to approve the merger and will each use its reasonable best efforts to solicit shareholder approval, unless it determines that its actions would not comply with its fiduciary obligations to its shareholders.

     . Prior to completion of the merger, First Capital will notify the Nasdaq SmallCap Market of the additional shares of First Capital common stock that First Capital will issue in exchange for shares of HCB Bancorp.

     . HCB Bancorp will use its best efforts to cause each person who is an affiliate of it under Rule 145 of the Securities Act and the pooling of interests accounting rules to deliver to First Capital a letter to the effect that such person will comply with Rule 145 and will refrain from transferring shares as required by the pooling of interests accounting rules. First Capital will use its best efforts to cause each person who is an affiliate of it under the pooling of interests accounting rules to deliver to HCB Bancorp a letter to the effect that such person will refrain from transferring shares as required by the pooling of interests accounting rules.

     . First Capital and HCB Bancorp each will notify the other of any contract defaults, any events which would reasonably be likely to result in a material adverse effect on it and any information that would have been disclosed under the merger agreement had it been known at the time the merger agreement was signed. First Capital and HCB Bancorp will notify each other of any communication from a third party regarding the need to obtain that party's consent to the merger.

     . First Capital and HCB Bancorp will use their best efforts to implement their Year 2000 plans.

Representations and Warranties Made by First Capital and HCB Bancorp in the Merger Agreement

     Both First Capital and HCB Bancorp have made certain customary representations and warranties to each other relating to their businesses in the merger agreement. For information on these representations and warranties, please refer to the merger agreement attached as Appendix A. The representations and warranties must be true in all material respects through the completion of the merger unless the change does not have a material negative impact on the party's business, financial condition or results of operations. See "--Conditions to Completing the Merger."

Terminating the Merger Agreement

     The merger agreement may be terminated at or prior to the completion of the merger, either before or after approval of the merger agreement by the shareholders of First Capital and the shareholders of HCB Bancorp by:

     .    the mutual consent of First Capital and HCB Bancorp;

     . either party if the shareholders of either company fail to approve the merger agreement;

     . either party if a required regulatory approval is denied or any governmental entity prohibits the merger or bank merger;

     .    either party if the merger is not consummated by April 30, 2000;

     . either party if the other party makes a misrepresentation, breaches a warranty or fails to fulfill a covenant that is not cured within a specified time and that would have a material adverse effect on the party seeking to terminate;

     . either party if the Board of Directors of the other party does not recommend approval of the merger in the Joint Proxy Statement-Prospectus or withdraws or revises its recommendation; or

     . either party if its Board of Directors determines that it must accept a superior offer from a third party in the exercise of its fiduciary duties.

Expenses and Termination Fees

     Each party will pay its own costs and expenses incurred in connection with the merger.

     If either party terminates the merger agreement in order to accept a superior offer or if, after a third party proposes to acquire either party, the shareholders fail to approve the merger agreement or the Board of Directors fails to recommend the merger agreement and within 12 months the terminating party enters into a merger agreement with a third party, the terminating party will pay the other party a termination fee of $500,000.

Changing the Terms of the Merger Agreement

     Before the completion of the merger, we may agree to waive, amend or modify any provision of the merger agreement. However, after the vote by the shareholders of HCB Bancorp or First Capital, no amendment or modification may be made that would reduce the consideration to be received by HCB Bancorp's shareholders under the terms of the merger.

                 MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

Board of Directors

     Upon completion of the merger, First Capital will cause its Board of Directors to be increased to 14 members and to be constituted of the then-current members of the First Capital Board and the then-current members of the HCB Bancorp Board. Also, upon completion of the merger, First Federal will cause its Board of Directors to be increased to 14 members and to be constituted of the then-current members of the First Federal Board and the then-current members of the Harrison County Bank Board.

     Information regarding the current directors of HCB Bancorp is provided below. Unless otherwise stated, each director has held his current occupation for the past five years. The age indicated for each individual is as of June 30, 1999. The indicated period for service as a director includes service as a director of Harrison County Bank. Information regarding the current directors of First Capital is provided under "Proposal 2 For First Capital Shareholders -- Election of Directors."

     Earl H. Book is the President of Carriage Ford, Inc., retail automobile dealership in Clarksville, Indiana. Age 70. Director since 1972.

     James S. Burden is the owner and operator of Tracy's Mobile Home Park in Georgetown, Indiana and a bus driver for Floyd County Schools in New Albany, Indiana. Age 53. Director since 1991.

     William W. Harrod is the President and Chief Executive Officer of HCB Bancorp and Harrison County Bank. Age 43. Director since 1993.

     Marvin E. Kiesler is a retired businessman.  Age 68.  Director since 1981.

     James E. Nett is an accountant for Koetter Woodworking, Inc. in Borden, Indiana. Age 55. Director since 1993.

     Michael L. Shireman is President of Uhl Truck Sales, a medium and heavy truck dealer in Palmyra, Indiana. Age 51. Director since 1989.

     Loren E. Voyles is the retired President of Harrison County Bank. Age 70. Director since 1968.

     The following family relationships exist between the directors and officers of HCB Bancorp and the directors and officers of First Capital: Earl H. Book is the brother-in-law of Samuel E. Uhl and Gerald L. Uhl; Michael L. Shireman is the brother of Mark D. Shireman; and Loren E. Voyles is the father of Joel E. Voyles.

Management

     Following the merger, William W. Harrod will serve as Chief Executive Officer and President of First Capital and Samuel E. Uhl will serve as Chief Executive Officer and President of First Harrison Bank, each to hold office until their respective successors are duly elected, qualified and are serving.

     In addition, the following individuals will hold offices in the combined company as follows:

     . Chris Frederick - Chief Financial Officer and Treasurer of First Capital and Chief Financial Officer, Treasurer and Senior Vice President of First Harrison Bank.

     . Joel E. Voyles - Corporate Secretary of First Capital and Senior Vice President, Retail Banking Operations and Branch Administrator of First Harrison Bank.

     . Bradley B. Backherms - Senior Vice President, Data Information Systems of First Harrison Bank.

     . Dennis L. Thomas - Senior Vice President, Consumer Lending Processing and Servicing of First Harrison Bank.

Operations

     While there can be no assurance as to the achievement of business and financial goals, we currently expect to achieve cost savings equal to 8% of our combined general and administrative expenses through revenue enhancement, consolidation of back office operations, elimination of duplicate professional expenses and normal attrition. We expect to achieve most of these savings in the first year following the merger. We also expect to incur a $462,000 after-tax charge to earnings upon completion of the merger. This charge includes transaction costs, exit costs and facilities-related charges, and accelerated depreciation in excess of normal scheduled depreciation on duplicate systems that will be taken out of service. See "Forward-looking Statements."

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined balance sheet as of June 30, 1999 and the unaudited pro forma condensed combined statements of income for each of the years in the two-year period ended June 30, 1999 give effect to the pending merger, accounted for as a pooling of interests.

     The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of First Capital and HCB Bancorp under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements, and gives effect to the merger as if the merger had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the merger.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated historical financial statements of First Capital and HCB Bancorp, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

     Pro forma per share amounts for the combined company are based on the exchange ratio.

                      First Capital, Inc. and HCB Bancorp
             Unaudited Pro Forma Condensed Combined Balance Sheet
                              As of June 30, 1999

                                                                                   HCB         Pro Forma     Pro Forma
                                                               First Capital     Bancorp      Adjustments     Combined
                                                               -------------     -------      -----------    ----------
ASSETS:
   Cash and due from banks...................................  $     929,524   $ 3,320,887     $      --   $  4,250,411
   Interest-bearing deposits with banks......................      1,681,356     2,670,000            --      4,351,356
   Securities available for sale, at fair value..............     20,204,556    12,903,721            --     33,108,277
   Securities held to maturity...............................      9,246,467     2,749,694            --     11,996,161
   Federal funds sold........................................             --     2,800,000            --      2,800,000
   Loans receivable, net.....................................     83,886,960    59,318,041            --    143,205,001
   Federal Home Loan Bank stock..............................        662,500       314,900            --        977,400
   Premises and equipment....................................      3,688,258     2,989,376            --      6,677,634
   Accrued interest receivable...............................        917,174       598,702            --      1,515,876
   Other assets..............................................      1,480,756       447,231        80,000      2,007,987
                                                               -------------   -----------     ---------   ------------
         Total assets........................................  $ 122,597,551   $88,112,552     $  80,000   $210,890,103
                                                               =============   ===========     =========   ============

LIABILITIES:
   Deposits..................................................  $  92,014,256   $75,354,746     $      --   $167,369,002
   Advances from Federal Home Loan Bank......................     12,250,000            --            --     12,250,000
   Accrued interest payable..................................        470,352       420,848            --        891,200
   Other liabilities.........................................        623,279       197,630       542,000      1,362,909
                                                               -------------   -----------     ---------   ------------
         Total liabilities...................................    105,357,887    75,973,224       542,000    181,873,111
                                                               -------------   -----------     ---------   ------------

STOCKHOLDERS' EQUITY:
   Preferred stock...........................................             --            --            --             --
   Common stock..............................................         12,927       799,000      (786,616)        25,311
   Additional paid-in capital................................      9,401,787     2,500,000       786,616     12,688,403
   Retained earnings.........................................      8,916,432     8,844,724      (462,000)    17,434,156
   Accumulated other comprehensive income - net unrealized
     loss on securities available for sale...................       (407,222)       (4,396)           --       (411,618)
   Unearned ESOP shares......................................       (584,260)           --            --       (584,260)
                                                               -------------   -----------     ---------   ------------
         Total stockholders' equity..........................     17,339,664    12,139,328      (462,000)    29,016,992
                                                               -------------   -----------     ---------   ------------

         Total liabilities and stockholders' equity..........  $ 122,697,551   $88,112,552     $  80,000   $210,890,103
                                                               =============   ===========     =========   ============

       See Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                      First Capital, Inc. and HCB Bancorp
             Unaudited Pro Forma Condensed Combined Balance Sheet
                              As of June 30, 1999

                                                                                             HCB       Pro Forma     Pro Forma
                                                                           First Capital   BANCORP    Adjustments    Combined
                                                                           -------------   -------    -----------    ---------
INTEREST INCOME:
   Loans, including fees..................................................  $6,495,452   $5,068,931  $        --   $11,564,383
   Securities.............................................................   1,123,311      946,987       (3,750)    2,066,548
   Federal funds sold.....................................................          --      137,839           --       137,839
   Interest-bearing deposits in banks.....................................     179,946      142,768           --       322,714
                                                                            ----------   ----------  -----------   -----------
      Total interest income...............................................   7,798,709    6,296,525       (3,750)   14,091,484
                                                                            ----------   ----------  -----------   -----------

INTEREST EXPENSE:
   Deposits...............................................................   4,016,573    2,604,822           --     6,621,395
   Advances from Federal Home Loan Bank...................................     417,995           --           --       417,995
                                                                            ----------   ----------  -----------   -----------
      Total interest expense..............................................   4,434,568    2,604,822           --     7,039,390
                                                                            ----------   ----------  -----------   -----------
      Net interest income.................................................   3,364,141    3,691,703       (3,750)    7,052,094
   Provision for loan losses..............................................      44,000      126,250           --       170,250
                                                                            ----------   ----------  -----------   -----------
      Net interest income after provision for loan losses.................   3,320,141    3,565,453       (3,750)    6,881,844

NON-INTEREST INCOME:
   Service charges on deposit accounts....................................     170,620      349,153           --       519,773
   Commission income......................................................          --      128,000           --       128,000
   Other income...........................................................     130,588      153,555           --       284,143
                                                                            ----------   ----------  -----------   -----------
      Total non-interest income...........................................     301,208      630,708           --       931,916
                                                                            ----------   ----------  -----------   -----------

NON-INTEREST EXPENSES:
   Compensation and benefits..............................................   1,032,773    1,467,122           --     2,499,895
   Net occupancy expenses.................................................     398,177      181,864           --       580,041
   Equipment expense......................................................      46,729      227,079           --       273,808
   Other expenses.........................................................     509,850      827,828           --     1,337,678
                                                                            ----------   ----------  -----------   -----------
      Total non-interest expenses.........................................   1,987,529    2,703,893           --     4,691,422
                                                                            ----------   ----------  -----------   -----------

      Income before income taxes..........................................   1,633,820    1,492,268       (3,750)    3,122,338

   Income tax expense.....................................................     631,769      471,863          446     1,104,078
                                                                            ----------   ----------  -----------   -----------
      Net income..........................................................  $1,002,051   $1,020,405      $(4,196)  $ 2,018,260
                                                                            ==========   ==========  ===========   ===========

   Net income per common share, basic.....................................  $     0.78   $    12.77                $      0.80
                                                                            ==========   ==========                ===========
   Net income per common share, diluted...................................  $     0.77   $    12.77                $      0.79
                                                                            ==========   ==========                ===========

       See Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                      First Capital, Inc. and HCB Bancorp
            Unaudited Pro Forma Condensed Combined Income Statement
                        For the Year Ended June 30, 1998

                                                                                     HCB       Pro Forma    Pro Forma
                                                                   First Capital   Bancorp    Adjustments   Combined
                                                                   -------------   -------    -----------   --------
INTEREST INCOME:
   Loans, including fees.........................................   $6,209,266    $4,768,943  $        --  $10,978,209
   Securities....................................................      477,859     1,295,570           --    1,773,429
   Federal funds sold............................................           --       163,183           --      163,183
   Interest-bearing deposits in banks............................      173,192       108,627           --      281,819
                                                                    ----------    ----------  -----------  -----------
      Total interest income......................................    6,860,317     6,336,323           --   13,196,640
                                                                    ----------    ----------  -----------  -----------

INTEREST EXPENSE:
   Deposits......................................................    3,808,317     2,683,953           --    6,492,270
   Advances from Federal Home Loan Bank..........................      303,551            --           --      303,551
                                                                    ----------    ----------  -----------  -----------
      Total interest expense.....................................    4,111,868     2,683,953           --    6,795,821
                                                                    ----------    ----------  -----------  -----------
      Net interest income........................................    2,748,449     3,652,370           --    6,400,819
   Provision for loan losses.....................................           --         5,000           --        5,000
                                                                    ----------    ----------  -----------  -----------
      Net interest income after provision for loan losses........    2,748,449     3,647,370           --    6,395,819
                                                                                              -----------

NON-INTEREST INCOME:
   Service charges on deposit accounts...........................      123,806       317,814           --      441,620
   Commission income.............................................           --       146,172           --      146,172
   Gain on sale of premises and equipment........................      169,087            --           --           --
   Other income..................................................      117,889       191,282           --      309,171
                                                                    ----------    ----------  -----------  -----------
      Total non-interest income..................................      410,782       655,268           --    1,066,050
                                                                    ----------    ----------  -----------  -----------

NON-INTEREST EXPENSES:
   Compensation and benefits.....................................      858,303     1,396,997           --    2,255,300
   Net occupancy expenses........................................      309,943       160,018           --      469,961
   Equipment expense.............................................       44,198       221,700           --      265,898
   Other expenses................................................      399,120       815,195           --    1,214,315
                                                                    ----------    ----------  -----------  -----------
      Total non-interest expenses................................    1,611,564     2,593,910           --    4,205,474
                                                                    ----------    ----------  -----------  -----------

      Income before income taxes.................................    1,547,667     1,708,728           --    3,256,395

   Income tax expense............................................      589,215       570,997           --    1,160,212
                                                                    ----------    ----------  -----------  -----------
      Net income.................................................   $  958,452    $1,137,731           --  $ 2,096,183
                                                                    ==========    ==========  ===========  ===========

   Net income per common share, basic............................   $     0.74    $    14.24               $      0.83
                                                                    ==========    ==========               ===========
   Net income per common share, diluted..........................   $     0.74    $    14.24               $      0.83
                                                                    ==========    ==========               ===========

       See Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                  Notes to the Unaudited Pro Forma Condensed
                         Combined Financial Statements

Note 1.  Basis of Presentation

     The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. It is anticipated that the merger will be completed early in the first quarter of 2000.

     Under generally accepted accounting principles, the transaction will be accounted for as a pooling of interests and, as such, the assets and liabilities of HCB Bancorp will be combined with those of First Capital at book value. In addition, the statements of income of HCB Bancorp will be combined with the statements of income of First Capital as of the earliest period presented. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger occurred at the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet assumes the merger was consummated on June 30, 1999. Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income to conform presentation.


Note 2.  Accounting Policies and Financial Statement Classifications

     The accounting policies of both companies are in the process of being reviewed for consistency. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of these adjustments have not been determined but are not expected to be significant.

Notes 3.  Merger- and Restructuring-Related Charges

     A liability of $542,000 (pre-tax) has been recorded in the unaudited pro forma condensed combined balance sheet to reflect First Capital's and HCB Bancorp's best estimate of merger- and restructuring-related charges in connection with the merger. This liability resulted in a $462,000 post-tax charge to retained earnings in the unaudited pro forma condensed combined balance sheet. The following table provides details of the estimate charges by type, post-tax:

                                                       Estimated Costs
                                                         (Post-Tax)
          Type of Cost                             (Dollars in Thousands)
          ------------                             ----------------------
          Technology and operations..............         $187,000
          Facilities.............................           16,000
          Transaction costs and other............          339,000
                                                          --------

            Total................................         $542,000
                                                          ========

     Technology and operations costs include accelerated depreciation in excess of normal scheduled depreciation and certain liabilities that will be incurred as a result of the elimination of duplicate systems. Facilities charges consist of facilities-related exit costs, as well as accelerated depreciation in excess of normal depreciation, resulting from consolidation of duplicate operational facilities. The effect of the proposed charge has been reflected in the unaudited pro forma condensed combined balance sheet as of June

30, 1999. However, since the proposed charge is nonrecurring, it has not been reflected in the unaudited pro forma condensed combined statements of income. In addition it is estimated that $67,000 (post-tax) in other expenses related to the merger will be recognized in future periods as they are incurred. These charges have not been reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 1999.

Note 4.  Pro Forma Adjustments

     (a) Pro forma adjustments to common stock and additional paid-in capital at June 30, 1999, reflect the merger accounted for as a pooling of interests, through: (1) the exchange of 1,238,450 shares of First Capital common stock (using the exchange ratio of 15.5) for 79,900 outstanding shares of HCB Bancorp common stock at June 30, 1999, and (2) the reclassification adjustment from common stock to additional paid-in capital to reflect the $.01 par value of First Capital common stock.

     (b) Pro forma adjustments to accrued expenses and other liabilities and retained earnings reflect the $542,000 merger- and restructuring-related charge and a $80,000 increase in the deferred tax asset for the anticipated tax benefit of such charge. For additional information on the merger- and restructuring-related charges, see Note 3.

     (c) The pro forma combined weighted average common shares outstanding for each of the years in the two-year period ended June 30, 1999, reflect First Capital weighted average common shares outstanding plus the converted HCB Bancorp weighted average common shares outstanding. Each share of HCB Bancorp common stock was converted into 15.5 shares of First Capital common stock.

                          FORWARD-LOOKING STATEMENTS


     This Joint Proxy Statement-Prospectus, including information included or incorporated by reference in this document, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of First Capital and HCB Bancorp, as well as certain information relating to the merger, including, without limitation,

     . statements relating to the cost savings and accretion to reported earnings estimated to result from the merger,

     . statements relating to revenues of the combined company after the merger,

     . statements relating to the restructuring charges estimate to be incurred in connection with the merger, and

     . statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

     These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

     . expected cost savings from the merger may not be fully realized or realized within the expected time frame,

     .    revenues following the merger may be lower than expected,

     . competitive pressures among financial services companies may increase significantly,

     . costs or difficulties related to the integration of the business of First Capital and HCB Bancorp may be greater than expected,

     .    changes in the interest rate environment may reduce interest margins,

     . general economic conditions, either nationally or in Indiana, may be less favorable than expected,

     . legislative or regulatory changes may adversely affect the business in which First Capital or HCB Bancorp is engaged,

     . technological changes, including year 2000 data systems compliance issues, may be more difficult or expensive than anticipated, and

     .    changes may occur in the securities markets.

     See "Where You Can Find More Information."

                   DESCRIPTION OF FIRST CAPITAL COMMON STOCK

General

     First Capital is authorized to issue 5,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Each share of First Capital's common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

Common Stock

     Dividends. First Capital can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors.
The payment of dividends by First Capital is subject to limitations which are imposed by law and applicable regulation. The holders of common stock of First Capital are entitled to receive and share equally in any dividends as may be declared by the Board of Directors of First Capital out of funds legally available therefor. If First Capital issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. The holders of common stock of First Capital possess exclusive voting rights in First Capital. They elect First Capital's Board of Directors and act on any other matters as are required to be presented to them under applicable law or as are otherwise presented to them by the Board of Directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. First Capital's articles of incorporation, however, provide that a holder of First Capital common stock who owns in excess of 10% of the then-outstanding shares of common stock cannot vote any shares in excess of 10% unless permitted by the Board of Directors of First Capital. If First Capital issues preferred stock, holders of preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon.

     Liquidation. In the event of liquidation, dissolution or winding up of First Capital, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of First Capital available for distribution. If First Capital issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the common stock of First Capital are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

     First Capital may issue preferred stock with such designations, powers, preferences and rights as the First Capital Board of Directors may from time to time determine. The Board of Directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. None of the shares of the authorized preferred stock will be issued in connection with the merger and there are no plans to issue preferred stock.

                     COMPARISON OF RIGHTS OF SHAREHOLDERS

     First Capital's shareholders' rights are currently governed by First Capital's articles of incorporation, bylaws and applicable provisions of the Indiana Business Corporation Law. HCB Bancorp's shareholders' rights are currently governed by HCB Bancorp's articles of incorporation, bylaws and the same provisions of the Indiana Business Corporation Law. If we complete the merger, HCB Bancorp shareholders who do not exercise dissenters' rights will receive First Capital common stock and will become First Capital shareholders and their rights will likewise be governed by First Capital's articles and bylaws.

     Because First Capital and HCB Bancorp are both organized under the laws of the State of Indiana, any differences in your rights as a shareholder of HCB Bancorp and First Capital will arise solely from differences in the articles of incorporation and bylaws of First Capital and HCB Bancorp rather than from differences of law. This summary is not a complete discussion of the First Capital and HCB Bancorp articles and bylaws, and it is qualified in its entirety by reference to those documents. Copies of First Capital's articles and bylaws are on file with the SEC.

                               Authorized Stock
         First Capital                                 HCB Bancorp

 .  The First Capital articles           .   The HCB Bancorp articles authorize
   authorize 6,000,000 shares of            1,000,000 shares of capital stock,
   capital stock, consisting of             consisting solely of common stock,
   5,000,000 shares of common stock,         no par value.
   $.01 par value, and 1,000,000
   shares of serial preferred stock,
   $.01 par value.

 .  As of July 19, 1999, there were      .   As of July 19, 1999, there were
   1,291,824 shares of First Capital        79,900 shares of HCB Bancorp common
   common stock issued and                  stock issued and outstanding.
   outstanding.

 .  As of July 19, 1999, there were no
   shares of preferred stock issued
   or outstanding.

                                 Voting Rights
         First Capital                                 HCB Bancorp

 .  The holders of the common stock      .   Holders of common stock exclusively
   exclusively possess all voting           possess all voting power.
   power, subject to the authority of
   the Board of Directors to offer
   voting rights to the holders of
   preferred stock.

 .  Each share of common stock is        .   Each share of common stock is
   entitled to one vote.  Beneficial        entitled to one vote.
   owners of 10% or more of the
   outstanding stock are subject to
   voting limitations.

 .  Holders of common stock may not      .   Same.
   cumulate their votes for the
   election of directors.

               Required Vote for Authorization of Certain Actions

         First Capital                                 HCB Bancorp

 .  At least 80% of the outstanding      .   A majority vote of the Board of
   shares of voting stock must              Directors and of the outstanding
   approve certain "business                shares entitled to vote is required
   combinations" involving a "related       to approve business combinations
   person." In addition, a business         unless otherwise provided under the
   combination with a related person        Indiana Business Corporation Law.
   must be approved by at least a
   majority of outstanding shares of
   voting stock other than shares
   beneficially owned by the related
   person.  See "SELECTED PROVISIONS
   IN THE ARTICLES AND BYLAWS OF
   FIRST CAPITAL-- Business
   Combinations with Related
   Persons." However, if a two-thirds
   majority of directors not
   affiliated with the related person
   approves the business combination,
   a majority vote of the outstanding
   shares is sufficient to approve a
   business combination.

                                   Dividends
         First Capital                                 HCB Bancorp

 .  Holders of common stock are          .   Holders of common stock are
   entitled, when declared by the           entitled, when declared by the HCB
   First Capital Board, to receive          Bancorp Board, to receive dividends.
   dividends, subject to the rights
   of holders of preferred stock.

                             Shareholders Meetings
         First Capital                                 HCB Bancorp

 .  First Capital must deliver           .   Same.
   notice of the meeting and a
   description of its purpose no
   fewer than ten days and no more
   than 60 days before the meeting
   to each shareholder entitled to
   vote.

 .  The Chairman of the Board or the     .   The Chairman of the Board will
   highest ranking officer present          chair the meeting.
   will chair the meeting.

 .  Only the Chairman or a majority      .   A special meeting may be called by
   of the directors may call a              the Board of Directors or the
   special meeting.                         President and must be called by
                                            the President or Secretary upon
                                            the written request of at least
                                            one-fourth of the shares
                                            outstanding entitled to vote on
                                            the business to be conducted at
                                            the meeting.

 .  For purposes of determining          .   For purposes of determining
   shareholders entitled to vote at         shareholders entitled to vote at
   a meeting, the Board of                  a meeting, the Board of
   Directors may fix a record date          Directors may prescribe a period
   that is not less than 10 days or         not exceeding 70 days prior to
   more than 70 days before the             the meeting during which no
   meeting.                                 transfer of stock may be made or
                                            may fix a record date that is
                                            not more than 70 days before the
                                            meeting, provided that if no
                                            record date is fixed, such date
                                            shall be the date 10 days prior
                                            to the date of the meeting.

 .  The Board of Directors or any        .   Same.
   shareholder may nominate
   directors for election or
   propose new business.

 .  To nominate a director or            .   There are no prior notice
   propose new business,                    requirements or making
   shareholders must give written           nominations or proposing new
   notice to the Secretary of First         business.
   Capital not less than 30 days
   nor more than 60 days prior to
   the meeting. However, if First
   Capital gives less than 31 days
   notice of the meeting to the
   shareholders, written notice of
   the shareholder proposal or
   nomination must be delivered to
   the Secretary within 10 days of
   the date notice of the meeting
   was mailed to shareholders. Each
   notice given by a shareholder
   with respect to a nomination to
   the Board of Directors or
   proposal for new business must
   include certain information
   regarding the nominee or
   proposal and the shareholder
   making the nomination or
   proposal.

                   Action by Shareholders Without a Meeting
         First Capital                                 HCB Bancorp

 .  Any action that requires the         .   Same.
   approval of the shareholders may
   be taken without a meeting by the
   unanimous written consent of all
   shareholders entitled to vote on
   the action.

                              Board of Directors
         First Capital                                 HCB Bancorp

 .  The articles and bylaws provide      .   The bylaws provide that the number
   that the number of directors shall       of directors is seven.
   be no fewer than five nor more
   than 15 and that the Board of
   Directors shall fix the number of
   directors by resolution.

 .  There are currently seven members    .   There are currently seven members
   of the First Capital Board of            of the HCB Bancorp Board of
   Directors.                               Directors.

 .  The Board of Directors is divided    .   All of the directors are elected
   into three classes as equal in           annually.
   number as possible and
   approximately one-third of the
   directors are elected at each
   annual meeting.

 .  Vacancies on the Board of            .   Same.
   Directors will be filled by the
   remaining directors or by the
   shareholders at the next annual
   meeting.

 .  Directors may be removed only for    .   Directors may be removed with or
   cause by the vote of at least            without cause by the vote of at
   two-thirds of the outstanding            least a majority of the shares
   shares entitled to vote for              entitled to vote for the election
   directors.  Cause for removal is         of directors.
   deemed to exist only if the
   director is convicted of a felony
   or found by a court to be liable
   for gross negligence or misconduct
   in the performance of the
   director's duties to First Capital.

                            Amendment of the Bylaws
         First Capital                                 HCB Bancorp

 .  The bylaws may be amended or         .   At least a majority of the HCB
   repealed only with the approval of       Bancorp Board must approve a measure
   at least two-thirds of the Board of      to repeal, amend or rescind the
   Directors.                               Bylaws.

                  Amendment of the Articles of Incorporation
         First Capital                                 HCB Bancorp

 .  The articles may be amended or       .   The articles may be amended or
   repealed upon approval of at             repealed upon approval of at
   least two-thirds of the Board of         least a majority of the Board of
   Directors and by a majority of           Directors and by a majority of
   shares entitled to vote on the           shares entitled to vote on the
   matter, unless otherwise                 matter, unless otherwise provided
   provided in the articles or the          in the Indiana Business
   Indiana Business Corporation             Corporation Law.
   Law. However, amendments to the
   articles that would revise the
   provisions relating to the
   number, terms and
   classification, election
   and removal procedures for
   directors, the process for calling
   special meetings of shareholders,
   voting restrictions applicable to
   beneficial owners of 10% or more
   of the voting stock, shareholder
   approval of business combinations
   with related persons,
   consideration of social and
   economic factors when evaluating a
   proposed business combination,
   indemnification of directors,
   officers and employees of First
   Capital, the election not to be
   governed by the Business
   Combinations Chapter of the
   Indiana Business Corporation Law,
   and amendment of the articles
   require approval by at least a two-
   thirds vote of the outstanding
   shares.

        SELECTED PROVISIONS IN THE ARTICLES AND BYLAWS OF FIRST CAPITAL

     First Capital's articles of incorporation and bylaws contain certain provisions that could make more difficult an acquisition of First Capital by means of a tender offer, proxy context or otherwise. Certain provisions will also render the removal of the incumbent Board of Directors or management of First Capital more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by the First Capital Board, but which First Capital shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in First Capital's articles of incorporation and bylaws. See "WHERE YOU CAN FIND MORE INFORMATION" as to where to obtain a copy of these documents.

Business Combinations with Related Persons

     The articles of incorporation require the approval of the holders of at least 80% of First Capital's outstanding shares of voting stock to approve certain "business combinations" involving a "related person" except in cases where the proposed transaction has been approved in advance by a two-thirds vote of those members of First Capital's Board of Directors who are unaffiliated with the related person and were directors prior to the time when the related person became a related person.

     The term "related person" includes any individual or entity that owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of First Capital or an affiliate of that person or entity.

     A "business combination" includes:

     . any merger or consolidation of First Capital with or into any related person;

     . any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of First Capital or combined assets of First Capital and its subsidiaries to a related person;

     . any merger or consolidation of a related person with or into First Capital or a subsidiary of First Capital;

     . any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a related person to First Capital or a subsidiary of First Capital;

     . the issuance of any securities of First Capital or a subsidiary of First Capital to a related person;

     . the acquisition by First Capital or a subsidiary of First Capital of any securities of a related person;

     . any reclassification of common stock of First Capital or any recapitalization involving the common stock of First Capital; or

     .    any agreement or other arrangement providing for any of the foregoing.

Limitation on Voting Rights

     The articles of incorporation of First Capital provide that no record owner of any outstanding First Capital common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of First Capital common stock will be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit, unless permitted by a resolution adopted by a majority of the Board of Directors. Beneficial ownership is determined pursuant to the federal securities laws and includes shares beneficially owned by that person or any of his or her affiliates (as defined in the articles of incorporation), shares which that person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which that person and his or her affiliates have or share investment or voting power, but does not include shares beneficially owned by directors, officers and employees of First Federal or First Capital or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by First Capital to be beneficially, owned by that person and his or her affiliates.

Board of Directors

     Classified Board. The Board of Directors of First Capital is divided into three classes, each of which contains approximately one-third of the number of directors. After their initial election at First Capital's first annual meeting, the shareholders will elect one class of directors each year for a term of three years. The classified Board makes it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of First Capital.

     Filling of Vacancies; Removal. The articles of incorporation provide that any vacancy occurring in the First Capital Board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. The articles of incorporation of First Capital provide that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of two-thirds of the outstanding shares of voting stock. These provisions make it more difficult for shareholders to remove directors and replace them with their own nominees.

Special Meetings of Shareholders

     The articles of incorporation provide that only the Chairman or a majority of the Board of Directors of First Capital may call special meetings of the shareholders of First Capital. Shareholders are not able to call a special meeting or require that the Board do so. At a special meeting, shareholders may consider only the business specified in the notice of meeting given by First Capital. This provision prevents shareholders from forcing shareholder consideration of a proposal between annual meetings over the opposition of the Chairman and the First Capital Board by calling a special meeting of shareholders.

Advance Notice Provisions for Shareholder Nominations and Proposals

     The First Capital bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders of First Capital. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the First Capital Board or by a shareholder who has given appropriate notice to First Capital before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given First Capital appropriate notice of its intention to bring that business before the meeting. First Capital's Secretary must receive notice of the nomination or proposal not less than 30 nor more than 60 days prior to the annual meeting. A shareholder who desires to raise new business must provide certain information to First Capital concerning the nature of the new business, the shareholder and the shareholder's interest in the

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business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide First Capital with certain information concerning the nominee and the proposing shareholder.

     Advance notice of nominations or proposed business by shareholders gives the First Capital Board time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the First Capital Board, to inform shareholders and make recommendations about those matters.

Preferred Stock

     The articles of incorporation authorize the First Capital Board to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although the First Capital Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt. The First Capital Board will make any determination to issue shares with those terms based on its judgment as to the best interests of First Capital and its shareholders.

Amendment of Articles of Incorporation

     First Capital's articles of incorporation require the affirmative vote of at least two-thirds of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the articles of incorporation, including the provision limiting voting rights, the provisions relating to approval of business combinations with related persons, calling special meetings, the number and classification of directors, director and officer indemnification by First Capital and amendment of First Capital's bylaws and articles of incorporation. These supermajority voting requirements make it more difficult for the shareholders to amend these provisions of the First Capital articles of incorporation.

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                  REGULATION AND SUPERVISION OF FIRST CAPITAL

General

     As a savings and loan holding company, First Capital is required by federal law to file reports with, and otherwise comply with, the rules and regulations of the OTS. First Federal is subject to extensive regulation, examination and supervision by the OTS, as its primary federal regulator, and the FDIC, as the deposit insurer. First Federal is a member of the FHLB and its deposit accounts are insured up to applicable limits by the SAIF managed by the FDIC. First Federal must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The OTS and/or the FDIC conduct periodic examinations to test First Federal's safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on First Capital, First Federal and their operations. Certain of the regulatory requirements applicable to First Federal and to First Capital are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings institutions and their holding companies set forth in this document does not purport to be a complete description of such statutes and regulations and their effects on First Capital and First Federal.

Holding Company Regulation

     First Capital is a nondiversified unitary savings and loan holding company within the meaning of federal law. As a unitary savings and loan holding company, First Capital generally is not restricted under existing laws as to the types of business activities in which it may engage, provided that First Federal continues to be a qualified thrift lender. See "-Federal Savings Institution Regulation--QTL Test." Upon any non-supervisory acquisition by First Capital of another savings institution or savings bank that meets the qualified thrift lender test and is deemed to be a savings institution by the OTS, First Capital would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would generally be limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the OTS, and certain activities authorized by OTS regulation.

     A savings and loan holding company is prohibited from, directly or indirectly, acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company, without prior written approval of the OTS and from acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the OTS considers the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community and competitive factors.

     The OTS may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (1) the approval of interstate supervisory acquisitions by savings and loan holding companies and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

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     Although savings and loan holding companies are not subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, federal regulations do prescribe such restrictions on subsidiary savings institutions as described below. First Federal must notify the OTS 30 days before declaring any dividend to First Capital. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the OTS and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

Federal Savings Institution Regulation

     Business Activities. The activities of federal savings institutions are governed by federal law and regulations. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal association, e.g., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institution's capital or assets. In addition, certain activities, such as mergers and acquisitions, and branching are subject to the prior approval of the OTS.

     Capital Requirements. The OTS capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 3% leverage ratio and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMEL financial institution rating system), and, together with the risk-based capital standard itself, a 4% Tier I risk-based capital standard. The OTS regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

     The risk-based capital standard for savings institutions requires the maintenance of Tier I (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the OTS capital regulation based on the risks believed inherent in the type of asset. Core (Tier I) capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. For the present time, the OTS has deferred implementation of the interest rate risk component. At June 30, 1999, First Federal met each of its capital requirements.

     Prompt Corrective Regulatory Action. The OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier I (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier I capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be

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

"significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Subject to a narrow exception, the OTS is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date a savings institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company in an amount of up to the lesser of 5% of the institution's assets or the amount which would bring the institution into compliance with all capital standards. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

     Insurance of Deposit Accounts. Deposits of First Federal are presently insured by the SAIF. The FDIC maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for SAIF member institutions are determined semiannually by the FDIC and currently range from zero basis points for the healthiest institutions to 27 basis points for the riskiest.

     In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation ("FICO") to recapitalize the predecessor to the SAIF. During 1998, FICO payments for SAIF members, including First Federal, approximated 6.10 basis points, while Bank Insurance Fund ("BIF") members paid 1.22 basis points. By law, there will be equal sharing of FICO payments between SAIF and BIF members on the earlier of January 1, 2000 or the date the SAIF and BIF are merged. The FDIC has authority to increase insurance assessments. A significant increase in SAIF insurance premiums would likely have an adverse effect on the operating expenses and results of operations of First Federal. Management cannot predict what insurance assessment rates will be in the future.

     Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of First Federal does not know of any practice, condition or violation that might lead to termination of deposit insurance.

     Thrift Rechartering Legislation. Legislation enacted in 1996 provided that the BIF and SAIF were to have merged on January 1, 1999 if there were no more savings associations as of that date. Various proposals to eliminate the federal savings association charter, create a uniform financial institutions charter, abolish the OTS and restrict savings and loan holding company activities have been introduced in Congress. Pending legislation would place activities restrictions on unitary savings and loan holding companies, subject to an exception for existing holding companies such as First Capital. First Federal is unable to predict whether such legislation will be enacted or the extent to which the legislation would restrict or disrupt its operations.

     Loans to One Borrower. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral. At June 30, 1999, First Federal's limit on loans to one borrower was $3.7 million, and First Federal's largest aggregate outstanding balance of loans to one borrower was $939,000.

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     QTL Test. The HOLA requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a "domestic building and loan association" under the Internal Revenue Code or maintain at least 65% of its "portfolio assets" (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least nine months out of each 12 month period.

     A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. As of June 30, 1999, First Federal met the qualified thrift lender test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered "qualified thrift investments."

     Limitation on Capital Distributions. OTS regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. The rule effective in 1998 established three tiers of institutions based primarily on an institution's capital level. An institution that exceeded all capital requirements before and after a proposed capital distribution ("Tier I Bank") and had not been advised by the OTS that it was in need of more than normal supervision, could, after prior notice but without obtaining approval of the OTS, make capital distributions during the calendar year equal to the greater of (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half the excess capital over its capital requirements at the beginning of the calendar year or (ii) 75% of its net income for the previous four quarters. Any additional capital distributions required prior regulatory approval. At June 30, 1999, First Federal was a Tier I Bank. Effective April 1, 1999, the OTS's capital distribution regulation changed. Under the new regulation, an application to and the prior approval of the OTS will be required prior to any capital distribution if the institution does not meet the criteria for "expedited treatment" of applications under OTS regulations (i.e., generally, safety and soundness, compliance and Community Reinvestment Act examination ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with OTS. If an application is not required, the institution must still provide prior notice to OTS of the capital distribution. In the event First Federal's capital fell below its regulatory requirements or the OTS notified it that it was in need of more than normal supervision, First Federal's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

     Liquidity. First Federal is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement is currently 4%, but may be changed from time to time by the OTS to any amount within the range of 4% to 10%. Monetary penalties may be imposed for failure to meet these liquidity requirements. First Federal has never been subject to monetary penalties for failure to meet its liquidity requirements.

     Assessments. Savings institutions are required to pay assessments to the OTS to fund the agency's operations. The general assessments, paid on a semi-annual basis, are computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in First Federal's latest quarterly thrift financial report.

     Transactions with Related Parties. First Federal's authority to engage in transactions with "affiliates" (e.g., any company that controls or is under common control with an institution, including the

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Company and its non-savings institution subsidiaries) is limited by federal law.
The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. The transactions with affiliates must be on terms and under circumstances, that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

     First Federal's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is also governed by federal law. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Recent legislation created an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. The law limits both the individual and aggregate amount of loans First Federal may make to insiders based, in part, on First Federal's capital position and requires certain board approval procedures to be followed. Special limitations apply to loans made to executive officers of the institution.

     Enforcement. The OTS has primary enforcement responsibility over savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The FDIC has the authority to recommend to the Director of the OTS that enforcement action to be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

     Standards for Safety and Soundness. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that a savings institution fails to meet any standard prescribed by the guidelines, the OTS may require the institution to submit an acceptable plan to achieve compliance with the standard.

Federal Home Loan Bank System

     First Federal is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. First Federal, as a member of the FHLB, is required to acquire and hold shares of capital stock in that FHLB in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB, whichever is greater. First Federal was in compliance with this requirement with an investment in FHLB stock at June 30, 1999, of $662,500. FHLB advances must be secured by specified types of collateral and all long-term advances may only be obtained for the purpose of providing funds for residential housing finance.

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     The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future FHLB advances increased, First Federal's net interest income would likely also be reduced.

Federal Reserve System

     The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $46.5 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts aggregating greater than $46.5 million, the reserve requirement is $1.395 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $46.5 million. The first $4.9 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. First Federal complies with the foregoing requirements.

      PROPOSAL 2 FOR FIRST CAPITAL SHAREHOLDERS -- ELECTION OF DIRECTORS

     First Capital's Board of Directors consists of seven members. Five of them are independent directors and two are members of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Pursuant to Indiana law, all seven directors will be elected at the annual meeting to serve for a one, two or three-year term, or until their respective successors have been elected and qualified. The nominees for election to serve for a one-year term, or until their respective successors have been elected and qualified, are John W. Buschemeyer and Kenneth R. Saulman. The nominees for election to serve for a two-year term, or until their respective successors have been elected and qualified, are Samuel E. Uhl and Mark D. Shireman. The nominees for election to serve for a three-year term, or until their respective successors have been elected and qualified, are J. Gordon Pendleton, Gerald L. Uhl and Dennis L. Huber. All of the nominees are current members of the Boards of Directors of First Capital and First Federal.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

     The Board of Directors recommends a vote "FOR" the election of all of the nominees.

     Information regarding the nominees for First Capital is provided below. Unless otherwise stated, each director has held his current occupation for the last five years. The age indicated in each nominee's biography is as of June 30, 1999. The indicated period for service as a director includes service as a director of First Federal. There are no family relationships among the directors and executive officers of First Capital, except that Samuel E. Uhl and Gerald L. Uhl are brothers.

     J. Gordon Pendleton has been affiliated with First Federal since 1961 and served as President and Chief Executive Officer from 1961 to 1996. Since 1996 he has served as Chief Executive Officer. Mr. Pendleton is the President of the Harrison County Community Foundation, a member of the Harrison County Education Council, a member of the Board of the South Harrison 1998 School Building Corporation, a member of the Board of Directors of the Capital Courts Senior Housing Council, a member of "Main Street" steering committee, past President of the South Harrison School Corporation, past President of the Corydon

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Rotary Club and past Vice President of the Harrison County Chamber of Commerce.
Age 65. Director since 1963.

     Mark D. Shireman is the President of James L. Shireman Construction Co., Inc. in Corydon, Indiana. He is a director of the Harrison County Chamber of Commerce and the Southern Indiana Economic Development Council. Mr. Shireman is also a member of the Corydon Rotary Club, the Lanesville Lions Club and the Community Foundation of Southern Indiana. Age 47. Director since 1989.

     Dennis L. Huber is the President and Publisher of O'Bannon Publishing Company, Inc. in Corydon, Indiana. He is a member of the Corydon Rotary Club, the Harrison County Chamber of Commerce and the Downtown Corydon Merchants Association. Age 59. Director since 1997.

     Samuel E. Uhl has been affiliated with First Federal since 1994 and succeeded Mr. Pendleton as First Federal's President in 1996. Before joining First Federal, Mr. Uhl was a First Vice President with First Nationwide Bank from 1988 to 1994. He is a director of the United Way, a director of the Corydon Rotary Club and a director and member of the industrial committee of the Harrison County Chamber of Commerce. Age 53. Director since 1995.

     Kenneth R. Saulman has been employed as a right-of-way supervisor for Clark County REMC, an electrical service company in Sellersburg, Indiana, since March 1995. From July 1991 to March 1995 he was an area supervisor for Asplundh Tree Trimming in Ramsey, Indiana. Mr. Saulman was elected to a four year term as a County Council member in 1998. He served as Harrison County Commissioner from 1992 to 1996. Mr. Saulman is a member of the South Harrison Water Co. and the Pleasant Ridge United Methodist Church. Age 57. Director since 1997.

     John W. Buschemeyer is the President and sole owner of Hurst Lumber Co. in Corydon, Indiana. He is a member of the Corydon Rotary Club and the Downtown Corydon Merchants Association. Age 61. Director since 1973.

     Gerald L. Uhl is the Business Manager for Jacobi Sales, Inc., a farm implement dealership in Palmyra, Indiana. He has served as Chairman of the Harrison County 4-H Council and President of the Corydon Country Club. Age 58. Director since 1973.

Meetings and Committees of the Board of Directors

     The business of First Capital and First Federal is conducted through meetings and activities of their Board of Directors and their committees. During the fiscal year ended June 30, 1999, the Board of Directors of First Capital held 12 meetings and the Board of Directors of First Federal held 12 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which that director served.

     The Executive Committee, which consists of Directors Buschemeyer, Saulman, Shireman and Pendleton, meets as necessary between meetings of the full Board of Directors. All actions of the Executive Committee must be ratified by the full Board of Directors. The Executive Committee reviews directors' and officers' compensation and makes recommendations to the full Board of Directors in this regard. The Executive Committee met four times during the fiscal year ended June 30, 1999.

     The Audit Committee, consisting of Directors Pendleton, G. Uhl and Shireman, is responsible for developing and monitoring First Federal's audit program. The Audit Committee selects the outside auditor and meets with them to discuss the results of the annual audit and any related matters. The Audit Committee also receives and reviews all the reports and findings and other information presented to them by officers

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regarding financial reporting policies and practices. The Audit Committee meets as necessary and met two times during the fiscal year ended June 30, 1999.

     The Compensation Committee, consisting of Directors S. Uhl, Buschemeyer and Shireman, is responsible for establishing and recommending employee and executive compensation policy to the full Board of Directors. The Compensation Committee met one time during the fiscal year ended June 30, 1999.

     The full Board of Directors serves as a nominating committee. The Board of Directors met once in its capacity as the nominating committee to nominate directors for the election at the annual meeting.

Directors' Compensation

     Fees. Members of First Federal's Board of Directors receive $400 per month. Members of committees of the Board of Directors who are not employees of First Federal also receive $50 per committee meeting attended. Directors of First Federal also receive fees for reviewing appraisals at a rate of $10.00 per appraisal. No separate fees are paid for service on First Capital's Board of Directors. During the fiscal year ended June 30, 1999, each non-employee Director of First Federal received a bonus of $4,756.

     Directors' Deferred Compensation Plan. Directors may elect to defer their monthly directors' fees until retirement with no income tax payable by the director until retirement benefits are received. Upon the director's termination of service on or after attaining age 70, the retired director receives between $217 and $676 per month for 180 months. Benefits are also payable upon disability, early retirement, other termination of service or death. All directors participate in the plan other than Directors S. Uhl, Huber and Saulman, who have elected not to participate.

Executive Compensation

     Summary Compensation Table. The following information is furnished for Mr. Pendleton. No other executive officer of First Federal received salary and bonus of $100,000 or more during the year ended June 30, 1999.

                                                  Annual Compensation
                                         ------------------------------------
                                                               Other Annual         All Other
Name And Position                  Year   Salary    Bonus    Compensation (2)    Compensation (3)
-----------------                  ----  --------  -------  -----------------   ------------------
J. Gordon Pendleton                1999   $87,420   $5,528          $6,801            $4,276
   Chairman and Chief Executive    1998    82,409      615           7,062             4,010
    Officer                        1997    77,484      650           7,592             2,359

____________________

(2) Consists primarily of directors fees. Does not include the aggregate amount of perquisites and other personal benefits, which was less than 10% of the total annual salary and bonus reported.
(3) Consists of employer contributions to First Federal's 401(k) plan.

     Employment Agreement. Effective December 31, 1998, First Capital and First Federal entered into a one-year employment agreement with Mr. Pendleton. Under the employment agreement, the initial salary level for Mr. Pendleton is $90,000, which amount is paid by First Federal and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On the anniversary of the commencement date of the employment agreement, the term may be extended for an additional year or a shorter period at the discretion of the Board. The agreement is terminable by the employers at any time, by Mr. Pendleton if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. If Mr. Pendleton's employment is terminated without cause or upon Mr. Pendleton's voluntary termination following the occurrence of an event described in the preceding sentence, First Federal would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

     The employment agreement also provides for a severance payment and other benefits in the event of involuntary termination of employment in connection with any change in control of First Capital or First Federal. A severance payment also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, Mr. Pendleton is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to the change in control.

     On July 19, 1999, the employment agreement with Mr. Pendleton was amended to provide that the merger of First Capital and HCB Bancorp and the approval of the merger agreement by shareholders of First Capital would not constitute a change in control of First Capital for purposes of Mr. Pendleton's employment agreement.

     The maximum present value of the severance benefits under the employment agreements is 2.99 times the executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The employment agreements provide that the value of the maximum benefit may be distributed, at the executive's election, in the form of a lump sum cash payment equal to 2.99 times the executive's base amount or a combination of a cash payment and continued coverage under First Federal's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the executive's base amount. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the excess payments, and First Capital would not be entitled to deduct the amount of the excess payments.

     The employment agreement restricts Mr. Pendleton's right to compete against First Capital and First Federal for a period of one year from the date of termination of the agreement if he voluntarily terminates employment, except in the event of a change in control.

     Executive Retirement Income Agreements.   First Federal has entered into an
agreement with James G. Pendleton to provide him with additional retirement income. The agreement provides for an annual benefit of $24,500 upon Mr. Pendleton's retirement at or after attaining age 65, payable for 15 years following retirement. Benefits are also payable upon disability, early retirement, other termination of service or death. First Federal has purchased a life insurance policy with Mr. Pendleton as insured to assist in funding First Federal's obligation under the agreement.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires First Capital's executive officers and directors, and persons who own more than 10% of any registered class of First Capital's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish First Capital with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representations provided to First Capital from the individuals required to file the reports, First Capital believes that each of First Capital's executive officers and directors has complied with applicable reporting requirements for transactions in First Capital common stock during the fiscal year ended June 30, 1999.

Transactions with Management

     Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. First Federal is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     Director Gerald L. Uhl is a shareholder and the Business Manager of Jacobi Sales, Inc. ("JSI"), a farm implement dealership that has contracted with First Federal to provide sales financing to customers of JSI. First Federal does not grant preferential credit under this arrangement. All sales contracts are presented to First Federal on a 50% recourse basis, with JSI responsible for the sale and disposition of any repossessed equipment. During the fiscal year ended June 30, 1999, First Federal granted approximately $772,000 of credit to JSI customers. At June 30, 1999, none of such loans were delinquent 30 days or more.

     James L. Shireman Construction Co., Inc., for which director Mark D. Shireman serves as president, constructed First Federal's New Salisbury branch in 1999 at a cost of $750,000. Mr. Shireman recused himself from the discussion and voting on the construction bid.

                 PROPOSAL 3 FOR FIRST CAPITAL SHAREHOLDERS --
                 APPROVAL OF 1999 STOCK-BASED INCENTIVE  PLAN

     The Board of Directors of First Capital is presenting for shareholder approval the First Capital Inc. 1999 Stock-Based Incentive Plan (the "Incentive Plan"), in the form attached to this document as Appendix F. The purpose of the Incentive Plan is to attract and retain qualified personnel in key positions, provide officers, employees and non-employee directors of First Capital and First Federal, with a proprietary interest in First Capital as an incentive to contribute to the success of First Capital, promote the attention of management to other shareholder's concerns, and reward employees for outstanding performance. The following is a summary of the material terms of the Incentive Plan which is qualified in its entirety by the complete provisions of the Incentive Plan attached to this document as Appendix F.

General

     The Incentive Plan authorizes the granting of options to purchase common stock of First Capital and awards of restricted shares of common stock. Subject to certain adjustments to prevent dilution of awards to participants, the maximum number of shares of common stock reserved for awards under the Incentive Plan is 107,626 shares, consisting of 76,876 shares reserved for options and 30,750 shares reserved for restricted stock awards. All employees and non-employee directors of First Capital and its affiliates are eligible to receive awards under the Incentive Plan. The Incentive Plan will be administered by a committee (the "Committee") consisting of members of the Board of Directors who are not employees of First Capital or its affiliates. Authorized but unissued shares or shares previously issued and reacquired by First Capital may be used to satisfy awards under the Incentive Plan. If authorized but unissued shares are used to satisfy restricted stock awards and the exercise of options granted under the Incentive Plan, it will result in an increase in the number of shares outstanding and will have a dilutive effect on the holdings of existing shareholders. First Capital may establish a trust under which the trustee will purchase, with contributions from First Capital or First Federal, previously issued shares to fund First Capital's obligation for restricted stock awards. As of the date of this document, no awards have been granted under the Incentive Plan.

Types of Awards

     General. The Incentive Plan authorizes the grant of awards in the form of:
(1) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (options which provide certain tax benefits to the recipients upon compliance with applicable requirements, but which do not result in tax deductions to First Capital); (2) options that do not so qualify (options which do not provide the same income tax benefits to recipients, but which may provide tax deductions to First Capital), referred to as "non-statutory stock options"; and (3) grants of restricted shares of stock. Each type of award may be subject to certain vesting or service requirements or other conditions imposed by the Committee.

     Options. Subject to the terms of the Incentive Plan, the Committee has the authority to determine the amount of options granted to any individual and the date or dates on which each option will become exercisable and any other conditions applicable to an option. The exercise price of all options will be determined by the Committee but will be at least 100% of the fair market value of the underlying common stock at the time of grant. The exercise price of any option may be paid in cash, common stock, or any other form permitted by the Committee at its discretion. See "-Alternate Option Payments." The term of options will be determined by the Committee, but in no event will an option be exercisable more than ten years from the date of grant (or five years from date of grant for a 10% owner with respect to incentive stock options).

     All options granted under the Incentive Plan to officers and employees may, at the discretion of the Committee, qualify as incentive stock options to the extent permitted under Section 422 of the Internal Revenue Code. Under certain circumstances, incentive stock options may be converted into non-statutory stock options. In order to qualify as incentive stock options under Section 422 of the Internal Revenue Code, the option must generally be granted only to an employee, must not be transferable (other than by will or the laws of descent and distribution), the exercise price must not be less than 100% of the fair market value of the common stock on the date of grant, the term of the option may not exceed ten years from the date of grant, and no more than $100,000 of options may become exercisable for the first time in any calendar year. Notwithstanding the foregoing requirements, incentive stock options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock of First Capital may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying common stock on the date of grant. Each non-employee director of First Capital or its affiliates, as well as employees, will be eligible to receive non-statutory stock options.

     Unless otherwise determined by the Committee, upon termination of an option holder's services for any reason other than death, disability or termination for cause, all then exercisable options will remain exercisable for a period of time following termination (three months in the case of termination from service in general and one year in the cases of death, disability, retirement or termination following a change in control, as defined in the Incentive Plan) and all unexercisable options will be canceled. In the event of the death or disability of an option holder or upon the occurrence of a change in control, all unexercisable options held by the option holder will become fully exercisable and remain exercisable for up to one year thereafter. In the event of termination for cause, all exercisable and unexercisable options held by the option holder will be canceled. In the event of the retirement of an option holder, the Committee will, under certain circumstances set forth in the Incentive Plan, have the discretion to allow unexercisable options to continue to vest or become exercisable in accordance with their original terms.

     Under generally accepted accounting principles, compensation expense is generally not recognized with respect to the award of stock options.

     Restricted Stock Awards. Subject to the terms of the Incentive Plan and applicable regulation, the Committee has the authority to determine the amounts of restricted stock awards granted to any individual and the dates on which restricted stock awards granted will vest or any other conditions which must be satisfied before vesting.

      Stock award recipients may also receive amounts equal to accumulated cash and stock dividends or other distributions (if any) with respect to shares awarded in the form of restricted stock. In addition, prior to vesting, recipients of restricted stock awards may also direct the voting of shares of common stock granted to them.

     Unless otherwise determined by the Committee, upon termination of the services of a holder of a stock award for any reason other than death, disability, retirement or termination for cause, all the holder's rights in unvested restricted stock awards will be canceled. In the event of the death or disability of the holder of the stock award or upon the occurrence of a change in control, all unvested restricted stock awards held by the individual will become fully vested. In the event of termination for cause of a holder of a stock award, all unvested stock awards held by the individual will be canceled. In the event of retirement of the holder of a stock award, the Committee will, under certain circumstances set forth in the Incentive Plan and subject to applicable regulation, have the discretion to determine that all unvested restricted stock awards will continue to vest or be vested in accordance with the original terms of the grant.

Tax Treatment

     Options. An option holder will generally not be deemed to have recognized taxable income upon grant or exercise of any incentive stock option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If these holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the common stock is recognized as income taxable at capital gains rates. No compensation deduction may be taken by First Capital as a result of the grant or exercise of incentive stock options, assuming these holding periods are met.

     In the case of the exercise of a non-statutory stock option, an option holder will be deemed to have received ordinary income upon exercise of the option in an amount equal to the aggregate amount by which the fair market value of the common stock exceeds the exercise price of the option. In the event shares received through the exercise of an incentive stock option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will essentially be treated as the exercise of a non-statutory stock option, except that the option holder will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income recognized by an optionee upon the exercise of a non-statutory stock option or due to a disqualifying disposition will be a deductible expense of First Capital for federal income tax purposes.

     Restricted Stock Awards. When shares of common stock, as restricted stock awards, are distributed upon vesting, the recipient recognizes ordinary income equal to the fair market value of the shares at the date of distribution plus any dividends and earnings on the shares (provided that date is more than six months after the date of grant) and First Capital is permitted a commensurate compensation expense deduction for income tax purposes.

Alternate Option Payments

     Subject to the terms of the Incentive Plan, the Committee has discretion to determine the form of payment for the exercise of an option. The Committee may indicate acceptable forms in the award agreement covering the options or may reserve its decision to the time of exercise. No option is to be considered exercised until payment in full is accepted by the Committee. Any shares of common stock tendered in payment of the exercise price of an option will be valued at the fair market value of the common stock on the date prior to the date of exercise.

Amendments

     Subject to certain restrictions contained in the Incentive Plan, the Board of Directors or the Committee may amend the Incentive Plan in any respect, at any time, provided that no amendment may affect the rights of the holder of an award without his or her permission and the amendment must comply with applicable law and regulation.

Adjustments

     In the event of any change in the outstanding shares of common stock of First Capital by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by First Capital, or in the event an extraordinary capital distribution is made, including the payment of an extraordinary dividend, the Committee may make adjustments to previously granted awards to prevent dilution, diminution or enlargement of the rights of the holder; provided, however, that in the case of an extraordinary dividend, the Committee may be required to obtain OTS approval prior to any adjustment. All awards under this Incentive Plan will be binding upon any successors or assigns of First Capital.

Nontransferability

     Unless determined otherwise by the Committee, awards under the Incentive Plan will not be transferable by the recipient other than by will or the laws of intestate succession or pursuant to a domestic relations order. With the consent of the Committee, a recipient may permit transferability or assignment for valid estate planning purposes of a non-statutory stock option as permitted under the Internal Revenue Code or federal securities laws and a participant may designate a person or his or her estate as beneficiary of any award to which the recipient would then be entitled, in the event of the death of the participant.

Stockholder Approval, Effective Date of Plan and Regulatory Compliance

     The Incentive Plan is subject to the regulations of the OTS. The OTS has not endorsed or approved the Incentive Plan.

     The Incentive Plan provides that it shall become effective on January 1, 2000, subject to prior approval of the Incentive Plan by First Capital's shareholders. The effective date of the Incentive Plan has been delayed until January 1, 2000 to ensure compliance with federal regulations that would otherwise limit the terms of awards under the Incentive Plan and, specifically, the circumstances in which the vesting of outstanding awards may be accelerated. Accordingly, assuming shareholder approval, the Incentive Plan will not be implemented and no awards will be made before January 1, 2000.

New Plan Benefits

     As of the date of this document, no determination had been made regarding the granting of awards under the Incentive Plan. First Capital and HCB Bancorp have agreed that persons who were employees or directors of First Capital prior to the merger plus William H. Harrod will be eligible to receive awards of restricted stock and that all persons who are employees or directors of First Capital after the merger is completed, which will include the employees and directors of HCB Bancorp, will be eligible to receive awards of stock options.

     The First Capital Board of Directors recommends that First Capital shareholders vote "FOR" approval of the First Capital, Inc. 1999 Stock-Based Incentive Plan.


                 PROPOSAL 4 FOR FIRST CAPITAL SHAREHOLDERS --
                           RATIFICATION OF AUDITORS

     The Board of Directors has appointed Monroe Shine & Co., Inc. to be its auditors for the 2000 fiscal year, subject to the ratification by stockholders. A representative of Monroe Shine & Co., Inc. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

     If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent public accountants will be considered by the Board of Directors. The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of auditors.

                                 LEGAL MATTERS

     The validity of the shares of First Capital common stock to be issued in connection with the merger will be passed upon for First Capital by Muldoon, Murphy & Faucette LLP, Washington, D.C.

     Muldoon, Murphy & Faucette LLP, counsel to First Capital, will deliver an opinion concerning federal income tax consequences of the merger.

                                    EXPERTS

     The financial statements of First Capital as of June 30, 1999 and 1998 and for the years then ended have been incorporated in this Joint Proxy Statement-Prospectus by reference to First Capital's annual report to shareholders in reliance upon the report of Monroe Shine & Co., Inc., independent certified public accountants, with respect to those financial statements, and upon the authority of that firm as experts in accounting and auditing.

     The financial statements of the HCB Bancorp as of December 31, 1999 and 1998 and for the years then ended have been included in this Joint Proxy Statement-Prospectus in reliance upon the report of Monroe Shine & Co., Inc., independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

     First Capital has filed with the SEC a Registration Statement under the Securities Act that registers the distribution to HCB Bancorp shareholders of the shares of First Capital common stock to be issued in connection with the merger. The Registration Statement, including the exhibits, contain additional relevant information about First Capital and First Capital common stock. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this Joint Proxy Statement-Prospectus.

     First Capital files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that First Capital files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. First Capital's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."

     The SEC allows First Capital to "incorporate by reference" information into this Joint Proxy Statement-Prospectus. This means that First Capital can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the other documents which are listed below that First Capital has previously filed with the SEC. These documents contain important information about First Capital's financial condition.

First Capital SEC Filings (File No. 0-25023)

     . Management's discussion and analysis of financial condition and results of operations on Pages __ through __ of First Capital's 1999 annual report to stockholders
     .  Annual Report on Form 10-KSB for the year ended June 30, 1999
     .  Current Report on Form 8-K dated July 19, 1999

     First Capital also incorporates by reference additional documents that it might file with the SEC between the date of this document and the date of the meeting. These include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements.

     Documents incorporated by reference are available from First Capital without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from First Capital at the following address:

               First Capital, Inc.
               220 Federal Drive, NW
               Corydon, Indiana 47112
               Attention: Joel E. Voyles, Corporate Secretary
               Telephone No. (812) 738-2198

     If you would like to request documents from First Capital, please do so by _________, 1999 in order to receive them before the annual meeting of stockholders. If you request any incorporated documents from us we will mail them to you by first-class mail, or other equally prompt means, within one business day of our receipt of your request.

     First Capital has supplied all information contained in this Joint Proxy Statement-Prospectus relating to First Capital, and HCB Bancorp has supplied all information relating to HCB Bancorp.

     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this document. This document is dated __________, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of First Capital's securities in the merger shall create any implication to the contrary.


                             SHAREHOLDER PROPOSALS

     Any proposal to be presented by any shareholder for action at First Capital's 2000 annual meeting must be received by the Secretary of First Capital no later than _____________, 1999 in order to be eligible for inclusion in First Capital's proxy materials for the annual meeting.

     If a shareholder wishes to nominate a person for election as a director or present a proposal at First Capital's annual meeting, the shareholder must give advance notice to First Capital not less than 30 days prior to the meeting, unless less than 31 days' notice of the date of the meeting is given, in which case the shareholder must give notice to First Capital within ten days after notice of the meeting date. First Capital's bylaws specify the information that must accompany notice of a shareholder proposal or nomination. Copies of the bylaws may be obtained from the Secretary of First Capital.

                                                                      APPENDIX A

================================================================================


                         AGREEMENT AND PLAN OF MERGER


                           DATED AS OF JULY 19, 1999


                                 BY AND AMONG


                             FIRST CAPITAL, INC.,


                             FC ACQUISITION CORP.


                                      AND


                                  HCB BANCORP

================================================================================

                               TABLE OF CONTENTS

                                                                                         Page No.
Introductory Statement..................................................................      A-4

ARTICLE I
The Merger..............................................................................      A-4
     Section 1.1.     Structure of the Merger...........................................      A-4
     Section 1.2.     Effect on Outstanding Shares of HCB Common Stock..................      A-5
     Section 1.3.     Exchange Procedures...............................................      A-6
     Section 1.4.     Effect on Outstanding Shares of Merger Sub Common Stock...........      A-8
     Section 1.5.     Directors of HCB after Effective Time.............................      A-8
     Section 1.6.     Articles of Incorporation and Bylaws of the Surviving Corporation.      A-8
     Section 1.7.     Stock Options.....................................................      A-8
     Section 1.8.     Bank Merger.......................................................      A-9
     Section 1.9.     Alternative Structure.............................................      A-9

ARTICLE II
Representations and Warranties..........................................................      A-9
     Section 2.1.     Disclosure Letters................................................      A-9
     Section 2.2.     Standards.........................................................      A-9
     Section 2.3.     Representations and Warranties of HCB.............................     A-10
     Section 2.4.     Representations and Warranties of First Capital...................     A-26

ARTICLE III
Conduct Pending the Merger..............................................................     A-41
     Section 3.1.     Conduct of Business Prior to the Effective Time...................     A-41
     Section 3.2.     Forbearances......................................................     A-41

ARTICLE IV
Covenants...............................................................................     A-44
     Section 4.1.     Acquisition Proposals.............................................     A-44
     Section 4.2.     Certain Policies of HCB...........................................     A-47
     Section 4.3.     Access and Information............................................     A-47
     Section 4.4.     Applications; Consents............................................     A-48
     Section 4.5.     Antitakeover Provisions...........................................     A-48
     Section 4.6.     Additional Agreements.............................................     A-48
     Section 4.7.     Publicity.........................................................     A-48
     Section 4.8.     Shareholders Meetings.............................................     A-48
     Section 4.9.     Registration of First Capital Common Stock........................     A-49
     Section 4.10.    Affiliate Letters.................................................     A-50
     Section 4.11.    Notification of Certain Matters...................................     A-50
     Section 4.12.    Employees, Directors and Officers.................................     A-50

     Section 4.13.    Indemnification...................................................     A-53
     Section 4.14.    Year 2000.........................................................     A-54

ARTICLE V
Conditions to Consummation..............................................................     A-54
     Section 5.1.     Conditions to Each Party's Obligations............................     A-54
     Section 5.2.     Conditions to the Obligations of First Capital....................     A-56
     Section 5.3.     Conditions to the Obligations of HCB..............................     A-57

ARTICLE VI
Termination.............................................................................     A-57
     Section 6.1.     Termination.......................................................     A-57
     Section 6.2.     Effect of Termination.............................................     A-59
     Section 6.3.     Termination Fees..................................................     A-59

ARTICLE VII
Closing, Effective Date and Effective Time..............................................     A-60
     Section 7.1.     Effective Date and Effective Time.................................     A-60
     Section 7.2.     Deliveries at the Closing.........................................     A-60

ARTICLE VIII
Certain Other Matters...................................................................     A-60
     Section 8.1.     Certain Definitions; Interpretation...............................     A-60
     Section 8.2.     Survival..........................................................     A-61
     Section 8.3.     Waiver; Amendment.................................................     A-61
     Section 8.4.     Counterparts......................................................     A-61
     Section 8.5.     Governing Law.....................................................     A-61
     Section 8.6.     Expenses..........................................................     A-61
     Section 8.7.     Notices...........................................................     A-62
     Section 8.8.     Entire Agreement; etc.............................................     A-63
     Section 8.9.     Successors and Assigns; Assignment................................     A-63

                         Agreement and Plan of Merger
                         ----------------------------


          This is an Agreement and Plan of Merger, dated as of the 19th day of July, 1999 ("Agreement"), by and among First Capital, Inc., an Indiana corporation ("First Capital"), FC Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of First Capital ("Merger Sub"), and HCB Bancorp, an Indiana corporation ("HCB").

                            Introductory Statement
                            ----------------------

          The Board of Directors of each of First Capital, Merger Sub and HCB
(i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of First Capital and HCB, respectively, and in the best long-term interests of their respective shareholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Agreement.

          The parties hereto intend that the Merger as defined herein shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ("IRC"), for federal income tax purposes, and that the Merger shall be accounted for as a pooling-of-interests transaction for accounting purposes.

          First Capital and HCB desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

          In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                   ARTICLE I
                                  The Merger
                                  ----------

          Section 1.1.   Structure of the Merger.  On the Effective Date (as
                         -----------------------
defined in Section 7.1), Merger Sub will merge with and into HCB ("Merger"), with HCB being the surviving entity, pursuant to the provisions of, and with the effect provided for in, the Indiana Business Corporation Law ("IBCL"). Upon consummation of the Merger, the separate corporate existence of Merger Sub shall cease. HCB shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the State of Indiana and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. From and after the Effective Time (as defined in Section

7.1), HCB shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Merger Sub, all as more fully described in Chapter 23-1-40 of the IBCL. Upon the Merger becoming effective, HCB will adopt a plan of complete liquidation pursuant to which HCB shall merge with and into First Capital immediately after the Effective Time.

          Section 1.2.  Effect on Outstanding Shares of HCB Common Stock.
                        ------------------------------------------------

          (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, no par value per share, of HCB ("HCB Common Stock") issued and outstanding at the Effective Time, other than Excluded Shares (as defined below), shall become and be converted into the right to receive 15.5 shares of common stock, par value $0.01 per share, of First Capital ("First Capital Common Stock") (the "Exchange Ratio"); provided, however, that, notwithstanding any other provision hereof, no fraction of a share of First Capital Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, First Capital shall pay to each holder of HCB Common Stock who would otherwise be entitled to a fraction of a share of First Capital Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the average of the closing sales price of First Capital Common Stock, as reported on the Nasdaq SmallCap Market of The Nasdaq Stock Market, Inc. ("Nasdaq SmallCap Market"), for the 10 consecutive trading days immediately preceding the Closing Date (as defined in Section 7.1) (collectively, the "Merger Consideration"). In the event First Capital Common Stock does not trade on one or more of the trading days in such period, any such date shall be disregarded in computing the average closing price and the average shall be based upon the closing sales price and number of days on which First Capital Common Stock actually traded during such period.

          (b) As used herein, "Excluded Shares" shall consist of (i) shares the holder of which, pursuant to any applicable law providing for dissenters' or appraisal rights, is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided under any such law (the "Dissenters' Shares") and (ii) shares held directly or indirectly by First Capital (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted).

          (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of First Capital Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted correspondingly to the extent appropriate to reflect such change.

          (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of First Capital Common Stock that are held by HCB, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares.

          (e) Shareholders of HCB who properly exercise and perfect statutory dissenters' rights shall have the rights accorded to dissenting shareholders under Chapter 23-1-44 of the IBCL.

          Section 1.3.  Exchange Procedures.
                        -------------------

          (a) Appropriate transmittal materials ("Letter of Transmittal") shall be mailed within ten calendar days after the Effective Time to each holder of record of HCB Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of HCB Common Stock to be converted thereby.

          (b) At and after the Effective Time, each certificate ("HCB Certificate") previously representing shares of HCB Common Stock (except as specifically set forth in Section 1.2) shall represent only the right to receive the Merger Consideration.

          (c) Prior to the Effective Time, First Capital shall deposit, or shall cause to be deposited, with its transfer agent and registrar or such bank or trust company that is selected by First Capital and is reasonably acceptable to HCB to act as exchange agent ("Exchange Agent"), for the benefit of the holders of shares of HCB Common Stock, for exchange in accordance with this Section 1.3, an estimated amount of cash sufficient to pay the aggregate amount of cash in lieu of fractional shares to be paid pursuant to Section 1.2, and First Capital shall reserve for issuance with its transfer agent and registrar a sufficient number of shares of First Capital Common Stock to provide for payment of the Merger Consideration.

          (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the HCB Certificates shall pass, only upon delivery of the HCB Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as First Capital may reasonably determine and
(iii) include instructions for use in effecting the surrender of the HCB Certificates in exchange for the Merger Consideration. Upon the proper surrender of the HCB Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such HCB Certificates shall be entitled to receive in exchange therefor (m) a certificate representing that number of whole shares of First Capital Common Stock that such holder has the right to receive pursuant to Section 1.2 and (n) a check in the amount equal to the cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Section 1.2 and any dividends or other distributions to which such holder is entitled pursuant to this Section 1.3. HCB Certificates so surrendered shall forthwith be cancelled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute First Capital Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of First Capital Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of HCB Common Stock not registered in the transfer records of HCB, the Merger Consideration shall be issued to the transferee thereof if the HCB Certificates representing such HCB Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of First Capital and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

          (e) No dividends or other distributions declared or made after the Effective Time with respect to First Capital Common Stock shall be remitted to any person entitled to receive shares of First Capital Common Stock hereunder until such person surrenders his or her HCB Certificates in accordance with this
Section 1.3. Upon the surrender of such person's HCB Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of First Capital Common Stock represented by such person's HCB Certificates.

          (f) From and after the Effective Time there shall be no transfers on the stock transfer records of HCB of any shares of HCB Common Stock. If, after the Effective Time, HCB Certificates are presented to First Capital, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.3.

          (g) Any portion of the aggregate amount of cash to be paid in lieu of fractional shares pursuant to Section 1.2, any dividends or other distributions to be paid pursuant to this Section 1.3 or any proceeds from any investments thereof that remains unclaimed by the shareholders of HCB for six months after the Effective Time shall be repaid by the Exchange Agent to First Capital upon the written request of First Capital. After such request is made, any shareholders of HCB who have not theretofore complied with this Section 1.3 shall look only to First Capital for the Merger Consideration deliverable in respect of each share of HCB Common Stock such shareholder holds, as determined pursuant to Section 1.2 of this Agreement, without any interest thereon. If outstanding HCB Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of First Capital (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of HCB Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) First Capital and the Exchange Agent shall be entitled to rely upon HCB's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any HCB Certificate, First Capital and the

Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (i) If any HCB Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such HCB Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such HCB Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed HCB Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 1.2.

          Section 1.4.   Effect on Outstanding Shares of Merger Sub Common
                         -------------------------------------------------
Stock. By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding as of the Effective Time shall be converted into one share of HCB Common Stock, as the surviving corporation.

          Section 1.5.   Directors of HCB after Effective Time.  From and after
                         -------------------------------------
the Effective Time, until duly changed in compliance with applicable law, the Board of Directors of HCB shall consist of the directors of Merger Sub immediately prior to the Effective Time.

          Section 1.6.   Articles of Incorporation and Bylaws of the Surviving
                         -----------------------------------------------------
Corporation. The Articles of Incorporation and Bylaws of HCB in effect
-----------
immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the surviving corporation until thereafter amended in accordance with applicable law.

          Section 1.7.   Stock Options.  At the Effective Time, by virtue of the
                         -------------
Merger and without any action on the part of any holder of an option, each option to acquire shares of HCB Common Stock (an "HCB Option") granted pursuant to HCB's 1998 Officers' and Key Employees' Stock Option Plan (the "HCB Option Plan") that is then outstanding and unexercised shall be converted into and become an option to acquire First Capital Common Stock on the same terms and conditions as are in effect with respect to the HCB Option immediately prior to the Effective Time (such option being referred to herein as a "Converted Option"), except that (i) the number of shares of First Capital Common Stock subject to such HCB Option shall be equal to the number of shares of HCB Common Stock subject to such HCB Option immediately prior to the Effective Time multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (ii) the per share exercise price of the HCB Option shall be adjusted by dividing the per share exercise price of the HCB Option by the Exchange Ratio, and rounding to the nearest whole cent. It is intended that the foregoing assumption of HCB Options shall be effected in a manner which is consistent with the requirements of Section 424 of the IRC as to any HCB Option that is an incentive stock option.

          Section 1.8.   Bank Merger.  Concurrently with or as soon as
                         -----------
practicable after the execution and delivery of this Agreement, First Federal Bank, a Federal Savings Bank ("First Federal"), a wholly-owned subsidiary of First Capital, and Harrison County Bank ("HC Bank"), a wholly-owned subsidiary of HCB, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit A, pursuant to which HC Bank will merge with and into First Federal (the
---------
"Bank Merger"). The parties hereto intend that the Bank Merger shall become effective on the Effective Date.

          Section 1.9.   Alternative Structure.  Notwithstanding anything to the
                         ---------------------
contrary contained in this Agreement, prior to the Effective Time, First Capital may specify that the structure or the proposed accounting treatment of the transactions contemplated hereby be revised and the parties shall enter into such alternative transactions as First Capital may determine to effect the purposes of this Agreement; provided, however, that such revised structure shall not (i) adversely affect the tax effects of the Merger to HCB's shareholders or alter or change the amount or kind of the Merger Consideration or (ii) materially impede or delay the receipt of any Requisite Regulatory Approvals (as defined in Section 2.3(f)). This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.


                                   ARTICLE II
                         Representations and Warranties
                         ------------------------------

          Section 2.1.   Disclosure Letters.  Prior to the execution and
                         ------------------
delivery of this Agreement, HCB and First Capital each have delivered to the other a letter (each, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate). The mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 8.1).

          Section 2.2.   Standards.
                         ---------

          (a) No representation or warranty of First Capital or HCB contained in Sections 2.3 or 2.4, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence or absence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Sections 2.3 or 2.4, as applicable, there is reasonably likely to exist a Material Adverse Effect. Neither First Capital's nor HCB's representations, warranties and covenants contained in this Agreement shall be deemed to be untrue or breached as a result of effects solely from actions taken in compliance with a written request of the other party.

          Section 2.3.   Representations and Warranties of HCB.  Subject to
                         -------------------------------------
Sections 2.1 and 2.2, HCB represents and warrants to First Capital, with respect to itself and HC Bank, that, except as disclosed in HCB's Disclosure Letter:

          (a)  Organization; Qualification.
               ---------------------------

               (i) HCB is a corporation duly organized and validly existing under the laws of the State of Indiana and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

               (ii) HC Bank is a commercial bank duly organized and validly existing under the laws of the State of Indiana and is wholly owned by HCB. The deposits of HC Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the Federal Deposit Insurance Act, as amended ("FDIA"). HC Bank is a member of Federal Home Loan Bank of Indianapolis.

               (iii) HCB and HC Bank each has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. HCB and HC Bank are each duly qualified to transact business and in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, each of which jurisdictions is listed on HCB's Disclosure Letter, except where the failure to be so qualified would not have a Material Adverse Effect on HCB.

               (iv) The Articles of Incorporation and Bylaws of HCB and HC Bank delivered with HCB's Disclosure Letter are complete and correct as of the date hereof.

          (b)  Subsidiaries.
               ------------

               (i) HCB's Disclosure Letter sets forth (i) the name, percentage ownership and number of shares of stock owned or controlled by HCB of each corporation, partnership, joint venture or other entity in which HCB has, directly or indirectly, an equity interest representing 5% or more of any class of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and collectively, "Subsidiaries"); (ii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary; (iii) the names of the officers and directors of each Subsidiary; and (iv) the jurisdictions in which each Subsidiary is qualified or licensed to do business as a foreign corporation. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests.

               (ii) HCB owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares.

Each of HCB's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on HCB. The outstanding shares of capital stock of each Subsidiary have been validly authorized and issued and are validly outstanding, fully paid and nonassessable.

               (iii) None of HCB's Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any Subsidiary, (ii) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

               (iv) No Subsidiary of HCB other than HC Bank is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder.

          (c)  Capital Structure.
               -----------------

               (i) The authorized capital stock of HCB consists of 1,000,000 shares of HCB Common Stock. As of the date of this Agreement: (A) 79,900 shares of HCB Common Stock were issued and outstanding, (B) no shares of HCB Common Stock were reserved for issuance, except that 4,000 shares of HCB Common Stock were reserved for issuance pursuant to the HCB Option Plan, and (C) no shares of HCB Common Stock were held by HCB in its treasury or by its Subsidiaries. The authorized capital stock of HC Bank consists of 8,000 shares of common stock, par value $100 per share. As of the date of this Agreement, 8,000 shares of such common stock were outstanding. All outstanding shares of capital stock of HCB are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and there are no agreements or understandings with respect to the voting or disposition of any such shares. HCB's Disclosure Letter sets forth a complete and accurate list of all outstanding options to purchase HCB Common Stock that have been granted pursuant to the HCB Option Plan, including the names of the option holders, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

               (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of HCB may vote are issued or outstanding.

               (iii) As of the date of this Agreement, except for the HCB Option Plan, HCB neither has nor is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating HCB to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of HCB or obligating HCB to grant, extend or enter into any such subscription, option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of HCB to repurchase, redeem or otherwise acquire any shares of capital stock of HCB.

          (d)  Authority.
               ---------

               (i) HCB has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of HCB. This Agreement has been duly and validly executed and delivered by HCB and constitutes a valid and binding obligation of HCB, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

               (ii) HC Bank has all requisite corporate power and authority to enter into the Plan of Bank Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of HC Bank. The Plan of Bank Merger, upon execution and delivery by HC Bank, will be duly and validly executed and delivered by HC Bank and will constitute a valid and binding obligation of HC Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

          (e)  Shareholder Approval; Fairness Opinion.  The affirmative vote of
               --------------------------------------
a majority of the outstanding shares of HCB Common Stock entitled to vote on this Agreement is the only vote of the shareholders of HCB required for approval of this Agreement and the consummation of the Merger and the related transactions contemplated hereby. HCB has received the written opinion of Young & Associates, Inc. to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of HCB.

          (f)  No Violations.  The execution, delivery and performance of this
               -------------
Agreement by HCB do not, and the consummation of the transactions contemplated hereby will not, assuming receipt of all Requisite Regulatory Approvals and requisite shareholder approvals, constitute (i) a violation of any law, rule or regulation or any judgment, decree, order, governmental permit or license of HCB or any of its Subsidiaries, or to which HCB or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a violation of the Articles of Incorporation or Bylaws of HCB or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of HCB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which HCB or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by HCB and HC Bank of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to Section 1.9) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than
(x) the approval of the holders of a majority of the outstanding shares of HCB Common Stock entitled to vote and the approval of HCB as the sole shareholder of HC Bank and (y) the approval of the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act, as amended ("HOLA"), the approval of the Indiana Department of Financial Institutions ("IDFI"), the approval of the Board of Governors of the Federal Reserve System ("FRB") under the BHCA, if necessary (or the receipt of a waiver of such requirement), and the approval of the appropriate regulatory authority under Section 18(c) of the FDIA (collectively, the "Requisite Regulatory Approvals") and (z) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of HCB know of no reason pertaining to HCB why any of the approvals referred to in this Section 2.3(f) or in Section 2.4(f) should not be obtained without the imposition of any material condition or restriction described in the proviso in Section 5.1(b).

          (g)  Reports and Financial Statements.
               --------------------------------

               (i) HCB and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with (A) the IDFI, (B) the FRB and (C) the FDIC (collectively, "HCB's Reports"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of HCB's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (ii) Set forth in HCB's Disclosure Letter are true and complete copies of:

                      (A) the audited consolidated balance sheets of HCB and its Subsidiaries as of the end of last three fiscal years, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended; and

                      (B) the unaudited consolidated balance sheet of HCB and its Subsidiaries at March 31, 1999 and related consolidated statement of income for the three months then ended.

          The financial statements in the foregoing clauses (A) and (B) are collectively referred to herein as the "HCB Financial Statements." The HCB Financial Statements were prepared from the books and records of HCB and its Subsidiaries, fairly present the consolidated financial position of HCB and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of HCB and its Subsidiaries for the periods indicated, and except as otherwise set forth in the notes thereto were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby; provided, however, that the financial statements described in clause (C) above are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes.

          (h) Absence of Certain Changes or Events.  Since December 31, 1998,
              ------------------------------------
(i) HCB and its Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with past practice, (ii) HCB and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses, (iii) there has not been any Material Adverse Effect with respect to HCB, and (iv) there has been no change in any accounting principles, practices or methods of HCB or any of its Subsidiaries other than as required by GAAP.

          (i) Absence of Claims.  No litigation, controversy, claim, action,
              -----------------
suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending against HCB or any of its Subsidiaries, and no such litigation, controversy, claim, action, suit or other proceeding has been threatened. To the knowledge of HCB, there are no investigations, reviews or inquiries by any court or governmental agency pending or threatened against HCB or any of its Subsidiaries.

          (j) Absence of Regulatory Actions.  Since December 31, 1993, neither
              -----------------------------
HCB nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators"), or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, cease and desist order, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          (k)  Taxes.  All federal, state, local and foreign tax returns
               -----
required to be filed by or on behalf of HCB or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by HCB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on HCB's balance sheet (in accordance with GAAP). For purposes of this Section 2.3(k), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of HCB or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where HCB or any of its Subsidiaries do not file tax returns that HCB or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to HCB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on HCB's balance sheet (in accordance with GAAP). HCB and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. HCB and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and HCB and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

          (l)  Agreements.
               ----------

               (i) HCB's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which HCB or any of its Subsidiaries is a party or is bound:

                      (A) which would be a material contract as defined in Item 601(b)(10) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission ("SEC");

                      (B) with any executive officer or other key employee of HCB or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving HCB or any of its Subsidiaries of the nature contemplated by this Agreement;

                      (C) with respect to the employment of any directors, officers employees or consultants;

                      (D) (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                      (E) containing covenants that limit the ability of HCB or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, HCB (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                      (F) pursuant to which HCB or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

                      (G) not fully disclosed in the HCB Financial Statements that relates to borrowings of money (or guarantees thereof) by HCB or HC Bank, other than in the ordinary course of business; or

                      (H) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $10,000 on an annual basis.

          To the knowledge of HCB, each of the agreements and other documents referenced in HCB's Disclosure Letter with respect to this Section 2.3(l)(i) is a valid, binding and enforceable obligation of the parties sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity. HCB has previously delivered to First Capital true and complete copies of each agreement and other documents referenced in HCB's Disclosure Letter with respect to this Section 2.3(l)(i).

               (ii) Neither HCB nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

               (iii) HCB and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither HCB nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of HCB and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

          (m)  Labor Matters.  HCB and its Subsidiaries are in material
               -------------
compliance with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours. Neither HCB nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is HCB or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel HCB or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving HCB or any of its Subsidiaries pending or overtly threatened.

          (n)  Employee Benefit Plans.
               ----------------------

               (i) HCB's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of HCB or any of its Subsidiaries (hereinafter referred to collectively as the "HCB Employee Plans"). There has been no announcement or commitment by HCB or any of its Subsidiaries to create an additional HCB Employee Plan, or to amend any HCB Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such HCB Employee Plan. With respect to each HCB Employee Plan, included with HCB's Disclosure Letter is a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the Internal Revenue Service ("IRS") for the most recent three plan years, if required to be filed, (B) such HCB Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such HCB Employee Plan, including amendments thereto,
(D) the most recent summary plan description and summary of material modifications thereto for such HCB Employee Plan, if the HCB Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such HCB Employee Plan is a HCB Pension Plan (as defined below) and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such HCB Employee Plan is a HCB Qualified Plan (as defined below).

               (ii) There is no pending or threatened litigation, administrative action or proceeding relating to any HCB Employee Plan. All of the HCB Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the HCB Employee Plans which is likely to result in the imposition of any penalties or taxes under
Section 502(i) of ERISA or Section 4975 of the IRC upon HCB or any of its Subsidiaries.

               (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by HCB or any of its Subsidiaries to be incurred with respect to any HCB Employee Plan which is subject to Title IV of ERISA ("HCB Pension Plan"), or with respect to any "single-employer plan" (as defined in
Section 4001(a) of ERISA) currently or formerly maintained by HCB or any entity which is considered one employer with HCB under Section 4001(b)(1) of ERISA or
Section 414 of the IRC (an "ERISA Affiliate"). No HCB Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each HCB Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such HCB Pension Plan as of the end of the most recent plan year with respect to the respective HCB Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such HCB Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any HCB Pension Plan within the 12-month period ending on the date hereof. Neither HCB nor any of its Subsidiaries has provided, or is required to provide, security to any HCB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither HCB, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

               (iv) Each HCB Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (an "HCB Qualified Plan") has received a favorable determination letter from the IRS, and HCB and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each HCB Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all respects and any assets of any such HCB Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

               (v) HCB and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any HCB Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to HCB or any of its Subsidiaries, for the HCB Employee Plans listed in HCB's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by HCB or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC), increase or secure (by way of a trust or other vehicle) any benefits payable under any HCB Employee Plan or accelerate the time of payment or vesting of any such benefit.

          (o) Title to Assets.  HCB's Disclosure Letter contains a complete and
              ---------------
accurate list of all real property owned or leased by HCB or any of its Subsidiaries, including all properties of HCB or any of its Subsidiaries classified as "other real estate owned" or words of similar import (the "Real Property"). To the knowledge of HCB, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way. HCB and each of its Subsidiaries has good and marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, tradename or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer, other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which HCB or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of HCB and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by HCB to be adequate for the current business of HCB and its Subsidiaries.

          (p) Compliance with Laws.  HCB and each of its Subsidiaries has all
              --------------------
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies (each a "Governmental Entity") that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of HCB have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity. The businesses of HCB and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

          (q) Fees.  Other than financial advisory services performed for HCB by
              ----
Young & Associates, Inc., pursuant to an agreement dated July 13, 1999, a true and complete copy of which has been previously delivered to First Capital, neither HCB nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for HCB or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (r)  Environmental Matters.
               ---------------------

               (i)    With respect to HCB and each of its Subsidiaries:

                      (A) Each of HCB and its Subsidiaries, the Participation Facilities (as defined below), and, to HCB's knowledge, the Loan Properties (as defined below) are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws (as defined below);

                      (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum against HCB or any of its Subsidiaries or any Participation Facility (1) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by HCB or any of its Subsidiaries or any Participation Facility;

                      (C) To HCB's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or HCB or any of its Subsidiaries in respect of such Loan Property) (1) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                      (D) To HCB's knowledge, the properties currently owned or operated by HCB or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                      (E) Neither HCB nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                      (F) To HCB's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by HCB or any of its Subsidiaries or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by HCB or any of its Subsidiaries or any Participation Facility; and

                      (G) To HCB's knowledge, during the period of (1) HCB's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (2) HCB's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To HCB's knowledge, prior to the period of (1) HCB's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (2) HCB's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

               (ii)   The following definitions apply for purposes of this
Section 2.3(r) and Section 2.4(r):

               "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

               "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

               "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any Governmental Entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National

Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect.

               "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, and polychlorinated biphenyls.

          (s)  Loan Portfolio; Allowance; Asset Quality.
               ----------------------------------------

               (i) With respect to each loan owned by HCB or its Subsidiaries in whole or in part, to HCB's knowledge:

                      (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                      (B) neither HCB nor any of its Subsidiaries, nor any prior holder of a loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable loan file;

                      (C) HCB or a Subsidiary of HCB is the sole holder of legal and beneficial title to each loan (or HCB's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of HCB or a Subsidiary of HCB;

                      (D) the note and the related security documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable loan file;

                      (E) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a loan, except as otherwise referenced on the books and records of HCB;

                      (F) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a loan that would have a Material Adverse Effect upon the related loan; and

                      (G) with respect to a loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms.

               (ii) The allowance for possible loan losses reflected in HCB's audited statement of condition at December 31, 1998 was, and the allowance for possible losses shown on the balance sheets in HCB's Reports for periods ending after December 31, 1998, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

               (iii) HCB's Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of HCB and its Subsidiaries that have been classified (whether regulatory or internal) as "special mention," "substandard," "doubtful," "loss" or words of similar import, and HCB and its Subsidiaries shall promptly after the end of any month inform First Capital of any such classification arrived at any time after the date hereof. The "other real estate owned" or words of similar import included in any non-performing assets of HCB or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

          (t)  Deposits.  None of the deposits of HCB or any of its Subsidiaries
               --------
is a "brokered" deposit.

          (u)  Accounting Matters.  Neither HCB nor any of its Subsidiaries or,
               ------------------
to the best of HCB's knowledge, any of its other affiliates has, through the date hereof, taken or agreed to take any action that would prevent First Capital from accounting for the Merger contemplated herein as a pooling-of-interests transaction, and HCB has no knowledge of any fact or circumstance relating to it that would prevent such accounting treatment.

          (v)  Antitakeover Provisions Inapplicable.  HCB and its Subsidiaries
               ------------------------------------
have taken all actions required to exempt HCB, HC Bank, the Agreement, the Merger and the Plan of Bank Merger from any provisions of an antitakeover nature in their organization certificates and bylaws, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

          (w)  Material Interests of Certain Persons.  No officer or director of
               -------------------------------------
HCB or any of its Subsidiaries, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 ("Exchange Act")) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of HCB or any of its Subsidiaries.

          (x)  Insurance. In the opinion of management, HCB and its Subsidiaries
               ---------
are presently insured for amounts deemed reasonable by management with, to HCB's knowledge, financially sound insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by HCB and its Subsidiaries are in full force and effect, HCB and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in timely fashion.

          (y)  Investment Securities; Derivatives; Borrowings.
               ----------------------------------------------

               (i) Except for investments in Federal Home Loan Bank ("FHLB") stock, pledges to secure FHLB borrowings, reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of HCB as of December 31, 1998, and none of the investment securities acquired by it or any of its Subsidiaries since December 31, 1998, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

               (ii) Except for adjustable-rate mortgage loans and adjustable-rate FHLB advances, neither HCB nor any Subsidiary of HCB is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

               (iii) Set forth in HCB's Disclosure Letter is a true and complete list of HCB's borrowed funds (excluding deposit accounts) as of the date hereof.

          (z)  Indemnification.  Except as provided in the Articles of
               ---------------
Incorporation or Bylaws of HCB or the similar governing documents of its Subsidiaries, neither HCB nor any Subsidiary of HCB is a party to any agreement that provides for the indemnification of any of its present or future directors, officers, employees or other persons who serve or served in any other capacity with any other enterprise at the request of HCB, and, to the knowledge of HCB, there are no claims for which any person would be entitled to indemnification under the Articles of Incorporation or Bylaws of HCB or the similar governing documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

          (aa) Books and Records.  The books and records of HCB and its
               -----------------
Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

          (bb) Corporate Documents.  The minute books of HCB constitute a
               -------------------
complete and correct record of all actions taken by its board of directors (and each committee thereof) and its shareholders. The minute books of each of HCB's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the shareholders of each such Subsidiary.

          (cc) Tax Treatment of the Merger.  As of the date hereof, HCB has no
               ---------------------------
knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the IRC.

          (dd) Beneficial Ownership of First Capital Common Stock.  As of the
               --------------------------------------------------
date hereof, HCB beneficially owns 25,000 shares of First Capital Common Stock and does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of First Capital Common Stock.

          (ee) Year 2000 Matters.  HCB has completed a review of its computer
               -----------------
systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all such Year 2000 problems. HCB's management has developed and commenced implementation of a plan which is designed to complete any required initial changes to its computer systems ("HCB Y2K Plan") and to complete testing of those changes by September 30, 1999. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on HCB.

          (ff) Registration Statement.  The information regarding HCB and its
               ----------------------
Subsidiaries to be supplied by HCB for inclusion in the Registration Statement on Form S-4 to be filed by First Capital with the SEC under the Securities Act of 1933, as amended ("Securities Act") for the purpose of registering the shares of First Capital Common Stock to be issued to HCB's shareholders in the Merger (including the joint proxy statement and prospectus ("Joint Proxy Statement-Prospectus") constituting a part thereof) (as amended or supplemented from time to time, the "Registration Statement"), will not, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (gg) Community Reinvestment Act Compliance.  HC Bank is in compliance
               -------------------------------------
with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and HC Bank currently has a CRA rating of satisfactory or better. To HCB's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause HC Bank to fail to comply with such provisions or cause the CRA rating of HC Bank to fall below satisfactory.

          (hh) Undisclosed Liabilities.  As of the date hereof, HCB and its
               -----------------------
Subsidiaries have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for (i) liabilities reflected on or reserved against in the consolidated financial statements of HCB as of December 31, 1998, and (ii) liabilities incurred since December 31, 1998 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on HCB.

          Section 2.4.   Representations and Warranties of First Capital.
                         -----------------------------------------------
Subject to Sections 2.1 and 2.2, First Capital represents and warrants to HCB, with respect to itself, Merger Sub and First Federal, that, except as specifically disclosed in First Capital's Disclosure Letter:

          (a)  Organization; Qualification.
               ---------------------------

               (i) First Capital is a corporation duly organized and validly existing under the laws of the State of Indiana and is registered as a savings and loan holding company under the HOLA.

               (ii) First Federal is a stock savings bank duly organized and validly existing under the laws of the United States and is wholly owned by First Capital. The deposits of First Federal are insured by the Savings Association Insurance Fund of the FDIC to the extent provided in the FDIA. First Federal is a member of Federal Home Loan Bank of Indianapolis.

               (iii) Merger Sub is a corporation duly organized and validly existing under the laws of the State of Indiana. Merger Sub does not currently conduct any business.

               (iv) First Capital and First Federal each has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. First Capital and First Federal are each duly qualified to transact business and in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, each of which jurisdictions is listed on First Capital's Disclosure Letter, except where the failure to be so qualified would not have a Material Adverse Effect on First Capital.

               (v) The Articles of Incorporation and Bylaws of First Capital and Merger Sub and the Federal Stock Charter and Bylaws of First Federal delivered with First Capital's Disclosure Letter are complete and correct as of the date hereof.

          (b)  Subsidiaries.
               ------------

               (i) First Capital's Disclosure Letter sets forth (i) the name, percentage ownership and number of shares of stock owned or controlled by First Capital of each corporation, partnership, joint venture or other entity in which First Capital has, directly or indirectly, an equity interest representing 5% or more of any class of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and collectively, "Subsidiaries"); (ii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary other than First Federal; (iii) the names of the officers and directors of each Subsidiary other than First Federal; and (iv) the jurisdictions in which each Subsidiary is qualified or licensed to do business as a foreign corporation. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests.

               (ii) First Capital owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares. Each of First Capital's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on First Capital. The outstanding shares of capital stock of each Subsidiary have been validly authorized and issued and are validly outstanding, fully paid and nonassessable.

               (iii) None of First Capital's Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any Subsidiary, (ii) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

               (iv) No Subsidiary of First Capital other than First Federal is an "insured depository institution" as defined in the FDIA, and the applicable regulations thereunder.

          (c)  Capital Structure.
               -----------------

               (i) The authorized capital stock of First Capital consists of 5,000,000 shares of First Capital Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("First Capital Preferred Stock"). As of the date of this Agreement:
(A) 1,291,824 shares of First Capital Common Stock were issued and outstanding, exclusive of shares held in treasury, (B) no shares of First Capital Preferred Stock were issued and outstanding, (C) no shares of First Capital Common Stock were reserved for issuance, except that 40,077 shares of First Capital Common Stock were reserved for issuance pursuant to First Capital's 1994 Stock Option Plan ("First Capital Option Plan"), (D) no shares of First Capital Preferred Stock were reserved for issuance, and (E) no shares of First Capital Common Stock were held by First Capital in its treasury or by First Federal. The authorized capital stock of First Federal consists of 4,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 1,000 shares of such common stock were outstanding and no shares of such preferred stock were outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share. As of the date of this Agreement, 100 shares of such common stock were issued and outstanding. All outstanding shares of capital stock of First Capital are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and there are no agreements or understandings with respect to the voting or disposition of any such shares.

               (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of First Capital may vote are issued or outstanding.

               (iii) As of the date of this Agreement, except for this Agreement and the First Capital Option Plan, First Capital neither has, nor is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating First Capital to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of First Capital or obligating First Capital to grant, extend or enter into any such subscription, option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of First Capital to repurchase, redeem or otherwise acquire any shares of capital stock of First Capital.

          (d)  Authority.
               ---------

               (i) First Capital and Merger Sub each have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of each of First Capital and Merger Sub. This Agreement has been duly and validly executed and delivered by First Capital and Merger Sub and constitutes a valid and binding obligation of First Capital and Merger Sub, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

               (ii) First Federal has all requisite corporate power and authority to enter into the Plan of Bank Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of First Federal. The Plan of Bank Merger, upon execution and delivery by First Federal, will be duly and validly executed and delivered by First Federal and will constitute a valid and binding obligation of First Federal, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

          (e)  Shareholder Approval; Fairness Opinion.   The affirmative vote of
               --------------------------------------
a majority of the outstanding shares of First Capital Common Stock entitled to vote on this Agreement is the only vote of the shareholders of First Capital required for approval of the Agreement and the consummation of the Merger and the related transactions contemplated hereby. First Capital has received the written opinion of Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to shareholders of First Capital.

          (f)  No Violations.  The execution, delivery and performance of this
               -------------
Agreement by First Capital do not, and the consummation of the transactions contemplated hereby will not, assuming receipt of all Requisite Regulatory Approvals and requisite shareholder approvals, constitute (i) a violation of any law, rule or regulation or any judgment, decree, order, governmental permit or license of First Capital or any of its Subsidiaries, or to which First Capital or any of its Subsidiaries (or any of their respective properties) is subject,
(ii) a violation of the Articles of Incorporation or Bylaws of First Capital or similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of First Capital or any of its Subsidiaries, under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which First Capital or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by First Capital and First Federal of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to Section 1.9) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (1) the approval of the holders of a majority of the outstanding shares of First Capital Common Stock and the approval of First Capital as the sole shareholder of Merger Sub and First Federal, (2) the Requisite Regulatory Approvals and (3) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of First Capital know of no reason pertaining to First Capital why any of the approvals referred to in this Section 2.4(f) should not be obtained without the imposition of any material condition or restriction described in the last proviso in Section 5.1(b).

          (g)  Reports and Financial Statements.
               --------------------------------

               (i) First Capital and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with (A) the OTS, (B) the SEC, (C) the National Association of Securities Dealers ("NASD"), and (D) the FDIC (collectively, "First Capital's Reports"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of First Capital's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of First Capital's Reports filed with the SEC complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

               (ii) Each of the financial statements of First Capital included in First Capital's Reports filed with the SEC complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in First Capital's Reports were prepared from the books and records of First Capital and its Subsidiaries, fairly present the consolidated financial position of First Capital and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of First Capital and its Subsidiaries for the periods indicated, and except as otherwise set forth in the notes thereto were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes.

          (h)  Absence of Certain Changes or Events.   Except as disclosed in
               ------------------------------------
First Capital's Reports filed with the SEC prior to the date of this Agreement, since June 30, 1998, (i) First Capital and its Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with past practice, (ii) First Capital and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses, (iii) there has not been any Material Adverse Effect with respect to First Capital, and (iv) there has been no change in any accounting principles, practices or methods of First Capital or any of its Subsidiaries other than as required by GAAP.

          (i)  Absence of Claims.  No litigation, controversy, claim, action,
               -----------------
suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending against First Capital or any of its Subsidiaries, and, to First Capital's knowledge, no such litigation, controversy, claim, action, suit or other proceeding has been threatened. To the knowledge of First Capital, there are no investigations, reviews or inquiries by any court or governmental agency pending or threatened against First Capital or any of its Subsidiaries.

          (j)  Absence of Regulatory Actions.  Since December 31, 1993, neither
               -----------------------------
First Capital nor First Federal has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar written undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, cease and desist order, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar written undertaking.

          (k)  Taxes.  All federal, state, local and foreign tax returns
               -----
required to be filed by or on behalf of First Capital or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by First Capital or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on First Capital's balance sheet (in accordance with GAAP). For purposes of this Section 2.4(k), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of First Capital or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where First Capital or any of its Subsidiaries do not file tax returns that First Capital or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to First Capital or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on First Capital's balance sheet (in accordance with GAAP). First Capital and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. First Capital and each of its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and First Capital and each of its Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

          (l)  Agreements.
               ----------

               (i) First Capital's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which First Capital or any of its Subsidiaries is a party or is bound:

                      (A) which is a material contract as defined in Item 601(b)(10) of Regulation S-K of the rules and regulations of the SEC;

                      (B) with any executive officer or other key employee of First Capital or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving First Capital or any of its Subsidiaries of the nature contemplated by this Agreement;

                      (C) with respect to the employment of any directors, officers employees or consultants;

                      (D) (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                      (E) containing covenants that limit the ability of First Capital or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, First Capital (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                      (F) pursuant to which First Capital or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

                      (G) not fully disclosed in the First Capital's Reports that relates to borrowings of money (or guarantees thereof) by First Capital or First Federal, other than in the ordinary course of business; or

                      (H) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $10,000 on an annual basis.

          To the knowledge of First Capital, each of the agreements and other documents referenced in First Capital's Disclosure Letter with respect to this
Section 2.4(l)(i) is a valid,
binding and enforceable obligation of the parties sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity. First Capital has previously delivered to HCB true and complete copies of each agreement and other documents referenced in First Capital's Disclosure Letter with respect to this
Section 2.4(l)(i).

          (ii) Neither First Capital nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

          (iii) First Capital and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither First Capital nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of First Capital and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

     (m)  Labor Matters.  First Capital and its Subsidiaries are in material
          -------------
compliance with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours. Neither First Capital nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is First Capital or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel First Capital or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving First Capital or any of its Subsidiaries pending or overtly threatened.

     (n)  Employee Benefit Plans.
          ----------------------

          (i) First Capital's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of First Capital or any of its Subsidiaries (hereinafter referred to collectively as the "First Capital Employee Plans").

Except as set forth in First Capital's Disclosure Letter, there has been no announcement or commitment by First Capital or any of its Subsidiaries to create an additional First Capital Employee Plan, or to amend any First Capital Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such First Capital Employee Plan.

          (ii) There is no pending or threatened litigation, administrative action or proceeding relating to any First Capital Employee Plan. All of the First Capital Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the First Capital Employee Plans which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the IRC upon First Capital or any of its Subsidiaries.

          (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by First Capital or any of its Subsidiaries to be incurred with respect to any First Capital Employee Plan which is subject to Title IV of ERISA ("First Capital Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by First Capital or any ERISA Affiliate. No First Capital Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each First Capital Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such First Capital Pension Plan as of the end of the most recent plan year with respect to the respective First Capital Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such First Capital Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any First Capital Pension Plan within the 12-month period ending on the date hereof. Neither First Capital nor any of its Subsidiaries has provided, or is required to provide, security to any First Capital Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither First Capital, any of its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

          (iv) Each First Capital Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "First Capital Qualified Plan") has received a favorable determination letter from the IRS, and First Capital and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each First Capital Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all respects and any assets of any such

First Capital Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

               (v) First Capital and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any First Capital Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to First Capital or any of its Subsidiaries, for the First Capital Employee Plans listed in First Capital's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by First Capital or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC), increase or secure (by way of a trust or other vehicle) any benefits payable under any First Capital Employee Plan or accelerate the time of payment or vesting of any such benefit.

          (o) Title to Assets.  First Capital's Disclosure Letter contains a
              ---------------
complete and accurate list of all real property owned or leased by First Capital or any of its Subsidiaries, including all properties of First Capital or any of its subsidiaries classified as "real estate owned" or words of similar import (the "Real Property"). To the knowledge of First Capital, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way. First Capital and each of its Subsidiaries has good and marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, tradename or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer, other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which First Capital or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of First Capital and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by First Capital to be adequate for the current business of First Capital and its Subsidiaries.

          (p) Compliance with Laws.  Each of First Capital and each of its
              --------------------
Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to First Capital's knowledge, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of First Capital have not been conducted in violation of any law, ordinance, regulaion, order, writ, rule, decree or condition to approval of any Governmental Entity. The business of First Capital and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

          (q) Fees.  Other than the financial advisory services performed for
              ----
First Capital by Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., pursuant to an agreement dated June 3, 1999, a true and complete copy of which has been previously delivered to HCB, neither First Capital nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for First Capital or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (r) Environmental Matters.  With respect to First Capital and each of
              ---------------------
its Subsidiaries:

              (i) Each of First Capital and its Subsidiaries, the Participation Facilities and, to First Capital's knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws;

              (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum against First Capital or any of its Subsidiaries or any Participation Facility
(A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by First Capital or any of its Subsidiaries or any Participation Facility;

              (iii) To First Capital's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or First Capital or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

              (iv) To First Capital's knowledge, the properties currently owned or operated by First Capital or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

              (v) Neither First Capital nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

              (vi) To First Capital's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by First Capital or any of its Subsidiaries any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by First Capital or any of its Subsidiaries or any Participation Facility; and

              (vii) To First Capital's knowledge, during the period of (A) First Capital's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (B) First Capital's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To First Capital's knowledge, prior to the period of (x) First Capital's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (y) First Capital's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

          (s) Loan Portfolio; Allowance; Asset Quality.
              ----------------------------------------

              (i) With respect to each loan owned by First Capital or its Subsidiaries in whole or in part, to First Capital's knowledge:

                  (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                  (B) neither First Capital nor any of its Subsidiaries, nor any prior holder of a loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable loan file;

                  (C) First Capital or a Subsidiary of First Capital is the sole holder of legal and beneficial title to each loan (or First Capital's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of First Capital or a Subsidiary;

                  (D) the note and the related security documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable loan file;

                     (E) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a loan, except as otherwise referenced on the books and records of First Capital;

                     (F) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a loan that would have a Material Adverse Effect upon the related loan; and

                     (G) with respect to a loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms.

               (ii) The allowance for possible loan losses reflected in First Capital's audited statement of condition at June 30, 1998 was, and the allowance for possible losses shown on the balance sheets in First Capital's Reports for periods ending after June 30, 1998, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

               (iii) First Capital's Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of First Capital and its Subsidiaries that have been classified (whether regulatory or internal) as "special mention," "substandard," "doubtful," "loss," or words of similar import, and First Capital and First Federal shall promptly after the end of any month inform HCB of any such classification arrived at any time after the date hereof. The "real estate owned" or words of similar import included in any non-performing assets of First Capital or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

          (t)  Deposits.  None of the deposits of First Capital or any of its
               --------
Subsidiaries is a "brokered" deposit.

          (u)  Accounting Matters.  Neither First Capital nor any of its
               ------------------
Subsidiaries or, to the best of First Capital's knowledge, any of its other affiliates has, through the date hereof, taken or agreed to take any action that would prevent First Capital from accounting for the merger contemplated herein as a pooling-of-interests transaction, and First Capital has no knowledge of any fact or circumstance relating to it that would prevent such accounting treatment.

          (v)  Antitakeover Provisions Inapplicable.   First Capital and its
               ------------------------------------
Subsidiaries have taken all actions required to exempt First Capital, Merger Sub, First Federal, the Agreement, the Merger and the Plan of Bank Merger from any provisions of an antitakeover nature in their organization certificates and bylaws, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

          (w) Material Interests of Certain Persons.   Except as disclosed in
              -------------------------------------
First Capital's Reports, no officer or director of First Capital or any of its Subsidiaries, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of First Capital or any of its Subsidiaries.

          (x) Insurance. In the opinion of management, First Capital and its
              ---------
Subsidiaries are presently insured for amounts deemed reasonable by management with, to First Capital's knowledge, financially sound insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by First Capital and its Subsidiaries are in full force and effect, First Capital and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in timely fashion.

          (y) Investment Securities; Derivatives; Borrowing.
              ---------------------------------------------

              (i) Except for investments in FHLB stock, pledges to secure FHLB borrowings, reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of First Capital as of March 31, 1999, and none of the investment securities acquired by it or any of its Subsidiaries since March 31, 1999 is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

              (ii) Except for adjustable-rate mortgages and adjustable-rate FHLB advances, neither First Capital nor any Subsidiary of First Capital is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or
(B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

              (iii) Set forth in First Capital's Disclosure Letter is a true and complete list of First Capital's borrowed funds (excluding deposit accounts) as of the date hereof.

              (z) Indemnification.  Except as provided in the Articles of
                  ---------------
Incorporation or Bylaws of First Capital or the similar governing documents of its Subsidiaries, neither First Capital nor any Subsidiary of First Capital is a party to any agreement that provides for the indemnification of any of its present or future directors, officers, employees, or other persons who serve or served in any other capacity with any other enterprise at the request of First Capital, and, to the knowledge of First Capital, there are no claims for which any person would be entitled to indemnification under the Articles of Incorporation or Bylaws of First Capital or the similar governing documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

              (aa) Books and Records. The books and records of First Capital and
                   -----------------
its Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

              (bb) Corporate Documents.  The minute books of First Capital
                   -------------------
constitute a complete and correct record of all actions taken by its board of directors (and each committee thereof) and its shareholders. The minute books of each of First Capital's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the shareholders of each such Subsidiary.

              (cc) Tax Treatment of the Merger.  As of the date hereof, First
                   ---------------------------
Capital has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the IRC.

              (dd) Beneficial Ownership of HCB Common Stock. As of the date
                   ----------------------------------------
hereof, First Capital beneficially owns no shares of HCB Common Stock and does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of HCB Common Stock.

              (ee) Year 2000 Matters. First Capital has completed a review of
                   -----------------
its computer systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all Year 2000 problems. First Capital's management has developed and commenced implementation of a plan which is designed to complete any required initial changes to its computer systems ("First Capital Y2K Plan") and to complete testing of those changes by September 30, 1999. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on First Capital.

              (ff) Registration Statement. The information regarding First
                   ---------------------
Capital and its Subsidiaries to be supplied by First Capital for inclusion in the Registration Statement will not, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (gg) Community Reinvestment Act Compliance.  First Federal is in
               -------------------------------------
material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and First Federal currently has a CRA rating of satisfactory or better. To First Capital's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause First Federal to fail to comply with such provisions or cause the CRA rating of First Federal to fall below satisfactory.

          (hh) Undisclosed Liabilities.  As of the date hereof, First Capital
               -----------------------
and its Subsidiaries have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for (i) liabilities reflected on or reserved against in the financial statements of First Capital as of June 30, 1998, and (ii) liabilities incurred since June 30, 1998 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on First Capital.


                                  ARTICLE III
                          Conduct Pending the Merger
                          --------------------------

          Section 3.1.   Conduct of Business Prior to the Effective Time.
                         -----------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, each of First Capital and HCB shall, and shall cause each of their respective Subsidiaries to, use commercially reasonable efforts to (a) conduct its business in the regular, ordinary and usual course consistent with past practice; (b) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (c) take no action which would adversely affect or delay the ability of HCB or First Capital to perform their respective covenants and agreements on a timely basis under this Agreement and (d) take no action which would adversely affect or delay the ability of HCB, HC Bank, First Capital or First Federal to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction.

          Section 3.2.   Forbearances.  Without limiting the covenants set forth
                         ------------
in Section 3.1 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, neither First Capital nor HCB shall, and neither First Capital nor HCB shall permit any of their respective Subsidiaries to, without the prior written consent of the other party:

          (a) change any provisions of its Articles of Incorporation or Bylaws or the similar governing documents of its Subsidiaries (except that First Capital and First Federal may amend their respective Bylaws to impose an age limitation on directors);

          (b) (i) issue any shares of capital stock except pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement; (ii) change the terms of any outstanding stock options or warrants;
(iii) issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of First Capital or HCB; or (iv) split, combine, reclassify or adjust any shares of its capital stock or otherwise change its capitalization;

          (c) make, declare or pay any cash or stock dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except (i) in the case of First Capital, for regular quarterly cash dividends at a rate not in excess of $0.10 per share of First Capital Common Stock, (ii) in the case of HCB, for an annual cash dividend for 1999 at a rate not in excess of $6.10 per share of HCB Common Stock, which shall be paid prior to the Closing Date and
(iii) dividends paid by any of the Subsidiaries of each of First Capital and HCB to First Capital or HCB, respectively, for the purpose of enabling First Capital or HCB to pay the dividends specified in (i) and (ii));

          (d) other than in the ordinary course of business, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any individual, corporation or entity (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, borrowings from the Federal Home Loan Bank, sales of certificates of deposit and entering into repurchase agreements);

          (e) other than in the ordinary course of business consistent with past practice, (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary or (ii) cancel, release or assign any indebtedness of any such individual, corporation or other entity;

          (f) increase in any manner the compensation or fringe benefits of any of its employees or directors, other than general increases in compensation for non-executive officer employees in the ordinary course of business consistent with past practice; pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any First Capital Employee Plan or HCB Employee Plan with or for the benefit of any employee or director (except First Capital may adopt a stock-based benefit plan or plans pursuant to which it would reserve 76,876 shares for issuance upon the exercise of stock options awarded under such plan and 30,750 shares for awards of restricted stock); voluntarily accelerate the vesting of any stock options or other compensation or benefit; make any discretionary contribution to any First Capital Employee Plan or HCB Employee Plan; hire any employee with an annual total compensation payment in excess of $35,000 or enter into any employment contract;

          (g) implement or adopt any change in its accounting principles, practices or methods, except as may be required by GAAP or regulatory guidelines;

          (h) settle any claim, action or proceeding involving any liability for money damages in excess of $100,000 or impose material restrictions upon the operations of First Capital or HCB or any of their respective Subsidiaries;

          (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to First Capital or HCB, except in satisfaction of debts previously contracted;

          (j) make, renew, increase, extend or purchase any loans other than in conformance with written lending policies in effect as of the date of this Agreement;

          (k) establish or commit to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained;

          (l) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary;

          (m) make any investment in any debt security, including mortgage-backed and mortgage-related securities (other than US government and US government agency securities with final maturities not greater than five years, mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS or securities of the FHLB, in each case that are purchased in the ordinary course of business consistent with past practice);

          (n) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum;

          (o) knowingly take any action that would prevent or impede the Merger from qualifying (i) for pooling-of-interests accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the IRC;

          (p) make any capital expenditures in excess of $20,000 per expenditure from the date of this Agreement until the Effective Date other than pursuant to binding commitments existing on the date hereof, and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

          (q) elect to any executive office any person who is not an executive officer as of the date of this Agreement or elect to the Board of Directors any person who is not a member of the Board of Directors as of the date of this Agreement;

          (r) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement becoming untrue at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

          (s) agree or make any commitment to take any action that is prohibited by this Section 3.2.


                                  ARTICLE IV
                                   Covenants
                                   ---------

           Section 4.1.  Acquisition Proposals.
                         ---------------------

           (a) From and after the date hereof until the termination of this Agreement, neither HCB or HC Bank, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by HCB or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any HCB Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an HCB Acquisition Proposal or agree to or endorse any HCB Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and HCB shall notify First Capital orally (within 1 business day) and in writing (as promptly as practicable, but in no event later than 2 calendar days) of such inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and, if such inquiry or proposal is in writing, HCB shall deliver to First Capital a copy of such inquiry or proposal promptly; provided, however, that nothing contained in this Section 4.1(a) shall prohibit the Board of Directors of HCB from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal to acquire HCB pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of HCB receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to HCB's shareholders, (B) the Board of Directors of HCB, after consultation with and based on the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of HCB to comply with its fiduciary duties to shareholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as an "HCB Superior Proposal") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, HCB (1) provides reasonable notice to First Capital to the effect that it is furnishing information to, or entering into discussions or negotiations with, another party and (2) receives from such person or entity an executed confidentiality agreement in reasonably customary form, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or
(iii) failing to make or withdrawing or modifying its recommendation and entering into an HCB Superior Proposal if there exists an HCB Superior Proposal and the Board of Directors of HCB, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of HCB to comply with its fiduciary duties to shareholders under applicable law. For purposes of this Agreement, "HCB Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving HCB or any of its
Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of HCB and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of HCB or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (b) From and after the date hereof until the termination of this Agreement, neither First Capital or First Federal, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by First Capital or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any First Capital Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an First Capital Acquisition Proposal or agree to or endorse any First Capital Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and First Capital shall notify HCB orally (within 1 business day) and in writing (as promptly as practicable, but in no event later than 2 calendar days) of such inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and, if such inquiry or proposal is in writing, First Capital shall deliver to HCB a copy of such inquiry or proposal promptly; provided, however, that nothing contained in this Section 4.1(b) shall prohibit the Board of Directors of First Capital from
(i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal to acquire First Capital pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of First Capital receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to First Capital's shareholders, (B) the Board of Directors of First Capital, after consultation with and based on the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of First Capital to comply with its fiduciary duties to shareholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "First Capital Superior Proposal") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, First Capital (x) provides reasonable notice to HCB to the effect that it is furnishing information to, or entering into discussions or negotiations with, another party and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation and entering into a First Capital Superior Proposal if there exists a First Capital Superior Proposal and the Board of Directors of First Capital, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of First Capital to comply with its fiduciary duties to shareholders under applicable law. For purposes of this Agreement, "First Capital Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving First Capital or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of First Capital and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of First Capital or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

           Section 4.2.  Certain Policies of HCB.
                         -----------------------

           (a) First Capital and HCB shall cooperate to determine whether HCB shall cause HC Bank to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices so as to be consistent on a mutually satisfactory basis with those of First Federal; provided, however, that HCB shall not be required to take such action prior to the date on which all Requisite Regulatory Approvals and shareholder approvals are received, and until after receipt of written confirmation from First Capital that it is not aware of any fact or circumstance that would prevent completion of the Merger and provided further, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations.

           (b) HCB's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.2.

          Section 4.3.   Access and Information.   Upon reasonable notice, HCB
                         ----------------------
and First Capital shall (and shall cause their respective Subsidiaries to) afford to the other and their respective representatives (including, without limitation, directors, officers and employees of such party and its affiliates and counsel, accountants and other professionals retained by such party) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as either party may reasonably request and during such period, each of HCB and First Capital shall, and shall cause their respective Subsidiaries to, make available to the other party a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws; provided, however, that no investigation pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made herein. First Capital and HCB will not, and will cause their respective representatives not to, use any information obtained pursuant to this
Section 4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, each of First Capital and HCB will keep confidential, and will cause their respective representatives to keep confidential, all information and documents obtained pursuant to this Section 4.3 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party that furnished the same.

           Section 4.4.  Applications; Consents.
                         ----------------------

           (a) As soon as practicable after the date hereof, First Capital shall submit any requisite applications for, or requests for waiver of, the Requisite Regulatory Approvals, and each of the parties hereto shall, and they shall cause their respective Subsidiaries to, submit any applications, notices or other filings to any other Governmental Entity the approval of which is required for consummation of the Merger and the Bank Merger.

           (b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective Subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the Merger or the Bank Merger.

           Section 4.5.   Antitakeover Provisions.  First Capital, HCB and their
                          -----------------------
respective Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt the other party, the Agreement, the Merger and the Bank Merger from any provisions of an antitakeover nature in First Capital's, HCB's or their respective Subsidiaries' organization certificates and bylaws and the provisions of any federal or state antitakeover laws.

           Section 4.6.   Additional Agreements.   Subject to the terms and
                          ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Bank Merger, as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

           Section 4.7.   Publicity.   The initial press release announcing this
                          ---------
Agreement shall be a joint press release and thereafter HCB and First Capital shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or market with respect thereto.

           Section 4.8.   Shareholders Meetings.   First Capital and HCB each
                          ---------------------
shall take all action necessary, in accordance with applicable law and their respective Articles of Incorporation and Bylaws, to convene a meeting of their respective shareholders (each, a "Shareholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties, the Board of Directors of each of First Capital and HCB shall (a) recommend at its Shareholder Meeting that the shareholders vote in favor of and approve the transactions provided for in this Agreement and (b) use its reasonable best efforts to solicit such approvals. First Capital and HCB shall coordinate and cooperate with respect to the timing of their respective Shareholder Meetings.

           Section 4.9.  Registration of First Capital Common Stock.
                         ------------------------------------------

           (a) As soon as practicable after the date hereof, First Capital shall, in cooperation with HCB, prepare a Joint Proxy Statement-Prospectus for the purpose of taking shareholder action on the Merger and this Agreement and subject to the provisions of Section 4.4, file the Joint Proxy Statement-Prospectus with the SEC, respond to comments of the staff of the SEC and, promptly after the Registration Statement is declared effective by the SEC, mail the Joint Proxy Statement-Prospectus to the respective holders of record (as of the applicable record date) of shares of voting stock of each of HCB and First Capital. First Capital and HCB each represents and covenants to the other that the Joint Proxy Statement-Prospectus, and any amendment or supplement thereto, with respect to the information pertaining to it or its Subsidiaries at the date of mailing to its shareholders and the date of its Shareholder Meeting will be in compliance with the Exchange Act and all relevant rules and regulations of the SEC.

           (b) First Capital shall, as promptly as practicable, prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement-Prospectus will be included (including any pre-effective or post-effective amendments or supplements thereto). First Capital and HCB shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. First Capital will advise HCB promptly after First Capital receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. First Capital will provide HCB with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as HCB may reasonably request.

           (c) First Capital shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

           (d) Prior to the Effective Time, First Capital shall notify the Nasdaq SmallCap Market of the additional shares of First Capital Common Stock to be issued by First Capital in exchange for the shares of HCB Common Stock.

           Section 4.10. Affiliate Letters.
                         -----------------

           (a) HCB shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of HCB under Rule 145 of the Securities Act and the pooling-of-interests accounting rules to deliver to First Capital as soon as practicable and prior to the mailing of the Joint Proxy Statement-Prospectus executed letter agreements, each substantially in the form attached hereto as Exhibit B, providing that such person will (i) comply with
                   ---------
Rule 145, and (ii) refrain from transferring shares as required by the pooling-of-interests accounting rules.

           (b) First Capital shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of First Capital under the pooling of interests accounting rules to deliver to HCB as soon as practicable and prior to the mailing of the Joint Proxy Statement-Prospectus executed letter agreements, each substantially in the form attached hereto as Exhibit C, providing that such person will refrain from transferring shares as
---------
required by the pooling-of-interests accounting rules.

           Section 4.11.  Notification of Certain Matters.   Each party shall
                          -------------------------------
give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect or which would have been required to be disclosed on such party's Disclosure Letter had such event, condition, change or occurrence been known at the time such party delivered its Disclosure Letter; provided, however, that no notice provided pursuant to this
Section 4.11 shall affect or be deemed to modify any representation or warranty made herein. Each of HCB and First Capital shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

           Section 4.12. Employees, Directors and Officers.
                         ---------------------------------

           (a) All persons who are employees of HCB or HCB Bank immediately prior to the Effective Time ("HCB's Employees") shall, at the Effective Time, become employees of First Capital or First Federal, respectively ("Continuing Employees"); provided, however, that in no event shall any of HCB's Employees be officers of First Capital or First Federal, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of First Capital or First Federal. Subject to paragraph (g) of this Section 4.12, all of HCB's Employees who remain following the

Effective Date shall be employed at the will of First Capital or First Federal and no contractual right to employment shall inure to such employees because of this Agreement.

           (b) Subject to the provisions of paragraphs (c), (d), (e) and (f) of this Section 4.12, at or as soon as practicable following the Effective Time, First Capital and First Federal shall establish and implement a new program of compensation and benefits designed to cover all similarly situated employees on a uniform basis (the "New Compensation and Benefits Program"). The New Compensation and Benefits Program may contain any combination of new plans or continuation of plans maintained by First Capital and First Federal or by HCB and HC Bank, including plans intended to be tax-qualified under section 401(a) of the IRC, immediately in effect prior to the Effective Time. To the extent that it is not practicable to implement any constituent part of the New Compensation and Benefits Program at the Effective Time, First Capital and First Federal shall, subject to the provisions of paragraph (f) of this Section 4.12, continue in effect any comparable plan maintained immediately prior to the Effective Time for the respective employees of First Capital, First Federal, HCB and HC Bank for a transition period. Notwithstanding the above, no Continuing Employee shall become a participant in any First Capital Employee Plan that requires a designation of the Board of Directors of First Capital or First Federal in order to participate without such designation in advance of participation.

           (c) Subject to the provisions of paragraphs (d), (e) and (f) of this
Section 4.12, each constituent part of the New Compensation and Benefits Program shall recognize, in the case of persons employed by First Capital, First Federal, HCB or HC Bank immediately prior to the Effective Time who continue to be employed by First Capital or First Federal immediately after the Effective Time, all service with First Capital, First Federal, HCB or HC Bank as service with First Capital and First Federal for all purposes, including eligibility and vesting; provided, however, that such service shall not be recognized to the extent such recognition would result in a duplication of benefits.

           (d) In the case of any constituent part of the New Compensation and Benefits Program which is a life, health or long-term disability insurance plan:
(i) such plan shall not apply any preexisting condition limitations for conditions covered under the applicable insurance plans maintained by First Capital, First Federal, HCB or HC Bank as of the Effective Time, (ii) each such plan shall honor any deductible and out-of-pocket expenses incurred under the applicable insurance plan maintained by First Capital, First Federal, HCB or HC Bank as of the Effective Time and (iii) each such plan shall waive any medical certification otherwise required in order to assure the continuation of coverage of such plan (but subject to any overall limit on the maximum amount of coverage under such plans).

           (e) All Continuing Employees shall become eligible to participate in the First Federal Bank, a Federal Savings Bank Employee Stock Ownership Plan ("First Federal ESOP"), subject to their satisfaction of the eligibility requirements set forth in the First Federal

ESOP, as of the later to occur of the Effective Time or the first day of the plan year beginning in 2000.

          (f) As of the Effective Time, each HCB Employee who is a participant in the HCB 401(k) Plan (the "HCB 401(k) Plan") shall become fully vested in his or her account balance in the HCB 401(k) Plan and the HCB 401(k) Plan will either be merged into the First Federal Bank, FSB Profit Sharing with 401(k) Option Plan (the "First Federal 401(k) Plan") effective as of a date following the Effective Time selected by First Federal or terminated immediately prior to, on, or after the Effective Time. The determination as to whether the HCB 401(k) Plan shall be terminated or merged into the First Federal 401(k) Plan shall be made jointly by First Capital and HCB. Effective as of the date of the merger of the HCB 401(k) Plan into the First Capital 401(k) Plan, if applicable, or the termination of the HCB 401(k) Plan (or the Effective Time, if subsequent to such termination), if applicable, HCB Employees who are then participating in the HCB 401(k) Plan shall become participants in the First Federal 401(k) Plan.

          (g) At the Effective Time, First Capital and First Federal shall enter into an agreement with William D. Harrod, substantially in the form attached hereto as Exhibit D and shall enter into agreements with Dennis Thomas and Brad
          ---------
Backherms, substantially in the form attached hereto as Exhibit E.
                                                        ---------

          (h) First Capital shall cause its Board of Directors to be increased to 14 members as of the Effective Time and, as of the Effective Time, shall cause its Board of Directors to be constituted of the then-current members of the First Capital Board of Directors and the then-current members of the HCB Board of Directors. First Federal shall cause its Board of Directors to be increased to 14 members as of the Effective Time and, as of the Effective Time, shall cause its Board of Directors to be constituted of the then-current members of the First Federal Board of Directors and the then-current members of the HC Bank Board of Directors. First Capital shall appoint J. Gordon Pendleton as Chairman of the Board of Directors of First Capital as of the Effective Time. First Federal shall appoint Earl Book as Chairman of the Board of Directors of First Federal as of the Effective Time.

          (i) From and after the Effective Time, Samuel E. Uhl shall serve as Chief Executive Officer and President of First Federal and William D. Harrod shall serve as Chief Executive Officer and President of First Capital, each to hold office until their respective successors are duly elected or appointed and qualified.

          (j) The annual cash bonuses payable to eligible employees of HC Bank shall be determined and paid, prior to the Effective Time, for the 1999 calendar year in accordance with the procedures used for the 1998 calendar year. Prior to the Effective Time, First Federal shall pay a cash bonus to eligible employees of First Federal for the six months ended December 31, 1999 in accordance with the procedures used for the 1999 fiscal year. No bonuses shall be paid by First Capital, First Federal, HCB or HC Bank for any period of service after December

31, 1999. After the Effective time, First Capital and First Federal shall implement a new bonus program as part of the New Compensation and Benefits Program.

           Section 4.13. Indemnification.
                         ---------------

           (a) From and after the Effective Time through the third anniversary of the Effective Date, First Capital agrees to indemnify and hold harmless each present and former director and officer of HCB and its Subsidiaries and each officer or employee of HCB and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at HCB's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been indemnified as a director, officer or employee of HCB and its Subsidiaries and as then permitted under applicable law.

           (b) Any Indemnified Party wishing to claim indemnification under
Section 4.13(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify First Capital thereof, but the failure to so notify shall not relieve First Capital of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice First Capital. In the event of any such claim, action, suit, proceeding or investigation, (i) First Capital shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and First Capital shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if First Capital does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between First Capital and the Indemnified Party (and counsel for First Capital does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and First Capital shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; provided, however, that First Capital shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) First Capital shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

          (c) First Capital shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 4.13 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

          (d) First Capital shall maintain HCB's existing directors and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by HCB's existing policy, including First Capital's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of two years after the Effective Time; provided, however, that in no event shall First Capital be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.13(d), an amount per annum in excess of 125% of the amount of the annual premiums paid by HCB as of the date hereof for such insurance ("Maximum Insurance Amount"); provided further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, First Capital shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

          (e) In the event First Capital or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of First Capital assume the obligations set forth in this Section 4.13.

          (f) The provisions of this Section 4.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

          Section 4.14.  Year 2000.  From the date hereof until the Effective
                         ---------
Time, First Capital and HCB shall use their best efforts to implement and/or to undertake the HCB Y2K Plan or the First Capital Y2K Plan, as the case may be, and to comply with all Federal Financial Institution Examination Council Year 2000 regulations and guidelines. Notwithstanding the foregoing, First Capital and HCB shall consult with each other before replacing any material hardware or software or entering into any agreement with regard to resolving any Year 2000 issues.


                                   ARTICLE V
                          Conditions to Consummation
                          --------------------------

          Section 5.1.   Conditions to Each Party's Obligations.  The respective
                         --------------------------------------
obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

          (a) Shareholder Approvals.  This Agreement shall have been approved by
              ---------------------
the requisite vote of HCB's and First Capital's shareholders in accordance with applicable laws and regulations.

          (b) Regulatory Approvals.  All Requisite Regulatory Approvals shall
              --------------------
have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; provided, however, that none of such approvals shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to First Capital or HCB of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

          (c) No Injunctions or Restraints; Illegality.  No party hereto shall
              ----------------------------------------
be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger, the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger.

          (d) Registration Statement; Blue Sky Laws.  The Registration Statement
              -------------------------------------
shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement, and First Capital shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

          (e) Pooling Letters.  First Capital and HCB shall each have received a
              ---------------
letter from their respective independent certified public accountants addressed to First Capital or HCB, as the case may be, to the effect that they are not aware of any facts or circumstances that might cause the Merger not to qualify for pooling-of-interests accounting treatment.

          (f) Tax Opinion.  First Capital and HCB shall have received an opinion
              -----------
of Muldoon, Murphy & Faucette LLP, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to First Capital and HCB, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that accordingly:

              (i) No gain or loss will be recognized by First Capital, Merger Sub, First Federal, HCB or HC Bank as a result of the Merger;

               (ii) Except to the extent of any cash received in lieu of a fractional share interest in First Capital Common Stock, no gain or loss will be recognized by the shareholders of HCB who exchange their HCB Common Stock for First Capital Common Stock pursuant to the Merger;

               (iii) The tax basis of First Capital Common Stock received by shareholders who exchange their HCB Common Stock for First Capital Common Stock in the Merger will be the same as the tax basis of HCB Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

               (iv) The holding period of First Capital Common Stock received by each shareholder in the Merger will include the holding period of HCB Common Stock exchanged therefor, provided that such shareholder held such HCB Common Stock as a capital asset on the Effective Date.

          Such opinion may be based on, in addition to the review of such matters of fact and law as Muldoon, Murphy & Faucette LLP considers appropriate,
(x) representations made at the request of Muldoon, Murphy & Faucette LLP by First Capital, First Federal, HCB, HC Bank, shareholders of First Capital or HCB, or any combination of such persons and (y) certificates provided at the request of Muldoon, Murphy & Faucette LLP by officers of First Capital, First Federal, HCB, HC Bank and other appropriate persons.

          Section 5.2.   Conditions to the Obligations of First Capital. The
                         ----------------------------------------------
obligations of First Capital to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by First Capital:

          (a) Representations and Warranties; Performance of Obligations.  Each
              ----------------------------------------------------------
of the obligations of HCB and HC Bank, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of HCB and HC Bank contained in this Agreement shall be true and correct, subject to Sections 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty that specifically relates to an earlier date), and First Capital shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of HCB.

          (b) Third Party Consents.  HCB shall have obtained the consent or
              --------------------
approval of each person (other than the governmental approvals or consents referred to in Section 5.1(b)) whose consent or approval shall be required in order to permit the succession by First Capital or any of its Subsidiaries to any obligation, right or interest of HCB or its Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which HCB or its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on First Capital (after giving effect to the consummation of the transactions contemplated hereby) or upon the consummation of the transactions contemplated hereby.

          (c) Good Standing and Other Certificates.  First Capital shall have
              ------------------------------------
received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of HCB and its Subsidiaries and such other documents and certificates to evidence fulfillment of the conditions set forth in Sections 5.1 and 5.2 as First Capital may reasonably require.

          (d) Dissenters' Shares.  Dissenters' rights shall not have been
              ------------------
exercised with respect to more than 10% of the outstanding shares of HCB Common Stock.

          Section 5.3.   Conditions to the Obligations of HCB.  The obligations
                         ------------------------------------
of HCB to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by HCB:

          (a) Representations and Warranties; Performance of Obligations.  Each
              ----------------------------------------------------------
of the obligations of First Capital and First Federal, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of First Capital and First Federal contained in this Agreement shall be true and correct, subject to Sections 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and HCB shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of First Capital.

          (b) Good Standing and Other Certificates.  HCB shall have received
              ------------------------------------
certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of First Capital and its Subsidiaries and such other documents and certificates to evidence fulfillment of the conditions set forth in Sections 5.1 and 5.3 as HCB may reasonably require.


                                  ARTICLE VI
                                  Termination
                                  -----------

          Section 6.1.   Termination.   This Agreement may be terminated, and
                         -----------
the Merger abandoned, at any time prior to the Effective Time, either before or after any requisite shareholder approval:

          (a) by the mutual consent of First Capital and HCB in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

          (b) by either First Capital or HCB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the shareholders of HCB or First Capital to approve the Agreement at its Shareholder Meeting called to consider such approval; provided, however, that HCB or First Capital, as the case may be, shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 4.8; or

          (c) by either First Capital or HCB, by written notice to the other party, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

          (d) by either First Capital or HCB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by April 30, 2000, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

          (e) by either First Capital or HCB (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or
(ii) any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party; or

          (f) by either First Capital or HCB, if the Board of Directors of the other party does not publicly recommend in the Joint Proxy Statement-Prospectus that shareholders approve and adopt this Agreement or if, after recommending in the Joint Proxy Statement-Prospectus that shareholders approve and adopt this Agreement, the Board of Directors of the other party shall have withdrawn, qualified or revised such recommendation in any respect materially adverse to the party seeking to terminate this Agreement; or

          (g) by First Capital, if the Board of Directors of First Capital reasonably determines that a proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of First Capital Common Stock then outstanding or all or substantially all of the assets of First Capital constitutes a First Capital Superior Proposal and that such proposal must be accepted in order to comply with the Board of Directors' fiduciary duties to shareholders under applicable law; or

          (h) by HCB, if the Board of Directors of HCB reasonably determines that a proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of HCB Common Stock then outstanding or all or substantially all of the assets of HCB constitutes a HCB Superior Proposal and that such proposal must be accepted in order to comply with the Board of Directors' fiduciary duties to shareholders under applicable law.

          Section 6.2.   Effect of Termination.  In the event of termination of
                         ---------------------
this Agreement by either First Capital or HCB as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except (i) the last three sentences of Section 4.3, and Sections 6.3,
8.6 and 8.7, shall survive any termination of this Agreement, and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

           Section 6.3.  Termination Fees.
                         ----------------

          (a) In the event that (i) First Capital terminates this Agreement pursuant to Section 6.1(g) or (ii) HCB or First Capital terminates this Agreement pursuant to Section 6.1(b) or 6.1(f) after it has been publicly announced prior to First Capital's Shareholders Meeting that a person (other than HCB) has made or disclosed an intention to make a proposal to engage in a merger, consolidation, share exchange or other similar transaction with First Capital or First Federal and within 12 months after the termination of this Agreement First Capital or First Federal enters into an agreement with any person to effect a merger, consolidation, share exchange or other similar transaction, then First Capital shall, within 10 business days following written demand by HCB, pay to HCB an amount equal to $500,000.

          (b) In the event that (i) HCB terminates this Agreement pursuant to
Section 6.1(h) or (ii) First Capital or HCB terminates this Agreement pursuant to Section 6.1(b) or 6.1(f) after it has been publicly announced prior to HCB's Shareholders Meeting that a person (other than First Capital) has made or disclosed an intention to make a proposal to engage in a merger, consolidation, share exchange or other similar transaction with HCB or HC Bank and within 12 months after the termination of this Agreement HCB or HC Bank enters into an agreement with any person to effect a merger, consolidation, share exchange or other similar transaction, then HCB shall, within 10 business days following written demand by First Capital, pay to First Capital an amount equal to $500,000.

                                  ARTICLE VII
                  Closing, Effective Date and Effective Time
                  ------------------------------------------

          Section 7.1.   Effective Date and Effective Time.  The closing of the
                         ---------------------------------
transactions contemplated hereby ("Closing") shall take place at the offices of Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, unless another place is agreed to by First Capital and HCB, on a date designated by First Capital ("Closing Date") that is no later than 14 days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of Governmental Entities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed to by the parties; provided, however, that the Closing shall occur no earlier than January 1, 2000. Prior to the Closing Date, Merger Sub and HCB shall execute Articles of Merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such Articles of Merger. The date of such filing or such later effective date as specified in the Articles of Merger is herein referred to as the "Effective Date." The "Effective Time" of the Merger shall be as set forth in the Articles of Merger.

          Section 7.2.   Deliveries at the Closing.   Subject to the provisions
                         -------------------------
of Articles V and VI, on the Closing Date there shall be delivered to First Capital and HCB the documents and instruments required to be delivered under
Article V.

                                 ARTICLE VIII
                             Certain Other Matters
                             ---------------------

           Section 8.1.  Certain Definitions; Interpretation.   For purposes of
                         -----------------------------------
this Agreement:

          "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity;

          "Material Adverse Effect" means an effect which is material and adverse to the business, financial condition or results of operations of HCB or First Capital, as the context may dictate, and its Subsidiaries (as defined herein) taken as a whole; provided, however, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both First Capital and First Federal and HCB and HC Bank, as the case may be, or to similarly situated financial and/or depository institutions or (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates shall not be considered in determining if a Material Adverse Effect has occurred; and

          "knowledge" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

          When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

          Section 8.2.   Survival.   Only those agreements and covenants of the
                         --------
parties that are by their terms applicable in whole or in part after the Effective Time, including Sections 4.12, 4.13, and 8.6 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

          Section 8.3.   Waiver; Amendment.   Prior to the Effective Time, any
                         -----------------
provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the shareholders of HCB or First Capital, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of HCB Common Stock or contravene any provision of the IBCL or the federal banking laws, rules and regulations.

          Section 8.4.   Counterparts.   This Agreement may be executed in
                         ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          Section 8.5.   Governing Law.   This Agreement shall be governed by,
                         -------------
and interpreted in accordance with, the laws of the State of Indiana, without regard to conflicts of laws principles.

          Section 8.6.   Expenses.   Each party hereto will bear all expenses
                         --------
incurred by it in connection with this Agreement and the transactions contemplated hereby.

          Section 8.7.   Notices.   All notices, requests, acknowledgments and
                         -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

          If to HCB, to:
                         HCB Bancorp
                         P.O. Box 37
                         710 Main Street, NE
                         Palmyra, Indiana 47164
                         Facsimile:  (812) 364-4056

                         Attention:      William W. Harrod
                                         President

          With copies to:
                         Andrew B. Buroker, Esq.
                         Krieg DeVault Alexander & Capehart, LLP
                         One Indiana Square, Suite 2800
                         Indianapolis, Indiana 46204-2017
                         Facsimile: (317) 636-1507

          If to First Capital, to:

                         First Capital, Inc.
                         220 Federal Drive, N.W.
                         Corydon, Indiana  47112
                         Facsimile:  (812) 738-2202

                         Attention:   J. Gordon Pendleton
                                      Chairman of the Board and
                                       Chief Executive Officer

                         and          Samuel E. Uhl
                                      President and Chief Operating Officer

          With copies to:

                         Paul M. Aguggia, Esq.
                         Muldoon, Murphy & Faucette LLP
                         5101 Wisconsin Avenue, N.W.
                         Washington, D.C.  20016
                         Facsimile: (202) 966-9409

          Section 8.8.   Entire Agreement; etc.   This Agreement, together with
                         ----------------------
the Plan of Bank Merger and the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section 4.12 and 4.13, which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 8.9.   Successors and Assigns; Assignment.   This Agreement
                         ----------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

          In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the 19th day of July, 1999.

                            First Capital, Inc.


                            By: /s/ J. Gordon Pendleton
                                ------------------------------------------
                                J. Gordon Pendleton
                                Chairman of the Board and
                                 Chief Executive Officer


                            FC Acquisition Corp.



                            By: /s/ Samuel E. Uhl
                                ------------------------------------------
                                Samuel E. Uhl
                                President



                            HCB Bancorp


                            By: /s/ Earl Book
                                ------------------------------------------
                                Earl Book
                                Chairman of the Board

                                                                      APPENDIX B



______________, 1999


The Board of Directors
First Capital, Inc.
220 Federal Drive, NW
Corydon, Indiana  47112


Dear Board Members:


You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to First Capital, Inc. (the "Company"), of the merger (the "Merger") between the Company and HCB Bancorp. We have not been requested to opine as to, and our opinion does not in any matter address, the Company's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated July 19, 1999, by and between the Company and HCB Bancorp (the "Agreement"), at the effective time of the Merger, the Company will acquire all of HCB Bancorp's issued and outstanding shares of common stock and common stock equivalents (79,900 common shares outstanding and 475 shares subject to currently outstanding options, for a total of 80,375 fully diluted shares as of the date of the Agreement) and the holders of such shares of HCB Bancorp common stock will receive in exchange for each HCB Bancorp share, 15.5 shares of First Capital, Inc. common stock (the "Exchange Ratio"). The unexercised and outstanding options awarded pursuant to HCB Bancorp's stock option plans will be converted into the right to receive such number of shares of First Capital, Inc. common stock as determined by multiplying the number of HCB Bancorp shares subject to option by the Exchange Ratio. The per share exercise price shall be the exercise price of the HCB Bancorp option divided by the Exchange Ratio. The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by HCB Bancorp including Annual Reports and Proxy Statements for the years ended December 31, 1996, 1997 and 1998 as well as certain other information we deemed relevant. We discussed with senior management of HCB Bancorp and its wholly owned subsidiary, Harrison County Bank, the current position and prospective outlook for HCB Bancorp. For the Company, we reviewed audited financial statements for the fiscal years ended June 30, 1997 and 1998, Form 10-Q for the quarter ended March 31, 1998, and certain other information deemed relevant. Considering that this transaction is a merger of equals, we reviewed the contribution analysis of the Company and HCB in this merger and the resulting relative percentage ownership of the each.

We have also reviewed the Agreement and Plan of Merger among the Company and HCB Bancorp. It is our understanding that the Merger will be accounted for as a pooling of interests and that neither HCB Bancorp nor the Company has taken any action that individually or as part of a series of actions would prohibit the pooling of interests method of accounting for the Merger.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by the Company and HCB Bancorp and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from the Company, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of the Company's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of the Company or HCB Bancorp. We have further relied on the assurances of management of the Company and HCB Bancorp that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the Company or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement by the Company in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of the Company.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent. It is understood that this letter is directed to the Board of Directors of the Company in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any director as to how such director should vote with respect to the Merger.


Very truly yours,



Charles Webb & Company
A Division of Keefe, Bruyette & Woods, Inc.

                                                                      APPENDIX C



                     [Young & Associates, Inc. Letterhead]


                             ______________, 1999

Board of Directors
HCB Bancorp
P.O. Box 37
Palmyra, Indiana 47164

     Attention:     William W. Harrod, President

Members of the Board:

     HCB Bancorp ("HCB") requested our opinion as to the fairness to HCB and its shareholders, from a financial point of view, of the terms of the Agreement and Plan of Merger ("Merger") dated July 19, 1999 by and among First Capital, Inc. ("First Capital"), FC Acquisition Corp. ("Acquisition Sub") and HCB. The Merger will be completed through a merger of Acquisition Sub with and into HCB, with HCB being the surviving corporation and the existence of Acquisition Sub ceasing upon consummation of the Merger.

     By virtue of the Merger and subject to the dissenters' rights, the outstanding shares of HCB will be converted into the right to receive shares of First Capital as set forth in Section 1.2 of the Merger. Based on the Exchange Ratio, shareholders of HCB will receive 15.5 shares of First Capital for each share of HCB held at the time of the Merger, subject to adjustment in the event of any stock dividend, stock split or other general distribution of First Capital Common Stock prior to the Merger.

     We analyzed various public and non-public sources of information in developing our opinion, including but not limited to, (i) financial data of HCB from December 31, 1995 through March 31, 1999 from published annual reports, internal bank reports and interviews with bank management; (ii) financial data regarding First Capital from publicly available regulatory reports; (iii) comparative financial data of peers for each institution from public sources;
(iv) published reports from various sources regarding transactions similar in nature to that proposed in the Merger; and (v) the Agreement and Plan of Merger.

     Our analysis forecasted the potential future flow of income likely to be generated by HCB, over a ten-year horizon. This step required both a study of historical trends of HCB from national peer group data to develop a consensus on assumptions used to forecast potential future

Board of Directors
_______________, 1999
Page 2

results. The assumptions were considered to be reasonable and attainable should HCB have continued to operate without the merger. We then calculated the present value of that ten-year flow of income to arrive at both a multiple of book value and a price-to-earnings ratio to suggest a probable trading range for the shares of HCB.

     We also analyzed the financial performance of First Capital and its subsidiary First Federal Bank compared with banks with similar characteristics using available peer group data and other sources similar to those provided by HCB. We continued our analysis of First Capital by forecasting its earnings performance over the same ten-year horizon as we used in the analysis of HCB.

     Using the forecasts developed for the two institutions, we then constructed a pro forma balance sheet and income statement representing a merger of the institutions. Our analysis also considered the increase in earnings from the merger generated by cost savings and other advantages generated by the Merger.

     We also considered the Merger in light of similar recent transactions and the share prices, based on recent trades, of the two institutions and again found the results to be fair and equitable to the shareholders of HCB.

     In conducting our analysis, we assumed the information provided to us or publicly available was both accurate and complete. We assumed further that the transaction was a tax-free reorganization without adverse tax implications to the shareholders of HCB and that the transaction will be completed as planned without other conditions which would work to the detriment of the shareholders of HCB.

     Based on our analysis as described and qualified above, we believe that the terms of the Merger, from a financial viewpoint, are fair and equitable to the shareholders of HCB.

     HCB will pay Young & Associates, Inc. a fee for the company's assistance during negotiations and the issuance of a fairness opinion to HCB and its shareholders, plus reasonable out-of-pocket expenses, and will indemnify Young & Associates, Inc. against certain liabilities, including liabilities under the securities laws.

                         Young & Associates, Inc.

                    By:  ________________________________________
                         Tom Smith, Consultant

                                                                      APPENDIX D


                             INDIANA CODE 23-1-44
                              DISSENTERS' RIGHTS


     23-1-44-1.     "Corporation" defined. -- As used in this chapter,
"corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     23-1-44-2.     "Dissenter" defined.  -- As used in this chapter,
"dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 [IC 23-1-44-8] of this chapter and who exercises that right when and in the manner required by sections 10 through 18 [IC 23-1-44-10 -- 23-1-44-18] of this chapter.

     23-1-44-3.     "Fair value" defined. -- As used in this chapter, "fair
value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     23-1-44-4.     "Interest" defined. -- As used in this chapter, "interest"
means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     23-1-44-5.     "Record shareholder" defined. -- As used in this chapter,
"record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4.

     23-1-44-6.     "Beneficial shareholder" defined. -- As used in this
chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     23-1-44-7.     "Shareholder" defined. -- As used in this chapter,
"shareholder" means the record shareholder or the beneficial shareholder.

     23-1-44-8.     Shareholder dissent. -- (a) A shareholder is entitled to
dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

             (1) Consummation of a plan of merger to which the corporation is a party if:

             (A) Shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and

             (B)    The shareholder is entitled to vote on the merger.

             (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

             (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale.

             (4)    The approval of a control share acquisition under IC 23-1-
                    42.

             (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

             (1) Registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or

             (2) Traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets -- National Market Issues or a similar market.

     (c)     A shareholder:

             (1) Who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

             (2) Who would be so entitled to dissent and obtain payment but for the provisions of subsection (b);

may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement.

     23-1-44-9.     Beneficial shareholder dissent. -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:

             (1) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

             (2) The beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote.

     23-1-44-10.    Notice of dissenters' rights preceding shareholder vote. --
(a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.

     (b) If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 [IC 23-1-44-12] of this chapter.

     23-1-44-11.    Notice of intent to dissent. -- (a) If proposed corporate
action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

             (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

             (2) Must not vote the shareholder's shares in favor of the proposed action.

     (b)     A shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for the shareholder's shares under this chapter.

     23-1-44-12.    Notice of dissenters' rights following action creating
rights. -- (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 [IC 23-1-44-11] of this chapter.

     (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:

             (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

             (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

             (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

             (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty
     (60) days after the date the subsection (a) notice is delivered; and

             (5)    Be accompanied by a copy of this chapter.

     23-1-44-13.    Demand for payment by dissenter. -- (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 [IC 23-1-44-12] of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice under section 12(b)(3) [IC 23-1-44-12(b)(3)] of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action.

     23-1-44-14.    Transfer of shares restricted after demand for payment. --
(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 [IC 23-1-44-16] of this chapter.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     23-1-44-15.    Payment to dissenter. -- (a) Except as provided in section
17 [IC 23-1-44-17] of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 [IC 23-1-44-13] of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.

     (b)     The payment must be accompanied by:

             (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

             (2) A statement of the corporation's estimate of the fair value of the shares; and

             (3)    A statement of the dissenter's right to demand payment under section 18 [IC 23-1-44-18] of this chapter.

     23-1-44-16.    Return of shares and release of restrictions. -- (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 [IC 23-1-44-12] of this chapter and repeat the payment demand procedure.

     23-1-44-17.    Offer of fair value for shares obtained after first
announcement. -- (a) A corporation may elect to withhold payment required by section 15 [IC 23-1-44-15] of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 [IC 23-1-44-18] of this chapter.

     23-1-44-18.    Dissenter demand for fair value under certain conditions. --
(a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 [IC 23-1-44-15] of this chapter), or reject the corporation's offer under section 17 [IC 23-1-44-17] of this chapter and demand payment of the fair value of the dissenter's shares, if:

             (1) The dissenter believes that the amount paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;

             (2) The corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or

             (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares.

     23-1-44-19.    Effect of failure to pay demand -- Commencement of judicial appraisal proceeding. --(a) If a demand for payment under IC 23-1-42-11 or under section 18 [IC 23-1-44-18] of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment.

             (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

             (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 [IC 23-1-44-17] of this chapter.

     23-1-44-20.    Judicial determination and assessment of costs. -- (a) The court in an appraisal proceeding commenced under section 19 [IC 23-1-44-19] of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

             (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 [IC 23-1-44-10 -- 23-1-44-18] of this chapter; or

             (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                      APPENDIX E

                             FINANCIAL INFORMATION
                                   REGARDING
                                  HCB BANCORP

                               Table of Contents

                                                                                                   Page
Management's Discussion and Analysis of Financial Condition
and Results of Operations for HCB Bancorp........................................................   E-2

Independent Auditors' Report.....................................................................  E-19

Consolidated Balance Sheets as of December 31, 1998 and 1997.....................................  E-20

Consolidated Statements of Changes in Stockholders' Equity
for the years ended December 31, 1998 and 1997...................................................  E-21

Consolidated Statements of Income for the years ended December 31, 1998 and 1997.................  E-22

Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997.............  E-23

Notes to Consolidated Financial Statements.......................................................  E-24

Condensed Consolidated Balance Sheet as of June 30, 1999 (unaudited).............................  E-38

Condensed Consolidated Statement of Changes in Stockholders' Equity for
the six months ended June 30, 1999 (unaudited)...................................................  E-39

Condensed Consolidated Statements of Income for the six months ended
June 30, 1999 and 1998 (unaudited)...............................................................  E-40

Condensed Consolidated Statements of Cash Flows for the six months ended
June 30, 1999 and 1998 (unaudited)...............................................................  E-41

Notes to Condensed Consolidated Financial Statements.............................................  E-42

     ------------------------------------------------------------------
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
     ------------------------------------------------------------------

General

HCB Bancorp (the Company) is the parent to its wholly owned subsidiary, Harrison County Bank (the Bank), a state chartered commercial bank offering a variety of commercial banking services to individuals and business customers through its six offices in southern Indiana. The Bank's wholly-owned subsidiary, HCB Insurance Agency, Inc., as an agent, sells property, casualty and life insurance and non-deposit investment products. The Company has no other material income other than that generated by the Bank. The Bank's primary business is attracting deposits from the general public and using those funds to originate loans. The Bank's lending activity includes one-to-four family and multi-family residential, commercial real estate, commercial business and consumer loans. The Bank invests excess liquidity primarily in interest bearing deposits with other banks and federal funds sold.

Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Company and the Bank. The information contained in this section should be read in conjunction with the consolidated financial statements and the accompanying notes to consolidated financial statements included elsewhere in this report.

Operating Strategy

The Bank's results of operations depend primarily on net interest income, which is the difference between the income earned on its interest-earning assets, such as loans and investments, and the cost of its interest-bearing liabilities, consisting of deposits. The Bank's net income is also affected by, among other things, fee income, provisions for loan losses, operating expenses and income tax provisions. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and policies concerning monetary and fiscal affairs, housing and financial institutions and the intended actions of the regulatory authorities.

The Bank's current business strategy is to operate as a well capitalized, locally owned community bank. This strategy has been implemented in recent years by controlling growth, emphasizing the origination of residential mortgage loans in the Bank's primary market area, improving asset quality, controlling operating expenses, and expanding customer services.

Safe Harbor Statement for Forward Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, rather statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and the Company's ability to remedy any computer malfunctions that may result from the advent of the Year 2000.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. The Company assumes no obligation to update any forward-looking statements.

Comparison of Financial Condition at June 30, 1999 and December 31, 1998

Total assets increased 2.0% from $86.4 million at December 31, 1998 to $88.1 million at June 30, 1999, primarily as a result of increases in federal funds sold and loans receivable, net, which were funded by maturities of investment securities, a decrease in cash and interest bearing deposits in banks, and growth in deposits.

Loans receivable, net, were $58.0 million at December 31, 1998, compared to $59.3 million at June 30, 1999, a 2.2% increase.

Federal funds sold increased from $1.9 million at December 31, 1998 to $2.8 million at June 30, 1999 as the result of investment of excess liquidity.

The investment in securities held-to-maturity decreased from $3.6 million at December 31, 1998 to $2.7 million at June 30, 1999 as a result of maturities of $896,000.

Securities available for sale increased from $12.5 million at December 31, 1998 to $12.9 million at June 30, 1999 as a result of purchases of $2.5 million and maturities and of $2.0 million.

Cash and interest bearing deposits with banks decreased from $6.6 million at December 31, 1998 to $6.0 million at June 30, 1999 as a result of the growth in loans and an increase in federal funds sold.

Total deposits increased from $74.1 million at December 31, 1998 to $75.4 million at June 30, 1999. The increase in deposits resulted primarily from growth in savings and interest bearing demand deposit accounts.

Total stockholders' equity increased from $11.7 million at December 31, 1998 to $12.1 million at June 30, 1999 as a result of retained net income of $491,000.

Comparison of Financial Condition at December 31, 1998 and 1997

Total assets increased 4.0% from $83.1 million at December 31, 1997 to $86.4 million at December 31, 1998, primarily as a result of increases in cash and interest bearing deposits in banks and loans receivable, net, which were funded by maturities of investment securities, a decrease in federal funds sold and growth in deposits.

Loans receivable, net, were $48.8 million at December 31, 1997, compared to $58.0 million at December 31, 1998, a 19.0% increase. Residential mortgage loans, including residential construction loans, increased $7.1 million or 29.2%. At December 31, 1998, total mortgage loans were $40.3 million or 67.8% of the total loan portfolio compared to 64.0% at December 31, 1997. Consumer loans increased from $13.5 million at December 31, 1997 to $15.0 million at December 31, 1998. The Bank has emphasized loan growth to provide higher yields as compared to investment securities.

The investment in securities held-to-maturity decreased from $9.0 million at December 31, 1997 to $3.6 million at December 31, 1998 as a result of maturities of $5.3 million. Maturing held to maturity securities have not been replaced as management provides for liquidity through the available for sale portfolio and emphasizes loan portfolio growth.

Securities available for sale decreased from $14.5 million at December 31, 1997 to $12.5 million at December 31, 1998 as a result of purchases of $3.8 million and maturities of $5.8 million. The liquidity provided by the available for sale portfolio has provided for the growth in the loan portfolio as noted above.

Cash and interest bearing deposits with banks increased from $4.5 million at December 31, 1997 to $6.6 million at December 31, 1998 as a result of excess liquidity from maturities of investment securities and growth in deposits.

Total deposits increased from $71.2 million at December 31, 1997 to $74.1 million at December 31, 1998. The increase in deposits resulted primarily from growth in demand and savings deposit accounts, which management attributes to its promotional efforts to attract lower cost deposits.

Total stockholders' equity increased from $11.1 million at December 31, 1997 to $11.7 million at December 31, 1998 as a result of retained net income of $606,000.

Comparison of Operating Results for the Six Months Ended June 30, 1999 and 1998

Net Income. Net income was $491,000 ($6.14 per share, basic) for the six months ended June 30, 1999 compared to $556,000 ($6.96 per share, basic) for the six months ended June 30, 1998. The decrease for 1999 compared to 1998 results primarily from the provision for loan losses and a decrease in non-interest income offset by a small increase in net interest income.

Net Interest Income. Net interest income for the six months ended June 30, 1999, was comparable to net interest income for the six months ended June 30, 1998, as a result of a decrease in the average yield earned on interest earning assets offset by a decrease in the average cost of funds in 1999 compared to the same period in 1998.

Total interest income decreased $39,000, or 1.2%, to $3.1 million for the six months ended June 30, 1999 compared to $3.2 million in the prior year as a result of a lower yield on interest-earning assets. Interest on loans receivable increased $119,000 as a result of a higher average balance in 1999 and interest on investment securities decreased $185,000 as a result of a lower average balance in 1999 compared to 1998.

Total interest expense decreased $60,000, or 4.5%, for the six months ended June 30, 1999 compared to the six months ended June 30, 1998 as a result of the growth in deposits offset by the decrease in the average cost of funds.

The average yield on interest-earnings assets decreased from 8.13% in 1998 to 7.79% in 1999 while the average cost of interest-bearing liabilities decreased from 4.24% in 1998 to 3.91% in 1999 due to the growth in lower cost deposits.

Provision for loan losses. The provision for loan losses was $66,000 for the six months ended June 30, 1999, compared to $5,000 for the six months ended June 30, 1998. The Bank made provisions for the six months ended June 30, 1999 to increase the allowance for loan losses to an amount considered reasonable by management based on a quarterly evaluation. The provisions were made due to net charge-offs of $63,000 during the six months ended June 30, 1999. At June 30, 1999, the allowance for loan losses was $709,000 or 1.18% of total loans. Nonperforming assets totaled $148,000 or 0.17% of total assets at June 30, 1999.

Non-interest income. Non-interest income decreased 10.8% to $316,000 for the six months ended June 30, 1999 compared to $355,000 for the six months ended June 30, 1998. The decrease is primarily the result of a decrease in commission income and gains on sale of mortgage loans. Service charges on deposit accounts increased $14,000 for 1999 compared to 1998 due to the growth in transaction accounts during 1999.

Non-interest expenses. Non-interest expenses increased by $17,000 for the six months ended June 30, 1999. The increase results primarily from increases in compensation and benefits and occupancy and equipment expenses. Compensation and benefits expense increased $65,000 due to normal compensation increases, an increase in the cost of employee health insurance and the addition of staff for a new branch office in New Albany, Indiana, which opened June 7, 1999. Occupancy and equipment costs have increased in 1999 compared to 1998 as a result of an increase in depreciation charges on data processing equipment placed in service in 1998 and expenses related to the Year 2000 issue. The Bank experienced lower costs related to professional services, data processing, advertising, and office supplies in 1999 compared to 1998.

Income tax expense. Income tax expense for the six months ended June 30, 1999 was $234,000, compared to $265,000 for the same period in 1998. The effective tax rate for 1999 is 32.3% compared to 32.2% for 1998.

Comparison of Operating Results for the Years  Ended December 31, 1998 and 1997

Net Income. Net income was $1.1 million for both the years ended December 31, 1998 and 1997. Net income per common share, basic was $13.58 for 1998 compared to $14.15 per common share, basic for 1997.

Net Interest Income. Net interest income for 1998 was $3.7 million compared to $3.6 million for 1997 as a result of a decrease in the average yield earned on interest-earning assets offset by a decrease in the average cost of funds in 1998 compared to 1997.

Total interest income decreased $36,000 for 1998 compared to the prior year as a result of an increase in average interest earning assets offset by a lower yield on interest-earning assets. Total interest income on loans increased $274,000 as a result of a higher average balance in 1998 and interest on investment securities decreased $221,000 as a result of a lower average balance in 1998.

Total interest expense for 1998 was comparable to 1997 as a result of the growth in deposits offset by a decrease in the average cost of funds in 1998 compared to 1997.

The average yield on interest-earnings assets decreased from 8.24% in 1997 to 8.12% in 1998 while the average cost of interest-bearing liabilities decreased from 4.30% in 1997 to 4.22% in 1998 because of growth in lower cost deposits.

Provision for loan losses. The provision for loan losses was $65,000 for the year ended December 31, 1998. There was no provision for loan losses made for the year ended December 31, 1997. Provisions for loan losses are charges to operations to maintain the allowance for loan losses at a level considered reasonable by management to provide for probable known and inherent loan losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. In determining the reasonableness and adequacy of the allowance for loan losses, management reviews all loans on a quarterly basis, and specific loans or homogenous loans are assigned a risk weighting based on asset classification. The Bank made provisions for 1998 to increase the allowance for loan losses to an amount considered reasonable by management based on the quarterly valuations and considering the net charge-offs of $63,000 for 1998. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond the Bank's control. While the Bank maintains its allowance for loan losses at a level which it considers adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts.

Non-interest income. Non-interest income increased 18.9% to $669,000 for the year ended December 31, 1998 compared to $563,000 for the year ended December 31, 1997. The decrease is primarily the result of a increases in service charges on deposit accounts, commission income and gains on the sale of mortgage loans. Service charges on deposit accounts increased $19,000 for 1998 compared to 1997 due to the growth in transaction accounts during 1998.

Non-interest expense. Non-interest expense increased by $198,000 for 1998 compared to 1997. The increase results primarily from increases in compensation and benefits and occupancy and equipment expenses. Compensation and benefits expense increased $43,000 due to normal compensation increases. Occupancy and equipment costs have increased in 1999 compared to 1998 as a result of an increase in depreciation charges on data processing equipment placed in service in 1998. Other operating expenses increased $124,000 for 1998 compared to 1997 due to increases in legal and professional fees, data processing costs and office supplies.

Income tax expense. Income tax expense for the year ended December 31, 1998 was $503,000, compared to $583,000 for the same period in 1997. The effective tax rate for 1998 was 31.6% compared to 34.0% for 1997 due to an increase in tax exempt interest income for 1998.

Liquidity and Capital Resources

The Bank's primary sources of funds are deposits and proceeds from loan repayments and prepayments, and from the sale and maturity of securities. The Bank may also borrow from correspondence banks or Federal Home Loan Bank of Indianapolis. While loan repayments and maturities and sales of securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by market interest rates, general economic conditions and competition. At December 31, 1998, the Bank had cash and interest-bearing deposits with banks of $6.6 million, federal funds sold of $1.9 million and securities available for sale with a fair value of $12.5 million. Also, the Bank's deposits provide a relatively stable funding base as the deposits are derived from the Bank's service area.

The Bank's primary investing activity is the origination of one-to-four family mortgage loans and, to a lesser extent, consumer, multi-family, commercial and residential construction loans. The Bank also invests in U.S. government and agency securities and Indiana municipal obligations.

The Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to support loan growth and deposit withdrawals, to satisfy financial commitments and to take advantage of investment opportunities. At December 31, 1998, the Bank had total commitments to extend credit of $8.5 million. See Note 13 of Notes to Consolidated Financial Statements. At December 31, 1998, the Bank had certificates of deposit scheduled to mature within one year of $25.6 million. Historically, the Bank has been able to retain a significant amount of its deposits as they mature.

The Bank is required to maintain specific amounts of capital pursuant to regulatory requirements. As of June 30, 1999, the Bank was in compliance with all effective regulatory capital requirements. The Bank's June 30, 1999 and December 31, 1998 capital ratios are presented in the following table.

                                                                June 30, 1999                   December 31, 1998
                                                        -------------------------------   -------------------------------
                                                            Amount            Ratio             Amount          Ratio
                                                            ------            -----             ------          -----
Total Capital (to Risk Weighted Assets)                   $   12,400          22.6%         $   11,927           20.4%

Tier I Capital (to Risk Weighted Assets)                  $   11,718          21.3%         $   11,221           19.2%

Tier I Capital (to Average Assets)                        $   11,718          13.4%         $   11,221           13.4%


Effect of Inflation and Changing Prices

The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering the changes in relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of the financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the financial institutions performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Market Risk Analysis

         Qualitative Aspects of Market Risk. The Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Bank has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. In order to reduce the exposure to interest rate fluctuations, the Bank has developed strategies to manage its liquidity, shorten its effective maturities of certain interest-earning assets and decrease the interest rate sensitivity of its asset base. Management has sought to decrease the average maturity of its assets by emphasizing the origination of short-term commercial and consumer loans, all of which are retained by the Bank for its portfolio. The Bank relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds.

         Quantitative Aspects of Market Risk. The Bank does not maintain a trading account for any class of financial instrument nor does the Bank engage in hedging activities or purchase high-risk derivative instruments. Furthermore, the Bank is not subject to foreign currency exchange rate risk or commodity price risk.

         The Bank uses interest rate sensitivity analysis to measure its interest rate risk by computing changes in NPV(net portfolio value) of its cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. NPV represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or decrease in market interest rates with no effect given to any steps that management might take to counter the effect of that interest rate movement.

    The following table is provided by management and sets forth the change in the Bank's NPV at December 31, 1998 that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change.


                                            At December 31, 1998
                                            --------------------
                          Net Portfolio Value                     Net Portfolio Value as a
                          -------------------
    Change        Dollar        Dollar        Percent        Percent of Present  Value of Assets
    In Rates      Amount        Change        Change            NPV Ratio             Change
    --------      ------        ------        ------            ---------             ------
    300bp          $6,740      $(5,797)         (46)%              8.35%             (596)bp
    200bp           8,379       (4,158)         (33)              10.13              (418)bp
    100bp          10,339       (2,198)         (18)              12.16              (215)bp
    --bp           12,537            -            -               14.31                --bp
    (100)bp        15,008        2,471           20               16.59               228bp
    (200)bp        17,818        5,281           42               19.02               472bp
    (300)bp        21,038        8,501           68               21.63               732bp

    The above table indicates that in the event of a sudden and sustained increase in prevailing market interest rates, the Bank's NPV would be expected to decrease, and that in the event of a sudden and sustained decrease in prevailing market interest rates, the Bank's NPV would be expected to increase.

    Certain assumptions utilized by management in assessing the interest rate risk of banks within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, and the market values of certain assets under differing interest rate scenarios, among others.

    As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from time deposits could deviate significantly from those assumed in calculating the table.

Year 2000 Issues

The Bank is a user of computers, computer software, and equipment utilizing embedded microcontrollers that will be affected by the Year 2000 ("Y2K") issue. The Y2K issue exists because many computer systems and applications use two-digit date fields to designate a year. As the century date change occurs, date sensitive systems may incorrectly recognize the year 2000. This inability to recognize or properly treat the Y2K issue may cause systems to process financial and operational information incorrectly. The Y2K issue presents several potential risks to the Bank:

1. The banking transactions of the Bank's customers are processed by one or more computer systems provided by a third-party service bureau. The failure of one or more of those systems to function as a result of the Y2K date change could result in the Bank's inability to properly process customer transactions. If that were to occur, the Bank could lose customers to other financial institutions, resulting in a loss of revenue.

2. A number of the Bank's borrowers utilize computers and computer software to varying degrees in conjunction with the operation of their businesses. The customers and suppliers of those businesses may utilize computers as well. Should the Bank's borrowers, or the businesses on which they depend, experience Y2K related computer problems, such borrowers' cash flow could be disrupted, adversely effecting their ability to repay their loans with the Bank.

3. Concern on the part of certain depositors that the Y2K related problems could impair access to their deposit account balances following the Y2K date change could result in the Bank experiencing a deposit outflow prior to December 31, 1999.

4. The Bank contracts with several outside third parties for certain of its data processing and account servicing functions. Should the systems of one or more of those third parties fail to function properly after December 31, 1999, the Bank could be adversely affected.

5. Should the Y2K related problems occur which cause any of the Bank's systems, or the systems of the third-party service bureau upon which the Bank depends, to become inoperative, increased personnel costs could be incurred if additional staff is required to perform functions that the inoperative systems would have otherwise performed.

6. Certain utility services, such as electrical power and telecommunication services, could be disrupted if those services experience Y2K related problems. The Bank's Y2K contingency plan will address such possible situations.


Management believes it is not possible to estimate the potential lost revenue due to the Y2K issue, as the extent and longevity of such potential problems cannot be predicted. The Bank adopted a Y2K Action Plan in March 1998 to assess all systems to insure that they will function properly in the Y2K. This process involves separate phases which include: awareness, assessment, renovation, validation, and implementation.

During 1998, the Bank completed the systems assessment phase, identifying each internal system that could potentially be affected by the Y2K issue. Those systems include the Bank's in-house microcomputer systems as well as equipment such as the alarm system, vault locks, telephone system, etc., that may contain embedded microprocessors. For each such system, an action plan was created to set forth the process for determining whether or not the system is Y2K compliant. Those determinations involved obtaining Y2K compliant certifications from vendors wherever possible, and by the Bank conducting its own validation testing.

The Bank has identified major commercial borrowers to assess their Y2K readiness and has requested information from those borrowers. The Bank completed evaluations of those borrowers by June 30, 1999.

When the results of the Bank's validation testing programs have revealed that a particular system is not Y2K compliant, a contingency plan is formulated to either upgrade the system in order to meet the Y2K compliance requirements or replace the system with one that is certified as Y2K compliant. The Bank is currently in the validation and implementation phases of this process.

Other third parties upon which the Bank depends for processing include the Bank's automated teller machine network processor, correspondent banks, brokerage firms, and the pension plan administrator. These third parties have indicated their compliance or intended compliance with the Y2K. Should the testing of any third-party system or service reveal that such system or service is not Y2K compliant, a specific deadline will be set by which time the system or service must be brought into Y2K compliance. Should Y2K compliance not be achieved by the specified deadlines, the Bank has developed a contingency plan for each such external system or service. Those contingency plans document the action the Bank will take for each such non-compliant system.

In certain cases, such as the potential loss of electrical power or telecommunication services due to Y2K problems, testing by the Bank is either not practical or not possible. In those cases, contingency plans will be designed that specify how the Bank will deal with such potential situations. For example, the Bank plans to operate manually for several days to maintain critical functions in the event power from the electric utility is interrupted.

The Bank, as a state chartered commercial bank, is regulated by the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions. The regulators have established specific guidelines and time tables to follow in addressing the Y2K issue. The Bank is currently in compliance with the federally mandated Y2K guidelines and time tables.

As of June 30, 1999, the Bank is on schedule with its internal Y2K preparation efforts. All internal systems identified in the assessment phase of the project that are considered "mission critical" have been tested for Y2K compliance. The Bank's in-house computer system, its most critical processing system, has been certified by its respective hardware and software vendors as being Y2K compliant. The Bank has begun testing the system for Y2K compatibility and the testing to date has indicated that the system is Y2K compliant. All systems that have been determined to be Y2K compliant will be retested during 1999 following any material upgrades or enhancements. The Bank has replaced non-compliant microcomputer equipment and has installed and tested the related software for Y2K compliance. Other equipment containing embedded microprocessors have been certified as Y2K compliant by the applicable vendors. The Bank's estimated total cost to replace computer equipment, software programs, or other equipment containing embedded microprocessors that were not Y2K compliant, is approximately $30,000, substantially all of which has been incurred at June 30, 1999. System maintenance or modification costs are being expensed as incurred, while the cost of new hardware, software, or other equipment, is capitalized and amortized over their estimated useful lives.

Average Balance Sheets

  The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest earnings assets and interest expense on average interest bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances are derived from daily balances.

                                                                              Year ended December 31,
                                               -------------------------------------------------------------------------------------
                                                               1998                                            1997
                                               ----------------------------------------     ----------------------------------------
                                                                            Average                                        Average
                                                                            -------                                        -------
                                                 Average                     Yield/              Average                    Yield/
                                                 -------                     -----               -------                    -----
(Dollars in thousands)                           Balance     Interest         Cost               Balance     Interest        Cost
----------------------                           -------     --------         ----               -------     --------        ----
Interest earning assets(1):
  Mortgage loans                                   $ 35,176    $  3,123          8.88%             $ 32,305    $  3,033        9.39%
  Consumer loans                                     14,840       1,446          9.74%               12,713       1,271       10.00%
  Commercial business loans                           4,062         381          9.38%                4,009         372        9.28%
                                               -------------------------                      --------------------------
    Total loans                                      54,078       4,950          9.15%               49,027       4,676        9.54%
                                               -------------------------                      --------------------------

  Securities  (2)                                    19,316       1,132          5.86%               22,649       1,353        5.97%
  Federal funds sold                                  2,436         127          5.21%                2,990         161        5.38%
  Interest bearing deposits with banks                2,147         126          5.87%                1,739         109        6.27%
                                               -------------------------                      --------------------------
    Total interest earning assets                    77,977       6,335          8.12%               76,405       6,299        8.24%
                                               -------------------------                      --------------------------

Non-interest earning assets                           5,856                                           5,431
                                               =============                                  ==============
    Total assets                                   $ 83,833                                        $ 81,836
                                               =============                                  ==============

Interest bearing liabilities:
  Regular savings                                  $  8,641     $   221          2.56%             $  8,579     $   221        2.58%
  Interest bearing demand deposits                   15,809         393          2.49%               14,044         355        2.53%
  Time deposits                                      38,683       2,050          5.30%               39,199       2,083        5.31%
                                               -------------------------                      --------------------------
    Total deposits                                   63,133       2,664          4.22%               61,822       2,659        4.30%
                                               -------------------------                      --------------------------

Non-interest bearing liabilities:
  Non-interest bearing deposits                       8,234                                           8,361
  Other liabilities                                  63,908                                          62,523
                                               -------------                                  --------------
    Total liabilities                                72,142                                          70,884
Stockholders' equity                                 11,691                                          10,952
                                               -------------                                  --------------
  Total liabilities and stockholders' equity       $ 83,833                                        $ 81,836
                                               =============                                  ==============

Net interest income                                            $  3,671                                        $  3,640
                                                            ============                                    ============

Interest rate spread                                                             3.90%                                         3.94%
                                                                        ===============                                 ============

Net interest margin                                                              4.71%                                         4.76%
                                                                        ===============                                 ============

Ratio of average interest earning assets
   to average interest bearing liabilities                                     123.51%                                       123.59%
                                                                        ===============                                 ============

-------------------------------------------------------------------------------
(1)  Does not include interest on loans 90 days or more past due.
(2) Includes debt securities held to maturity, securities classified as available for sale and Federal Home Loan Bank stock.

Rate/Volume Analysis

  The following table sets forth the effects of changing rates and volumes on net interest income and interest expense. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) effects attributable to changes in rate and volume (change in rate multiplied by changes in volume).

                                                                           1998 Compared to 1997
                                                                         Increase (Decrease) Due to
                                                             ---------------------------------------------------
                                                                                           Rate/
                                                                                           ----
                                                               Rate          Volume       Volume          Net
                                                               ----          ------       ------          ---
                                                                                (In thousands)
Interest earning assets:
   Mortgage loans (1)                                        $  (165)        $  270       $  (15)       $    90
   Consumer loans (1)                                            (33)           214           (6)           175
   Commercial business loans (1)                                   4              5            -              9
                                                             ---------------------------------------------------
     Total loans                                                (194)           489          (21)           274
                                                             ---------------------------------------------------
   Securities (2)                                                (25)          (200)           4           (221)
   Federal funds sold                                             (5)           (30)           1            (34)
   Interest bearing deposits with banks                           (7)            26           (2)            17
                                                             ---------------------------------------------------
     Total net change in income
       on interest earning assets                               (231)           285          (18)            36
                                                             ---------------------------------------------------

Interest bearing liabilities:
   Interest bearing deposits                                     (49)            55           (1)             5
                                                             ---------------------------------------------------

     Net change in net interest income                       $  (182)        $  230       $  (17)       $    31
                                                             ===================================================


--------------------------------------

(1)  Does not include interest on loans 90 days or more past due.
(2) Includes debt securities held to maturity, securities classified as available for sale and Federal Home Loan Bank stock.

Loan Portfolio Analysis

The following tables set forth the composition of the Bank's loan portfolio as of the dates indicated.

                                                                                At December 31,
                                                       -----------------------------------------------------------------------
                                                                   1998                                   1997
                                                       -------------------------------        --------------------------------
                                                          Amount            Percent              Amount            Percent
                                                          ------            -------              ------            -------
                                                                         (Dollars in thousands)
Mortgage Loans:
   Residential (1)                                     $      28,737             48.31%       $      22,253             44.47%
   Secured by farm land                                        1,220              2.05%               1,335              2.67%
   Commercial real estate                                      7,798             13.11%               6,456             12.90%
   Residential construction                                    2,544              4.28%               1,960              3.92%
                                                       -------------     -------------        -------------     -------------
     Total mortgage loans                                     40,299             67.75%              32,004             63.96%
                                                       -------------     -------------        -------------     -------------

Consumer Loans:
   Home equity loans                                           2,045              3.44%               1,795              3.59%
   Credit card receivables                                       302              0.51%                 293              0.59%
   Other (2)                                                  12,637             21.25%              11,398             22.78%
                                                       -------------     -------------        -------------     -------------
     Total consumer loans                                     14,984             25.20%              13,486             26.96%
                                                       -------------     -------------        -------------     -------------

Commercial business loans                                      4,196              7.05%               4,541              9.08%
                                                       -------------     -------------        -------------     -------------

     Total loans                                              59,479            100.00%              50,031            100.00%
                                                       -------------     =============        -------------     =============

Less:
   Due to borrowers on loans in process                          699                                    525
   Deferred loan fees net of direct costs                         38                                     35
   Allowance for loan losses                                     706                                    704
                                                       -------------                          -------------

     Total loans receivable, net                       $      58,036                          $      48,767
                                                       =============                          =============

--------------------------------------------------------------------------------


(1) Includes conventional one-to four-family and multi-family residential loans.
(2) Includes secured and unsecured personal loans, lawn and farm equipement loans, other agricultural loans and student loans.

     A certain degree of risk taking is inherent in the extension of credit. Management has established loan and credit policies designed to control both the types and amounts of risks assumed and to ultimately minimize losses. Such policies include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of real estate collateral, problem loan management practices and collection procedures, and nonaccrual and charge-off guidelines.

     Commercial business loans primarily represent loans made to businesses, and may be made on either a secured or an unsecured basis. When taken, collateral consists of liens on receivables, equipment, inventories, furniture and fixtures. Unsecured business loans are generally short-term with emphasis on repayment ability and low debt to worth ratios. Commercial lending involves significant risk because repayment usually depends on the cash flows generated by a borrower's business, and the debt service capacity of a business can deteriorate because of downturns in national and local economic conditions. To control risk, sophisticated initial and continuing financial analysis of a borrower's financial information is required.

     Residential construction loans consist of financing the construction of 1-4 family dwellings. Usually, loan to cost ratios are limited to 75% and permanent financing commitments are required prior to the advancement of loan proceeds. At December 31, 1998, residential construction loans totaled $2.5 million or 4.3% of total loans.

     Loans secured by real estate mortgages comprised 67.8% and 64.0% of the Bank's loan portfolio at the end of 1998 and 1997, respectively. Residential real estate loans consist primarily of first mortgages on single-family homes, with some multifamily loans. Loan-to-value ratios for these instruments are generally limited to 80%. Nonfarm, nonresidential loans are secured by business and commercial properties with loan-to-value ratios generally limited to 75%. The repayment of both residential and business real estate loans is dependent primarily on the income and cash flows of the borrowers, with the real estate serving as a secondary or liquidation source of repayment.

Loan Maturity and Repricing

     The following table sets forth certain information at December 31, 1998 regarding the dollar amount of loans maturing in the Bank's portfolio based on their contractual terms to maturity, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loan losses.

                                                After          After         After            After
                                               OneYear        3 Years       5 Years         10 Years
                                   Within      Through        Through       Through         Through         After
                                  One Year     3 Years        5 Years       10 Years        15 Years      15 Years         Total
                                                                         (In thousands)
Mortgage loans:
   Residential                    $  2,225     $  4,728       $  4,368      $   8,578       $  6,487      $  3,571     $    29,957
   Commercial real estate            2,081        1,776          1,663          1,686            509            83           7,798
   Residential construction          2,544            -              -              -              -             -           2,544
Consumer loans                       5,020        6,206          2,717            386              -           655          14,984
Commercial business                  2,356        1,156            513            171              -             -           4,196
                                  -------------------------------------------------------------------------------------------------
   Total gross loans              $ 14,226     $ 13,866       $  9,261      $  10,821       $  6,996      $  4,309     $    59,479
                                  =================================================================================================

The following table sets forth the dollar amount of all loans due after December 31, 1999, which have fixed interest rates and have floating or adjustable interest rates.

                                            Fixed        Floating or
                                            Rates      Adjustable Rates
                                              (In thousands)
Mortgage loans:
   Residential                            $ 14,789         $ 12,943
   Commercial real estate                    4,219            1,498
   Residential construction                  7,949            2,015
Consumer loans                               1,777               63
                                          -------------------------
Commercial business                       $ 28,734         $ 16,519
                                          =========================

Nonperforming Assets

   The following table sets forth information with respect to the Bank's nonperforming assets for the periods indicated. During the periods shown, the Bank had no restructured loans within the meaning of SFAS No. 15.

                                                        At June 30,                              At December 31,
                                                        ----------                  -----------------------------------
                                                            1999                           1998                1997
                                                            ----                           ----                ----
                                                                                    (Dollars in thousands)
Loans accounted for on a nonaccrual basis:
     Residential real estate                            $         69                $          70             $     21
     Commercial real estate                                       46                            -                    -
     Commercial business                                           -                            -                   29
     Consumer                                                      -                            -                    -
                                                        -------------               -----------------------------------
       Total                                                     115                           70                   50
                                                        -------------               -----------------------------------

Accruing loans which are contractually
   past due 90 days or more:
     Residential real estate                                      18                           19                    9
     Commercial real estate                                        -                            -                    -
     Commercial business                                          11                            -                    -
     Consumer                                                      4                           54                   36
                                                        -------------               -----------------------------------
       Total                                                      33                           73                   45
                                                        -------------               -----------------------------------

Foreclosed real estate, net                                        -                            -                    -
                                                        -------------               -----------------------------------

 Total nonperforming assets                             $        148                $         143             $     95
                                                        =============               ===================================

Total loans delinquent 90 days
   or more to net loans                                         0.25%                        0.25%                0.14%

Total loans delinquent 90 days
   or more to total assets                                      0.17%                        0.17%                0.08%

Total nonperforming assets to
   total assets                                                 0.17%                        0.17%                0.11%

         When a loan is 90 days past due as to interest or principal or there is serious doubt as to collectibility, the accrual of interest income is generally discontinued unless the estimated value of collateral is sufficient to assure collection of the principal balance and accrued interest. Previously accrued interest on loans placed in a nonaccrual status is reversed against current income, and subsequent interest income is recognized when received. When the collectibility of a significant amount of principal is in doubt, the principal balance is reduced to the estimated fair value of collateral by charge-off to the allowance for loan losses and any subsequent collections are credited first to the remaining principal balance and then to the allowance for loan losses as a recovery of the amount charged-off. A nonaccrual loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed.

Classified Assets

The Bank as a state chartered and federally-insured financial institution is subject to various regulatory policies regarding problem assets. The policies require the Bank to review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, state and federal regulators have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss.

Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as a regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by the Bank on a quarterly basis.

On January 1, 1995, the Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or if expedient, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is classified as impaired by management when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due in accordance with the terms of the loan agreement.

If the fair value, as measured by one of these methods, is less than the recorded investment in the impaired loan, the Bank establishes a valuation allowance with a provision charged to expense. Management reviews the valuation of impaired loans on a quarterly basis to consider changes due to the passage of time or revised estimates. Assets that do not expose the Bank to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management. See Note 4 to "Notes to Consolidated Financial Statements" for additional information regarding impaired loans.

An insured institution is required to establish and maintain an allowance for loan losses at a level that is adequate to absorb estimated credit losses associated with the loan portfolio, including binding commitments to lend. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities. When an insured institution classifies problem assets as "loss," it is required either to establish an allowance for losses equal to 100% of the amount of the assets, or charge off the classified asset. The Bank reviews quarterly the loan portfolio to determine whether any loans require classification in accordance with applicable regulations.

The following is a summary of classified assets at the dates indicated.

                              At June 30,          At December 31,
                              ----------         -------------------
                                1999           1998                1997
                                ----           ----                ----
                                                     (In thousands)
Classified assets:
  Loss                        $   -           $   -               $   -
  Doubtful (impaired)             -              70                  20
  Substandard                   339             616                 820
  Special mention               509             607                 248

General loss allowances:
  Impaired loans                  -               7                   2
  Other                         709             699                 702

Foreclosed Real Estate

Foreclosed real estate held for sale is carried at the lower of fair value minus estimated costs to sell, or cost. Costs of holding foreclosed real estate are charged to expense in the current period, except for significant property improvements, which are capitalized. Valuations are periodically performed by management and an allowance is established by a charge to non-interest expense if the carrying value exceeds the fair value minus estimated costs to sell. The net income from operations of foreclosed real estate held for sale is reported in non-interest income. At June 30, 1999 and December 31, 1998, the Bank had no foreclosed real estate.

Allowance for Loan Losses

Management evaluates the adequacy of the allowance for losses on loans each year based on estimated losses on specific loans and other procedures, including a review of all loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated market value of the underlying collateral of problem loans, prior loss experience, economic conditions and overall portfolio quality. These provisions for losses are charged against earnings in the year they are established. The allowance for loan losses at June 30, 1999 was $709,000 or 1.18% of total loans outstanding, compared with $706,000 or 1.20% of total loans outstanding, at December 31, 1998. Management's estimate of specific and inherent credit losses in the loan portfolio as described above is intended to provide a reasonable allowance for loan losses applicable to all loan categories. The allowance for loan losses as a percentage of total loans outstanding as of the end of a given period represents an estimated loss percentage for the total loan portfolio and a general measure of adequacy. However, in accordance with GAAP, management assigns an estimated loss percentage or a range of loss to each loan category in estimating the total allowance for loan losses. Management's estimate also includes specifically identified loans having potential losses. It is management's assessment that the allowance for loan losses at June 30, 1999 and December 31, 1998 and 1997 was adequate and represents a reasonable estimate of the specific and inherent credit losses consistent with the composition of the loan portfolio and credit quality trends.

Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while the Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Bank's loan portfolio, will not request the Bank to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of that factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Bank's financial condition and results of operations.

Allowance for Loan Losses Analysis
   The following table sets forth an analysis of the Bank's allowance for loan losses for the periods indicated.

                                                Year Ended December 31,
                                            ---------------------------
                                               1998              1997
                                               ----              ----
                                                (Dollars in thousands)

Allowance at beginning of period            $   704          $    749
Provision for loan losses                        65                 -
Recoveries:
   Residential real estate                       79                25
   Secured by farm land                           -                 -
   Consumer                                      23                55
                                            -------------------------
     Total recoveries                           102                80
                                            -------------------------
Charge-offs:
   Residential real estate                        8                17
   Secured by farm land                           -                21
   Consumer                                     157                87
                                            -------------------------
     Total charge-offs                          165               125
                                            -------------------------
     Net (charge-offs) recoveries               (63)              (45)
                                            -------------------------
Balance at end of period                    $   706          $    704
                                            =========================

Ratio of allowance to total loans
   outstanding at the end of
   the period                                  1.19%             1.42%

Ratio of net charge-offs (recoveries)
   to average loans outstanding
   during the period                           0.12%             0.09%

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

                                                                                 December 31,
                                                        -------------------------------------------------------------
                                                                        1998                               1997
                                                                        ----                               ----
                                                                      Percent of                        Percent of
                                                                      ----------                        ----------
                                                                       Loans in                          Loans in
                                                                       --------                          --------
                                                                       Category                          Category
                                                                       --------                          --------
                                                                       to Total                          to Total
                                                                       --------                          --------
                                                               Amount         Loans               Amount        Loans
                                                               ------         -----               ------        -----
                                                                                (Dollars in thousands)

Residential real estate (1)                             $         180         56.03%      $          146        51.98%
Commercial real estate and farm land                              178         15.16%                 199        15.57%
Commercial business                                                28          7.05%                  60         9.08%
Consumer                                                          285         21.76%                 166        23.37%
Unallocated                                                        35            --                  133           --
                                                        ---------------------------       ---------------------------
   Total allowance for loan losses                      $         706        100.00%      $          704       100.00%
                                                        ===========================       ===========================

--------------------------------------------------------------------------------
(1) Includes residential construction loans.

Securities Portfolio Analysis
   The following table sets forth the securities portfolio at the dates indicated.

                                                                            At December 31,
                                                        -------------------------------------------------------
                                                                                 1998
                                                        -------------------------------------------------------
                                                                                                     Weighted
                                                             Fair        Amortized    Percent of     Average
                                                             ----        -----------  -----------   ----------
                                                            Value          Cost        Portfolio     Yield (2)
                                                            ------         ----        ----------    ---------
                                                                          (Dollars in thousands)
                                                                           --------------------
Securities held to maturity; (1)
--------------------------------
Debt securities:
  U.S. Treasury:
      Due in one year or less                           $            -   $         -            -           -

  U.S. Agency:
      Due after one year through five years                        496           496         3.09%        5.33%
      Due after five years through ten years                         -             -            -            -

  Municipal
      Due in one year or less                                      350           350         2.18%        8.22%
      Due after one year through five years                      2,049         1,944        12.11%        9.54%
      Due after five years through ten years                       789           740         4.61%        9.50%
      Due after ten years                                          117           116         0.73%        8.80%

                                                        -----------------------------------------

                                                               $ 3,801   $     3,646        22.72%        8.81%
                                                        =========================================

Securities available for sale:
------------------------------
Debt securities:
  U.S. Treasury:
      Due in one year or less                           $        1,765   $     1,753        10.92%        6.04%
      Due after one year through five years                        507           498         3.10%        6.33%

  U.S. Agency:
      Due after five years through ten years                     4,207         4,183        26.06%        5.85%
      Due after ten year                                         2,057         2,053        12.79%        5.14%

  Municipal
      Due after one year through five years                        840           822         5.12%        6.74%
      Due after five years through ten years                     2,472         2,425        15.11%        6.96%
      Due after ten years                                          444           420         2.62%        8.19%

  Equity securities:
      Common stock - 25,000 shares
         of First Capital, Inc.                                    250           250         1.56%           -
                                                        -----------------------------------------

                                                        $       12,542   $    12,404        77.28%        6.14%
                                                        =========================================

                                                                            At December 31,
                                                        -------------------------------------------------
                                                                                 1997
                                                        -------------------------------------------------
                                                                                                Weighted
                                                        Fair         Amortized    Percent of    Average
                                                        ----         ---------    ----------    -------
                                                        Value           Cost       Portfolio    Yield (2)
                                                        ------          ----       ---------    ---------
Securities held to maturity; (1)
--------------------------------
Debt securities:
  U.S. Treasury:
      Due in one year or less                           $   1,002    $   1,000          4.28%        5.83%

  U.S. Agency:
      Due after one year through five years                 3,449        3,458         14.83%        5.23%
      Due after five years through ten years                  794          796          3.41%        5.71%

  Municipal
      Due in one year or less                                 518          514          2.20%       10.53%
      Due after one year through five years                 2,068        1,967          8.42%        9.43%
      Due after five years through ten years                1,048          982          4.21%        9.22%
      Due after ten years                                     246          237          1.01%        9.55%

                                                        ------------------------------------

                                                        $   9,125    $   8,954         38.36%        7.21%
                                                        ====================================

Securities available for sale:
------------------------------
Debt securities:
  U.S. Treasury:
      Due in one year or less                           $   2,492    $   2,476         10.61%        6.65%
      Due after one year through five years                 2,271        2,255          9.66%        6.10%

  U.S. Agency:
      Due after five years through ten years                2,506        2,498         10.70%        6.06%
      Due after ten year                                    4,743        4,731         20.28%        6.04%

  Municipal
      Due after one year through five years                   417          414          1.77%        6.64%
      Due after five years through ten years                1,360        1,325          5.68%        7.32%
      Due after ten years                                     715          687          2.94%        8.29%

  Equity securities:
      Common stock - 25,000 shares
         of First Capital, Inc.                                  -           -             -            -
                                                        ------------------------------------

                                                        $   14,504   $  14,386         61.64%        6.40%
                                                        ====================================

--------------------------------------------------------------------------------
(1) Securities held to maturity are carried at amortized cost.
(2) Yields are calculated on a fully taxable equivalent basis using a marginal federal income tax rate of 34%

Maturities of Time Deposits

   The following table presents the maturity distributions of time deposits of $100,000 or more as of December 31, 1998:

               Maturity Period                     Balance
               ---------------                     -------
                                               (In thousands)
               Three months or less            $         442
               Three through six months                1,243
               Six through twelve months               1,425
               Over twelve months                      1,331
                                               -------------
                  Total                        $       4,441
                                               =============

                    [LETTERHEAD OF MONROE SHINE & CO., INC. APPEARS HERE]


                         Independent Auditor's Report



Board of Directors and Stockholders
HCB Bancorp and Subsidiary
Palmyra, Indiana


We have audited the accompanying consolidated balance sheets of HCB Bancorp and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HCB Bancorp and Subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Monroe Shine & Co., Inc.

January 15, 1999

                          HCB BANCORP AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1998 AND 1997

                                                                                     1998                 1997
                                                                                     ----                 ----
ASSETS
  Cash and due from banks                                                      $   3,971,092        $   2,547,132

  Interest bearing deposits in banks                                               2,669,000            1,985,000

  Securities available for sale, at fair value                                    12,541,868           14,503,894

  Securities held to maturity (fair value $3,801,171;
    1997 $9,124,584)                                                               3,646,164            8,954,127

  Federal funds sold                                                               1,900,000            3,000,000

  Mortgage loans held for sale                                                             -              393,455

  Loans                                                                           58,741,701           49,471,627
  Less allowance for loan losses                                                     706,068              704,371
                                                                               ----------------------------------
      Net loans                                                                   58,035,633           48,767,256
                                                                               ----------------------------------

  Federal Home Loan Bank Stock, at cost                                              264,600                    -
  Premises and equipment                                                           2,381,330            1,888,139
  Accrued interest receivable                                                        680,717              721,827
  Other assets                                                                       314,361              301,518
                                                                               ----------------------------------

      Total Assets                                                             $  86,404,765        $  83,062,348
                                                                               ==================================

LIABILITIES
  Deposits:
    Non-interest bearing demand deposits                                       $   9,346,572        $   8,614,015
    Savings and interest bearing demand deposits                                  26,134,628           23,836,214
    Time deposits                                                                 38,596,984           38,790,992
                                                                               ----------------------------------
      Total deposits                                                              74,078,184           71,241,221

  Accrued interest payable                                                           416,579              445,119
  Other liabilities                                                                  173,830              257,565
                                                                               ----------------------------------
      Total Liabilities                                                           74,668,593           71,943,905
                                                                               ----------------------------------

STOCKHOLDERS' EQUITY
  Common stock, no par value
    Authorized 1,000,000 shares; issued 79,900 shares                                799,000              799,000
  Capital surplus                                                                  2,500,000            2,500,000
  Retained earnings                                                                8,353,900            7,747,957
  Accumulated other comprehensive income-unrealized gain
    on securities available for sale                                                  83,272               71,486
                                                                               ----------------------------------
      Total Stockholders' Equity                                                  11,736,172           11,118,443
                                                                               ----------------------------------

      Total Liabilities and Stockholders' Equity                               $  86,404,765        $  83,062,348
                                                                               ==================================

      See notes to consolidated financial statements.

                          HCB BANCORP AND SUBSIDIARY
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                                   Accumulated
                                                                                                      Other
                                      Common             Capital             Retained             Comprehensive
                                      Stock              Surplus             Earnings                Income               Total
Balances at January 1, 1997           $ 800,000       $ 2,500,000          $ 7,091,465            $    24,619        $ 10,416,084

COMPREHENSIVE INCOME
  Net income                                  -                 -            1,131,660                      -           1,131,660
  Other comprehensive income,
    net of tax:
      Change in unrealized gain
        on securities available for
        sale, net of deferred
        income tax expense of
        $27,436                               -                 -                    -                 41,830              41,830
      Less: reclassification
        adjustment, net of
        deferred tax benefit of
        $3,303                                -                 -                    -                  5,037               5,037
                                                                                                                     ------------
      Total comprehensive income                                                                                        1,178,527
                                                                                                                     ------------

Redemption of common stock
  (100 shares)                           (1,000)                -              (15,743)                     -             (16,743)

Cash dividends
  ($5.75 per share)                           -                 -             (459,425)                     -            (459,425)
                                      -------------------------------------------------------------------------------------------

Balances at December 31, 1997           799,000         2,500,000            7,747,957                 71,486          11,118,443

COMPREHENSIVE INCOME
  Net income                                  -                 -            1,085,343                      -           1,085,343
  Other comprehensive income,
    net of tax:
      Change in unrealized gain
        on securities available for
        sale, net of deferred
        income tax expense of
        $7,730                                -                 -                    -                 11,786              11,786
      Less: reclassification
        adjustment                            -                 -                    -                      -                   -
                                                                                                                     ------------
      Total comprehensive income                                                                                        1,097,129
                                                                                                                     ------------
Cash dividends
  ($6.00 per share)                           -                 -             (479,400)                     -            (479,400)
                                      -------------------------------------------------------------------------------------------

Balances at December 31, 1998         $ 799,000       $ 2,500,000          $ 8,353,900          $      83,272        $ 11,736,172
                                      ===========================================================================================

      See notes to consolidated financial statements.

                          HCB BANCORP AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                    YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                      1998                 1997
                                                                                      ----                 ----
INTEREST INCOME
  Loans, including fees                                                          $ 4,949,795          $ 4,675,958
  Securities:
    U. S. Treasury and federal agency                                                784,129            1,018,936
    State and municipal                                                              347,908              329,986
    Corporate                                                                              -                4,302
  Federal funds sold                                                                 127,121              160,673
  Interest bearing deposits in banks                                                 126,160              108,609
                                                                                   ------------------------------
      Total interest income                                                        6,335,113            6,298,464
                                                                                   ------------------------------

INTEREST EXPENSE
  Deposits                                                                         2,664,589            2,658,505
                                                                                   ------------------------------

      Net interest income                                                          3,670,524            3,639,959

Provision for loan losses                                                             65,000                    -
                                                                                   ------------------------------
Net interest income after provision for loan losses                                3,605,524            3,639,959

NON-INTEREST INCOME
  Service charges on deposit accounts                                                335,074              315,964
  Commission income                                                                  147,184              113,048
  Net gain on sale of mortgage loans                                                  92,953               61,394
  Loan servicing fees                                                                 16,366               11,488
  Other income                                                                        77,444               60,673
                                                                                   ------------------------------
      Total non-interest income                                                      669,021              562,567
                                                                                   ------------------------------

NON-INTEREST EXPENSE
  Compensation and benefits                                                        1,402,302            1,359,141
  Occupancy expense                                                                  174,827              173,135
  Equipment expense                                                                  222,575              185,244
  Net realized loss on sales of securities                                                 -                8,340
  Other expenses                                                                     886,971              762,499
                                                                                   ------------------------------
      Total non-interest expense                                                   2,686,675            2,488,359
                                                                                   ------------------------------

Income before income taxes                                                         1,587,870            1,714,167
Income tax expense                                                                   502,527              582,507
                                                                                   ------------------------------

      Net Income                                                                 $ 1,085,343          $ 1,131,660
                                                                                   ==============================

      Net income per common share, basic                                         $     13.58          $     14.15
                                                                                   ==============================


See notes to consolidated financial statements.

                          HCB BANCORP AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                    1998                 1997
                                                                                    ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                   $  1,085,343          $ 1,131,660
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Deferred income taxes                                                           8,272               (4,243)
      Depreciation of premises and equipment                                        199,625              165,484
      Amortization of premium and accretion of discount
        on securities, net                                                          (16,643)             (22,304)
      Provision for loan losses                                                      65,000                    -
      Net realized loss on sales of securities                                            -                8,340
      Proceeds from sales of mortgage loans                                       2,842,488            4,060,841
      Mortgage loans originated for sale                                         (2,356,080)          (3,850,286)
      Net gain on sale of mortgage loans                                            (92,953)             (61,394)
      Decrease in accrued interest receivable                                        41,110               51,128
      Increase (decrease) in accrued interest payable                               (28,540)              17,330
      (Increase) decrease in other assets                                           (28,844)              32,328
      Increase (decrease) in other liabilities                                      (83,735)              41,494
                                                                                 -------------------------------
          Net Cash Provided By Operating Activities                               1,635,043            1,570,378
                                                                                 -------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net increase in interest bearing deposits in banks                               (684,000)            (221,000)
  (Increase) decrease in federal funds sold                                       1,100,000           (1,900,000)
  Proceeds from sales of securities available for sale                                    -            1,888,281
  Purchase of securities available for sale                                      (3,800,244)          (7,792,295)
  Maturities of securities available for sale                                     5,800,000            3,795,000
  Maturities of securities held to maturity                                       5,306,391            2,962,237
  Net increase in loans                                                          (9,333,377)          (1,524,218)
  Purchase of Federal Home Loan Bank stock                                         (264,600)                   -
  Purchase of premises and equipment                                               (692,816)            (225,483)
                                                                                 -------------------------------
          Net Cash Used By Investing Activities                                  (2,568,646)          (3,017,478)
                                                                                 -------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand and savings accounts                                     3,030,971            1,064,877
  Net decrease in time deposits                                                    (194,008)            (274,562)
  Redemption of common stock                                                              -              (16,743)
  Cash dividends paid                                                              (479,400)            (459,425)
                                                                                 -------------------------------
          Net Cash Provided By Financing Activities                               2,357,563              314,147
                                                                                 -------------------------------

Net Increase (Decrease) in Cash and Due From Banks                                1,423,960           (1,132,953)

Cash and due from banks at beginning of year                                      2,547,132            3,680,085
                                                                                 -------------------------------

Cash and Due From Banks at End of Year                                         $  3,971,092          $ 2,547,132
                                                                                 ===============================

Supplemental Disclosure of Cash Flow Information
  Cash payments for:
    Interest                                                                   $  2,693,129            2,641,175
    Income taxes                                                                    557,685              557,500

                          HCB BANCORP AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations

     HCB Bancorp (the Company) is a one bank holding company of Harrison County Bank (the Bank), a wholly-owned subsidiary. The Company has no operating activities. The Bank is a state chartered commercial bank which provides a variety of commercial banking services to individuals and business customers through its four offices in southern Indiana. The Bank's wholly-owned subsidiary, HCB Insurance Agency, Inc., as an agent, sells property and casualty insurance and investments.

     Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles and conform to general practices within the banking industry. Intercompany balances and transactions have been eliminated.

     Reclassification

     Certain prior year accounts have been reclassified to conform with current year presentation.

     Statements of Cash Flows

     For purposes of the statements of cash flows, the Company has defined cash and cash equivalents as those amounts included in the balance sheet caption "Cash and due from banks."

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and foreclosed real estate, management obtains independent appraisals for significant properties.

     Securities Available for Sale

     Securities available for sale consist of debt securities not classified as held to maturity and equity securities and are stated at fair value. Unrealized gains and losses, net of tax, are reported as a separate component of stockholders' equity until realized. Realized gains and losses are determined using the specific identification method. Amortization of premium and accretion of discount are recognized in interest income using the interest method.

     Securities Held to Maturity

     Debt securities for which the Bank has the positive intent and ability to hold to maturity are carried at cost, adjusted for amortization of premium and accretion of discount using the interest method over the remaining period to maturity.

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                          DECEMBER 31, 1998 AND 1997



(1 - continued)

       Mortgage Loans Held For Sale

       Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or approximate market value. Net unrealized losses are recognized through a valuation allowance by charges to income. Realized gains on sales of mortgage loans are included in non-interest income.

       Loans

       Loans receivable are stated at unpaid principal balances, less net deferred loan fees and the allowance for loan losses. The Bank's real estate loan portfolio consists primarily of long-term adjustable rate loans collateralized by first mortgages on single family residences and multi-family residential property located in the southern Indiana area and commercial real estate loans. In addition to real estate loans, the Bank makes agribusiness, commercial and consumer loans.

       Loan origination fees and certain direct costs of underwriting and closing loans are deferred and the net deferred loan fee or cost is recognized as an adjustment to interest income over the contractual life of the loans using the interest method.

       The accrual of interest is discontinued on a loan when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. The Bank does not accrue interest on loans past due 90 days or more except when the estimated value of collateral and collection efforts are deemed sufficient to ensure full recovery. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income.

       Interest payments received on nonaccrual loans, including specific impaired loans, are recorded as a reduction of the loan principal balance, and interest income is only recorded once principal recovery is reasonably assured.

       The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

       Loan Servicing

       Loan servicing fees are credited to income as monthly principal and interest payments are collected on mortgages. Costs of loan servicing are charged to expense as incurred.

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                          DECEMBER 31, 1998 AND 1997



(1 - continued)

       Premises and Equipment

       The Bank uses the straight line and accelerated methods of computing depreciation at rates adequate to amortize the cost of the applicable assets over their useful lives. Items capitalized as part of premises and equipment are valued at cost. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets sold, or otherwise disposed of, are removed from the related accounts and any gain or loss is included in earnings.

       Mortgage Servicing Rights

       Mortgage servicing rights are recognized as separate assets when servicing rights are acquired through purchase or loan originations, when there is a definitive plan to sell the underlying loan. Capitalized mortgage servicing rights are periodically evaluated for impairment based on the fair value of those rights. Capitalized mortgage servicing rights are amortized in proportion to, and over the period of, estimated future net servicing income of the underlying mortgage loans.

       Foreclosed Real Estate

       Foreclosed real estate held for sale is carried at the lower of fair value minus estimated costs to sell or cost. Costs of holding foreclosed real estate are charged to expense in the current period, except for significant property improvements, which are capitalized. Valuations are periodically performed by management and an allowance for losses is established by a charge to non-interest expense if the carrying value exceeds the fair value minus estimated costs to sell. The net of revenue and expense from operations of foreclosed real estate held for sale is reported in non-interest expense.

       Amortization of Intangibles

       Goodwill, included in other assets, represents the excess of the cost of acquired branch banking facilities over the fair value of the net assets acquired and is amortized over 15 years using the straight-line method.

       Income Taxes

       Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for loan losses, accumulated depreciation, and accrued income and expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

       Stock-Based Compensation

       Under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, the Company elects to measure and recognize compensation cost related to its stock-based compensation plan using the intrinsic value method. Accordingly, no compensation costs will be charged against earnings for stock options granted under the Company's stock incentive plan.

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1998 AND 1997

(1 - continued)

         Advertising Costs

         Advertising costs are charged to operations when incurred.

(2)      RESTRICTION ON CASH AND DUE FROM BANKS

         The Bank is required to maintain reserve balances on hand and with a correspondent bank which are non-interest bearing and unavailable for investment. The average amount of those reserve balances for the years ended December 31, 1998 and 1997 were approximately $477,000 and $428,000, respectively.

(3)      SECURITIES

         Debt securities have been classified in the consolidated balance sheets according to management's intent. The amortized cost and fair value of available for sale and held to maturity securities and the related unrealized holding gains and losses were as follows:

                                                                          Gross             Gross
                                                    Amortized          Unrealized        Unrealized           Fair
                                                       Cost               Gains            Losses             Value
             December 31, 1998:
               Securities available for sale:
                 Debt Securities:
                   U.S. Treasury                 $   2,250,813        $   21,218      $       -       $   2,272,031
                   Federal agency                    6,235,734            29,460          1,646           6,263,548
                   Municipal                         3,667,430            99,159         10,300           3,756,289
                                                   ----------------------------------------------------------------
                                                    12,153,977           149,837         11,946          12,291,868
                                                    ---------------------------------------------------------------
               Equity securities:
                 Common stock                          250,000                 -              -             250,000
                                                   ----------------------------------------------------------------

                                                 $  12,403,977        $  149,837      $  11,946       $  12,541,868
                                                    ===============================================================
               Securities held to maturity:
                 Debt securities:
                   Federal agency                $     495,652        $        -      $       -       $     495,652
                   State and municipal               3,150,512           155,007              -           3,305,519
                                                   ----------------------------------------------------------------

                                                 $   3,646,164        $  155,007      $       -       $   3,801,171
                                                   ================================================================
             December 31, 1997:
             Securities available for sale:
                 Debt Securities:
                   U.S. Treasury                 $   4,731,208        $   32,252      $     287       $   4,763,173
                   Federal agency                    7,228,907            20,908            814           7,249,001
                   Municipal                         2,425,405            66,315              -           2,491,720
                                                   ----------------------------------------------------------------

                                                 $  14,385,520        $  119,475      $   1,101       $  14,503,894
                                                    ===============================================================
             Securities held to maturity:
                 Debt securities:
                   U.S. Treasury                 $   1,000,333        $    2,430      $   1,153       $   1,001,610
                   Federal agency                    4,253,347               368         10,853           4,242,862
                   State and municipal               3,700,447           179,665              -           3,880,112
                                                   ----------------------------------------------------------------

                                                 $   8,954,127        $  182,463      $  12,006       $   9,124,584
                                                   ================================================================

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1998 AND 1997


(3 - continued)

         The amortized cost and fair value of the debt securities as of December 31, 1998, by contractual maturity, are shown below.

                                                   Securities Available for Sale        Securities Held to Maturity
                                                   Amortized             Fair         Amortized             Fair
                                                       Cost             Value             Cost             Value
             Due in one year or less           $   5,930,639     $   5,972,079     $    845,652      $    846,000
             Due after one year
               through five years                  3,371,969         3,403,324        1,944,507         2,049,787
             Due after five years
               through ten years                   2,425,369         2,471,849          740,327           788,746
             Due after ten years                     420,000           444,616          115,678           116,638
                                                  ---------------------------------------------------------------

                                               $  12,153,977     $  12,291,868     $  3,646,164      $  3,801,171
                                                  ===============================================================

         At December 31, 1998, U.S. Treasury securities with an amortized cost of $249,907 and a fair value of $251,016 were pledged to secure public deposits and for other purposes.

         Gross gains of $765 and gross losses of $9,105 were realized on sales of securities available for sale during the year ended December 31, 1997.

(4)      LOANS

         Loans receivable at December 31, 1998 and 1997 consisted of the following:

                                                                                       1998                 1997
                                                                                       ----                 ----
             Real estate mortgages:
               Residential                                                      $ 29,856,101         $ 23,536,319
               Residential construction                                            1,845,420            1,435,491
               Commercial real estate                                              7,898,392            6,456,442
             Real estate contracts                                                         -               51,485
             Commercial business loans                                             4,196,302            4,540,905
             Consumer                                                             14,983,849           13,485,862
                                                                                  -------------------------------
                                                                                  58,780,064           49,506,504
             Less:
               Net deferred loan fees and costs                                       38,363               34,877
                                                                                  -------------------------------

                     Total loans                                                $ 58,741,701         $ 49,471,627
                                                                                  ===============================

         Mortgage loans serviced for the benefit of others amounted to $5,858,739 and $6,640,538 at December 31, 1998 and 1997, respectively.

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1998 AND 1997


(4 - continued)

         An analysis of the allowance for loan losses is as follows:

                                                                                    1998                 1997
                                                                                    ----                 ----
             Beginning balances                                                  $  704,371           $  749,260

             Provision for loan losses                                               65,000                    -
             Recoveries                                                             101,575               80,235
             Loans charged-off                                                     (164,878)            (125,124)
                                                                                   -----------------------------

             Ending balances                                                     $  706,068           $  704,371
                                                                                   =============================

         At December 31, 1998 and 1997, the Bank had loans amounting to approximately $89,000 and $21,000, respectively, that were specifically classified as impaired. The average recorded investment in impaired loans amounted to approximately $96,000 and $152,000 for the years ended December 31, 1998 and 1997, respectively. The allowance for loan losses related to impaired loans amounted to approximately $2,000 at December 31, 1997. The Bank had no specific allowance for loan losses related to impaired loans at December 31, 1998. Interest income on impaired loans of $500 and $40,350 was recognized for cash payments received in 1998 and 1997, respectively.

         The Bank has entered into loan transactions with certain directors, officers and their affiliates (related parties). Such indebtedness was incurred in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons and does not involve more than normal risk of collectibility or present other unfavorable features. The balances on loans to related parties amounted to $966,187 and $1,099,810 at December 31, 1998 and 1997, respectively.

(5)      PREMISES AND EQUIPMENT

         Premises and equipment are summarized as follows:

                                                                                       1998                 1997
                                                                                       ----                 ----
             Land and land improvements                                         $    636,943         $    261,924
             Buildings and improvements                                            1,666,985            1,600,623
             Equipment                                                             1,144,476            1,096,854
                                                                                   ------------------------------
                                                                                   3,448,404            2,959,401
             Less accumulated depreciation                                         1,067,074            1,071,262
                                                                                   ------------------------------

               Net book value                                                    $ 2,381,330          $ 1,888,139
                                                                                   ==============================

(6)      OPERATING LEASE

         The Bank operates a branch office under an operating lease that expires in the year 2005.

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1998 AND 1997



(6 - continued)

         The following is a schedule by years of future minimum rental payments required under this operating lease as of December 31, 1998.

             Year ending December 31:

                1999                                          $   19,200
                2000                                              19,200
                2001                                              19,200
                2002                                              19,200
                2003                                              19,200
                Later years                                       36,800
                                                                --------
                                                              $  132,800
                                                                ========

         Total rental expense for the year ended December 31, 1998 amounted to $19,200.

(7)      INCOME TAXES

         The Company files consolidated income tax returns with its subsidiary, with each charged or given credit for the applicable taxes as though separate returns were filed.

         The components of income tax expense were as follows:

                                                                                       1998                 1997
                                                                                       ----                 ----
             Current                                                               $ 494,255           $ 586,750
             Deferred                                                                  8,272              (4,243)
                                                                                    ----------------------------

               Total                                                               $ 502,527           $ 582,507
                                                                                     ===========================

         Significant components of the Company's deferred tax assets and liabilities as of December 31, 1998 and 1997 were as follows:

                                                                                      1998                 1997
                                                                                      ----                 ----
             Deferred tax assets:
               Allowance for loan losses                                          $ 139,131            $  117,031
               Other                                                                      -                19,091
                                                                                   ------------------------------
                   Total deferred tax assets                                        139,131               136,122

             Deferred tax liabilities:
               Unrealized gain on securities available for sale                      54,618                46,888
               Depreciation                                                          81,170                76,994
               Other                                                                  7,105                     -
                                                                                   ------------------------------
                   Total deferred tax liabilities                                   142,893               123,882
                                                                                   ------------------------------

                   Net deferred tax asset (liability)                             $  (3,762)           $   12,240
                                                                                   ==============================

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                          DECEMBER 31, 1998 AND 1997

(7 - continued)

          The reconciliation of the income tax expense with the amount which would have been provided at the federal statutory rate of 34 percent follows:

                                                                                     1998                 1997
                                                                                     ----                 ----
             Provision at statutory rate                                         $  539,876           $  582,817
             State income tax-net of federal tax benefit                             86,027               99,986
             Tax exempt interest income from securities and loans                  (113,779)            (100,210)
             Other                                                                   (9,597)                 (86)
                                                                                 -------------------------------

                 Total income tax expense                                        $  502,527           $  582,507
                                                                                 ===============================

(8)       DEPOSITS

          The aggregate amount of time deposit accounts of $100,000 or more amounted to approximately $4,441,000 and $4,142,000 at December 31, 1998 and 1997, respectively.

          At December 31, 1998, scheduled maturities of time deposits were as follows:

             Year ending December 31:

                1999                                 $ 25,593,169
                2000                                    7,107,161
                2001                                    2,894,982
                2002                                    1,783,269
                2003 and thereafter                     1,218,403
                                                     ------------

                  Total                              $ 38,596,984
                                                     ============

          The Bank held deposits of approximately $2,168,000 and $1,974,000 for related parties at December 31, 1998 and 1997, respectively.

(9)       BENEFIT PLAN

          The Bank has available to all eligible employees a defined contribution plan to which eligible employees can contribute a portion of their pre-tax compensation. The Bank contributed $25,459 and $20,413 to the plan for the years ended December 31, 1998 and 1997, respectively.

(10)      STOCK-BASED COMPENSATION PLAN

          On January 1, 1998, the Company adopted an incentive stock option plan for officers and key employees. The plan provides for the issuance of incentive stock options for up to 4,000 shares of common stock of the Company. The incentive stock options are granted at exercise prices not less than the fair market of the common stock at the date of grant. All options granted under the plan shall become vested and exercisable at the rate determined by the Board of Directors at the date of grant. The options granted expire not more than ten years after the date of grant. Payment of the option price may be in cash or shares of common stock at fair market value on the exercise date.

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                          DECEMBER 31, 1998 AND 1997

(10 - continued)

          The following is a summary of the Company's incentive stock options as of December 31, 1998 and the changes for the year then ended:

                                                                      Weighted
                                                                      Average
                                                          Number      Exercise
                                                        of Shares       Price
             Outstanding at beginning of year                 -      $       -
             Granted                                        100         145.98
             Exercised                                        -              -
             Forfeited                                        -              -
                                                            ---

             Outstanding at end of year                     100      $  145.98
                                                            ===

          All incentive stock options outstanding at December 31, 1998 were exercisable.

          The Company elects to apply APB No. 25 and related interpretations in accounting for its stock-based compensation plan under SFAS No. 123. Accordingly, no compensation costs will be charged against earnings for stock options granted. The calculated compensation cost based on the minimum value method at grant date under the provisions of SFAS No. 123 is immaterial in relation to net income for the year ended December 31, 1998.

(11)      STOCKHOLDERS' EQUITY AND DIVIDENDS

          The dividends which the Bank may pay to the Company are subject to various legal and regulatory restrictions. At December 31, 1998, retained earnings of the Bank not available for payment of dividends to the Company were approximately $7,062,000.

(12)      REGULATORY MATTERS

          The Company and its subsidiary are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to quantitative judgments by the regulators about components, risk weightings, and other factors.

          Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Company and its subsidiary meet all capital adequacy requirements to which it is subject.

          As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's categories.

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                          DECEMBER 31, 1998 AND 1997

(12 - continued)

          The actual capital amounts and ratios are also presented in the table. No amounts were deducted from capital for interest-rate risk in either year.

                                                                                                          Minimum
                                                                                                         To Be Well
                                                                                 Minimum             Capitalized Under
                                                                               For Capital          Prompt Corrective
                                                      Actual                Adequacy Purposes:      Action Provisions:
                                                 Amount       Ratio        Amount        Ratio       Amount     Ratio
             (Dollars in thousands)
             As of December 31, 1998:
               Total Capital (to Risk
                 Weighted Assets):
                   Consolidated                $ 12,209       20.8%       $ 4,708         8.0%          N/A
                   Bank                        $ 11,927       20.4%       $ 4,688         8.0%       $ 5,860     10.0%

               Tier I Capital (to Risk
                 Weighted Assets):
                   Consolidated                $ 11,503       19.6%       $ 2,354         4.0%          N/A
                   Bank                        $ 11,221       19.2%       $ 2,344         4.0%       $ 3,516      6.0%

               Tier I Capital (to Average
                 Assets):
                   Consolidated                $ 11,503       13.7%       $ 3,353         4.0%          N/A
                   Bank                        $ 11,221       13.4%       $ 2,515         3.0%       $ 4,192      5.0%

             As of December 31, 1997:
               Total Capital (to Risk
                 Weighted Assets):
                   Consolidated                $ 11,489       23.8%       $ 3,867         8.0%          N/A
                   Bank                        $ 11,468       23.7%       $ 3,877         8.0%       $ 4,846     10.0%

               Tier I Capital (to Risk
                 Weighted Assets):
                   Consolidated                $ 10,885       22.5%       $ 1,934         4.0%          N/A
                   Bank                        $ 10,862       22.4%       $ 1,939         4.0%       $ 2,908      6.0%

               Tier I Capital (to Average
                 Assets):
                   Consolidated                $ 10,885       13.1%       $ 3,325         4.0%          N/A
                   Bank                        $ 10,862       13.1%         2,494         3.0%       $ 4,157      5.0%

(13)      COMMITMENTS AND CONTINGENT LIABILITIES

          In the normal course of business, there are outstanding various commitments and contingent liabilities, such as commitments to extend credit and legal claims, which are not reflected in the financial statements.

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                          DECEMBER 31, 1998 AND 1997

(13-continued)

          Commitments under outstanding standby letters of credit totaled $85,000 at December 31, 1998.

          The following is a summary of the commitments to extend credit at December 31, 1998 and 1997:

                                                                                     1998                  1997
                                                                                     ----                  ----
             Construction loans                                                 $    188,000         $    267,000
             Mortgage loans                                                        1,882,000              833,000

             Unused home equity lines of credit                                    2,594,000            2,430,000
             Unused lines of credit on credit cards                                1,087,000              827,000
             Undisbursed portion of commercial lines of credit                     2,075,000              529,000
             Undisbursed portion of construction loans in process                    699,000              525,000
                                                                                ---------------------------------

                   Total commitments to extend credit                           $  8,525,000          $ 5,411,000
                                                                                =================================

(14)      FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

          The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet.

          The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments (see Note 13). The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

          Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

          The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on commitments in either 1998 or 1997.

(15)      CONCENTRATION OF CREDIT RISK

          At December 31, 1998, the Bank had concentration of credit risk with a correspondent bank with an investment in federal funds sold of $2,060,435.

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                          DECEMBER 31, 1998 AND 1997

(16)      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying value and estimated fair value of financial instruments at December 31 are as follows:

                                                                    1998                         1997
                                                                    ----                         ----
                                                           Carrying         Fair       Carrying         Fair
                                                             Value         Value         Value         Value
              (In thousands)
              Financial assets:
               Cash and due from banks                    $   3,971     $   3,971     $   2,547     $   2,547
               Interest bearing deposits in banks             2,669         2,669         1,985         1,985
               Securities available for sale                 12,542        12,542        14,504        14,504
               Securities held to maturity                    3,646         3,801         8,954         9,125
               Federal funds sold                             1,900         1,900         3,000         3,000
               Mortgage loans held for sale                      -             -            393           395

               Loans receivable                              58,742        58,964        49,472        49,090
               Less:  allowance for loan losses                 706           706           704           704
                                                          ---------------------------------------------------
                 Loans receivable, net                       58,036        58,258        48,768        48,386
                                                          ---------------------------------------------------

               Federal Home Loan Bank stock                     265           265            -             -

              Financial liabilities:
               Deposits                                      74,078        74,522        71,241        71,438

          The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

          Cash and Short-Term Investments

          For short-term investments, including cash and due from banks, interest bearing deposits with banks and federal funds sold the carrying amount is a reasonable estimate of fair value.

          Debt and Equity Securities

          For debt securities, including mortgage-backed securities, the fair values are based on quoted market prices. For restricted equity securities held for investment, the carrying amount is a reasonable estimate of fair value.

          Mortgage Loans Held for Sale

          For mortgage loans held for sale, the fair values are based on market price quotations from dealers.

          Loans Receivable

          The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                          DECEMBER 31, 1998 AND 1997


(16-continued)

          Deposits

          The fair value of demand deposits, savings accounts, money market deposit accounts and other transaction accounts is the amount payable on demand at the balance sheet date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

          Commitments to Extend Credit

          The majority of commitments to extend credit would result in loans with a market rate of interest if funded. The fair value of these commitments are the fees that would be charged to customers to enter into similar agreements. The Bank does not charge loan commitment fees.

(17)      SUPPLEMENTAL DISCLOSURE FOR EARNINGS PER SHARE

                                                                                     1998                1997
                                                                                     ----                ----
         Basic:
           Earnings:
             Net income                                                         $  1,085,343          $ 1,242,660
                                                                                ================================
           Shares:
             Weighted average common shares outstanding                               79,900               79,970
                                                                                ---------------------------------

           Net income per common share, basic                                   $      13.58         $      14.15
                                                                                ---------------------------------

          The Company has no dilutive potential common shares.

(18)      PARENT COMPANY CONDENSED FINANCIAL INFORMATION

          Condensed financial information for HCB Bancorp (parent company only) for the year ended December 31, 1998 and 1997 follows:

                                Balance Sheets

                                (In thousands)

                                                                                     1998                 1997
                                                                                     ----                 ----
             Assets:
               Cash and interest bearing deposits                                $        26         $          4
               Securities available for sale, at fair value                              250                    -
               Other assets                                                               14                   18
               Investment in bank subsidiary                                          11,446               11,096
                                                                                 --------------------------------

                                                                                 $    11,736         $     11,118
                                                                                 --------------------------------

             Liabilities and Stockholders' Equity:
               Stockholders' equity                                              $    11,736         $     11,118
                                                                                 --------------------------------

                                                                                 $    11,736         $     11,118
                                                                                 ================================

                          HCB BANCORP AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1998 AND 1997

(18 - continued)

                             Statements of Income

                                (In thousands)

                                                                               1998              1997
                                                                               ----              ----
     Interest income                                                         $  760           $      484
     Other operating expenses                                                    19                   13
                                                                             ---------------------------
       Income before income taxes and equity in
         undistributed net income of subsidiary                                 741                  471

       Income tax benefit                                                        (5)                  (3)
                                                                             ---------------------------

       Income before equity in undistributed net
         income of subsidiary                                                   746                  474
       Equity in undistributed net income of subsidiary                         339                  658
                                                                             ---------------------------

           Net income                                                        $1,085           $    1,132
                                                                             ===========================

                             Statements of Income

                                (In thousands)

     Operating Activities:
       Net income                                                            $1,085           $    1,132
       Adjustments to reconcile net income to cash
         provided by operating activities:
         Equity in undistributed net income of subsidiary                      (339)                (658)
         Increase in other assets                                                 5                    4
                                                                             ---------------------------
       Net cash provided by operating activities                                751                  478
                                                                             ---------------------------

     Investing Activities:
       Purchase of securities available for sale                               (250)                   -

     Financing Activities:
       Redemption of common stock                                                 -                  (17)
       Cash dividends paid                                                     (479)                (459)
                                                                             ---------------------------
       Net cash provided by financing activities                               (479)                (476)

       Net decrease in cash                                                      22                    2

       Cash at beginning of year                                                  4                    2
                                                                             ---------------------------

       Cash at end of year                                                   $   26           $        4
                                                                             ===========================

                          HCB BANCORP AND SUBSIDIARY
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999

                                  (Unaudited)

ASSETS
  Cash and due from banks                                                   $   3,320,887

  Interest bearing deposits in banks                                            2,670,000

  Securities available for sale, at fair value                                 12,903,721

  Securities held to maturity                                                   2,749,694

  Federal funds sold                                                            2,800,000

  Loans, net                                                                   59,318,041

  Federal Home Loan Bank Stock, at cost                                           314,900
  Premises and equipment                                                        2,989,376
  Accrued interest receivable                                                     598,702
  Other assets                                                                    447,231
                                                                            -------------

      Total Assets                                                          $  88,112,552
                                                                            =============

LIABILITIES
  Deposits                                                                  $  75,354,746

  Accrued interest payable                                                        420,848
  Other liabilities                                                               197,630
                                                                            -------------
      Total Liabilities                                                        75,973,224
                                                                            -------------

STOCKHOLDERS' EQUITY
  Common stock, no par value
    Authorized 1,000,000 shares; issued 79,900 shares                             799,000
  Capital surplus                                                               2,500,000
  Retained earnings                                                             8,844,724
  Accumulated other comprehensive income-unrealized loss
    on securities available for sale                                               (4,396)
                                                                            -------------
      Total Stockholders' Equity                                               12,139,328
                                                                            -------------

      Total Liabilities and Stockholders' Equity                            $  88,112,552
                                                                            =============


See notes to condensed consolidated financial statements.

                          HCB BANCORP AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                  (Unaudited)


                                                                                            Accumulated
                                                                                              Other
                                                     Common      Capital       Retained     Comprehensive
                                                      Stock      Surplus       Earnings       Income             Total
Balances at January 1, 1999                        $ 799,000  $ 2,500,000     $8,353,900     $     83,272   $ 11,736,172

COMPREHENSIVE INCOME
 Net income                                                -            -        490,824                -        490,824
 Other comprehensive income, net of tax:
  Change in unrealized gain on
   securities available for sale, net of
   deferred income tax benefit of $57,502                  -            -              -          (87,668)       (87,668)

  Less: reclassification adjustment                        -            -              -                -              -
                                                                                                            ------------
  Total comprehensive income                                                                                     403,156
                                                  ----------------------------------------------------------------------
Balances at June 30, 1999                         $  799,000  $ 2,500,000     $8,844,724     $     (4,396)  $ 12,139,328
                                                  ======================================================================


See notes to condensed consolidated financial statements.

                          HCB BANCORP AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                  (Unaudited)

                                                                 1999                 1998
                                                                 ----                 ----
INTEREST INCOME
  Loans, including fees                                       $ 2,521,023          $ 2,401,887
  Securities                                                      449,586              634,636
  Federal funds sold                                               76,171               65,453
  Interest bearing deposits in banks                               76,465               59,857
                                                              --------------------------------
      Total interest income                                     3,123,245            3,161,833
                                                              --------------------------------

INTEREST EXPENSE
  Deposits                                                      1,280,036            1,339,803
                                                              --------------------------------

      Net interest income                                       1,843,209            1,822,030

Provision for loan losses                                          66,250                5,000
                                                              --------------------------------
Net interest income after provision for loan losses             1,776,959            1,817,030

NON-INTEREST INCOME
  Service charges on deposit accounts                             171,367              157,288
  Commission income                                                81,027              100,211
  Other income                                                     63,996               97,204
                                                              --------------------------------
      Total non-interest income                                   316,390              354,703
                                                              --------------------------------

NON-INTEREST EXPENSE
  Compensation and benefits                                       767,306              702,486
  Occupancy expense                                                91,457               84,420
  Equipment expense                                               109,490              104,986
  Other expenses                                                  400,423              459,566
                                                              --------------------------------
      Total non-interest expense                                1,368,676            1,351,458
                                                              --------------------------------

Income before income taxes                                        724,673              820,275
Income tax expense                                                233,849              264,513
                                                              --------------------------------

      Net Income                                              $   490,824          $   555,762
                                                              ================================

      Net income per common share, basic                      $      6.14          $      6.96
                                                              ================================

See notes to condensed consolidated financial statements.

                          HCB BANCORP AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                  (Unaudited)

                                                                                     1999                 1998
                                                                                     ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                   $    490,824         $    555,762
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Deferred income taxes                                                          (6,127)              (1,454)
      Depreciation of premises and equipment                                         94,670               95,146
      Amortization of premium and accretion of discount
        on securities, net                                                            8,780              (13,361)
      Provision for loan losses                                                      66,250                5,000
      Proceeds from sales of mortgage loans                                       1,267,970              894,077
      Mortgage loans originated for sale                                         (1,261,450)            (899,800)
      Net gain on sale of mortgage loans                                            (10,580)              (6,365)
      Decrease in accrued interest receivable                                        82,015               22,795
      Increase (decrease) in accrued interest payable                                 4,269               (4,781)
      (Increase) decrease in other assets                                           (56,958)             (91,662)
      Increase (decrease) in other liabilities                                       11,516              (24,026)
                                                                               ---------------------------------
          Net Cash Provided By Operating Activities                                 691,179              531,331
                                                                               ---------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net (increase) decrease in interest bearing deposits in banks                      (1,000)             298,000
  (Increase) decrease in federal funds sold                                        (900,000)             100,000
  Purchase of securities available for sale                                      (2,544,984)            (770,210)
  Maturities of securities available for sale                                     2,030,000            2,300,000
  Maturities of securities held to maturity                                         895,652            2,931,400
  Net increase in loans                                                          (1,344,598)          (5,270,464)
  Purchase of Federal Home Loan Bank stock                                          (50,300)            (264,600)
  Purchase of premises and equipment                                               (702,716)            (231,200)
                                                                               ---------------------------------
          Net Cash Used By Investing Activities                                  (2,617,946)            (907,074)
                                                                               ---------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                                        1,276,562              473,474
                                                                               ---------------------------------

Net Increase (Decrease) in Cash and Due From Banks                                 (650,205)              97,731

Cash and due from banks at beginning of year                                      3,971,092            2,547,132
                                                                               ---------------------------------

Cash and Due From Banks at End of Year                                         $  3,320,887         $  2,644,863
                                                                               =================================

Supplemental Disclosure of Cash Flow Information
  Cash payments for:
    Interest                                                                   $  1,275,767         $  1,344,584
    Income taxes                                                                    230,032              256,641

See notes to condensed consolidated financial statements.

                          HCB BANCORP AND SUBSIDIARY
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(1)   Basis of Presentation

      The accompanying condensed consolidated financial statements reflect the accounts of HCB Bancorp (the "Company") and its subsidiaries as of June 30, 1999 and for the six month periods ended June 30, 1999 and 1998. These consolidated financial statements are unaudited and condensed and accordingly, omit disclosures which would substantially duplicate those contained in the most recent audited consolidated financial statements. However, these consolidated financial statements include, in the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation. For further information, refer to the consolidated financial statements and the notes included elsewhere in this registration statement.

      The condensed consolidated financial statements include the accounts of the Company, Harrison County Bank and its wholly-owned subsidiary, HCB Insurance Agency, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

(2)   Business Combination

      On July 19, 1999, the Company entered into an agreement and plan of merger with First Capital, Inc., whereby all the issued and outstanding common shares of the Company would be exchanged for shares of First Capital, Inc. common stock. The merger is subject to approval from various regulatory authorities and the Company's shareholders. If approved, the merger is anticipated to be consummated in the first quarter of 2000.

                                                                      APPENDIX F

                              FIRST CAPITAL, INC.
                        1999 STOCK-BASED INCENTIVE PLAN

1.   DEFINITIONS.
     -----------

     (a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Holding Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

     (b) "Award" means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options and Stock Awards.

     (c) "Award Agreement" means an agreement evidencing and setting forth the terms of an Award.

     (d) "Bank" means First Federal Bank, A Federal Savings Bank.

     (e) "Board of Directors" means the board of directors of the Holding
Company.

     (f) "Change in Control" of the Holding Company or the Bank shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs or is effectuated in which the Bank or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Holding Company then outstanding.

     (g) "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan, to administer the Plan.

     (i) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share.

     (j) "Date of Grant" means the effective date of an Award.

     (k) "Disability" means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Holding Company or an Affiliate.

     (l) "Effective Date" means January 1, 2000, but only if, prior to such date, the Plan is approved by the Holding Company's shareholders. The Plan will be so approved if at an annual or special meeting of shareholders held prior to such date a quorum is present and the votes of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote on such matter shall be cast in favor of its approval.

     (m) "Employee" means any person employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Exercise Price" means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

     (p) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

         (i) If the Common Stock was traded on the date in question on The Nasdaq Stock Market then the Fair Market Value shall be equal to the closing price reported for such date;

         (ii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The
                                         -----------------------
Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

     (q)  "Holding Company" means First Capital, Inc.

     (r) "Incentive Stock Option" means a stock option granted to a Participant, pursuant to Section 7 of the Plan, that is intended to meet the requirements of Section 422 of the Code.

     (s) "Non-Statutory Stock Option" means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

     (t)  "Option" means an Incentive Stock Option or Non-Statutory Stock
Option.

     (u) "Outside Director" means a member of the board(s) of directors of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

     (v)  "Participant" means any person who holds an outstanding Award.

     (w)  "Plan" means this First Capital, Inc. 1999 Stock-Based Incentive Plan.

     (x) "Retirement" means retirement from employment with the Holding Company or an Affiliate in accordance with the then current retirement policies of the Holding Company or Affiliate, as applicable. "Retirement" with respect to an Outside Director means the termination of service from the board(s) of directors of the Holding Company and any Affiliate following written notice to such board(s) of directors of the Outside Director's intention to retire.

     (y)  "Stock Award" means an Award granted to a Participant pursuant to
Section 8 of the Plan.

     (z) "Termination for Cause" shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Holding Company and/or any subsidiary of the Holding Company and a Participant.

     (aa) "Trust" means a trust established by the Board of Directors in connection with this Plan to hold Common Stock or other property for the purposes set forth in the Plan.

     (bb) "Trustee" means any person or entity approved by the Board of Directors or its designee(s) to hold any of the Trust assets.

2.   ADMINISTRATION.
     --------------

     (a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

     (b) The Committee shall (i) select the Employees and Outside Directors who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and Award Agreements in all respects and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     (c) Each Award shall be evidenced by a written agreement ("Award Agreement") containing such provisions as may be required by the Plan and otherwise approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include any additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular and at a minimum, the Committee shall set forth in each Award
Agreement: (i) the type of Award granted; (ii) the Exercise Price of any Option;
(iii) the number of shares subject to the Award; (iv) the expiration date of the Award; (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award; and (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

     (d) The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement.

3.   TYPES OF AWARDS.
     ---------------

     The following Awards may be granted under the Plan:

     (a) Non-Statutory Stock Options.
     (b) Incentive Stock Options.
     (c) Stock Awards.

4.   STOCK SUBJECT TO THE PLAN.
     -------------------------

     Subject to adjustment as provided in Section 14 of the Plan, the maximum number of shares reserved for Awards under the Plan is 107,626, which number shall not exceed 14% of the shares of the Common Stock sold in the Holding Company's initial public offering. Subject to adjustment as provided in Section 14 of the Plan, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options granted under the Plan is 76,876 which number shall not exceed 10% of the shares of Common Stock sold in the Holding Company's initial public offering. The maximum number of the shares reserved for Stock Awards is 30,750 which number shall not exceed 4% of the shares of Common Stock sold in the Holding Company's initial public offering. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Trustee or the Holding Company, respectively. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Stock Awards or Options terminate, expire or are forfeited without having vested or without having been exercised, new Awards may be made with respect to these shares.

5.   ELIGIBILITY.
     -----------

     Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate, as it sees fit.

6.   NON-STATUTORY STOCK OPTIONS.
     ---------------------------

     The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

     (a) Exercise Price.  The Committee shall determine the Exercise Price of
         --------------
each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

     (b) Terms of Non-statutory Stock Options.  The Committee shall determine
         ------------------------------------
the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part by the Participant at any time during the term of such Non-Statutory Stock Option, or any portion thereof, once the Non-Statutory Stock Option becomes exercisable.

     (c) Non-Transferability. Unless otherwise determined by the Committee in
         -------------------
accordance with this Section 6(c), a Participant may not transfer, assign, hypothecate, or dispose of in any manner, other than by will or the laws of intestate succession, a Non-Statutory Stock Option. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this
Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family,
(iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this Section 6(c), "Immediate Family" includes, but is not necessarily limited to, a Participant's parents, grandparents, spouse, children, grandchildren, siblings (including half bothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Statutory Stock Option.

     (d) Termination of Employment or Service (General).   Unless otherwise
         ----------------------------------------------
determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Option.

     (e) Termination of Employment or Service (Retirement).  Unless otherwise
         -------------------------------------------------
determined by the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year from the date of Retirement.

     (f) Termination of Employment or Service (Disability or death).  Unless
         ----------------------------------------------------------
otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Option.

     (g) Termination of Employment or Service (Termination for Cause). Unless
         ------------------------------------------------------------
otherwise determined by the Committee, in the event of a Participant's Termination for Cause, all rights with respect to the Participant's Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

     (h) Acceleration Upon a Change in Control.  In the event of a Change in
         -------------------------------------
Control all Non-Statutory Stock Options held by a Participant as of the date of the Change in Control shall immediately become exercisable and shall remain exercisable until the expiration of the term of the Non-Statutory Stock Options.

     (i) Payment.   Payment due to a Participant upon the exercise of a Non-
         -------
Statutory Stock Option shall be made in the form of shares of Common Stock.

7.   INCENTIVE STOCK OPTIONS.
     -----------------------

     The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an Employee upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

     (a) Exercise Price.  The Committee shall determine the Exercise Price of
         --------------
each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company ("10% Owner"), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

     (b) Amounts of Incentive Stock Options.  To the extent the aggregate Fair
         ----------------------------------
Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

     (c) Terms of Incentive Stock Options.  The Committee shall determine the
         --------------------------------
term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such Option becomes exercisable.

     (d) Non-Transferability.  No Incentive Stock Option shall be transferable
         -------------------
except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a beneficiary does not constitute a transfer of an Incentive Stock Option.

     (e) Termination of Employment (General).  Unless otherwise determined by
         -----------------------------------
the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Option.

     (f) Termination of Employment (Retirement).  Unless otherwise determined by
         --------------------------------------
the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year from the date of Retirement. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Option does not otherwise qualify as an Incentive Stock Option pursuant to Section 422 of the Code.

     (g) Termination of Employment (Disability or Death).   Unless otherwise
         -----------------------------------------------
determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Option.

     (h) Termination of Employment (Termination for Cause).   Unless otherwise
         -------------------------------------------------
determined by the Committee, in the event of an Employee's Termination for Cause, all rights under such Employee's Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

     (i) Acceleration Upon a Change in Control.  In the event of a Change in
         -------------------------------------
Control all Incentive Stock Options held by a Participant as of the date of the Change in Control shall immediately become exercisable and shall remain exercisable until the expiration of the term of the Incentive Stock Options. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Option does not otherwise qualify as an Incentive Stock Option pursuant to Section 422 of the Code.

     (j) Payment.   Payment due to a Participant upon the exercise of an
         -------
Incentive Stock Option shall be made in the form of shares of Common Stock.

     (k) Disqualifying Dispositions.  Each Award Agreement with respect to an
         --------------------------
Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

8.   STOCK AWARDS.
     ------------

     The Committee may make grants of Stock Awards, which shall consist of the grant of some number of shares of Common Stock, to a Participant upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

     (a) Grants of the Stock Awards.  Stock Awards may only be made in whole
         --------------------------
shares of Common Stock.   Stock Awards may only be granted from shares reserved
under the Plan and available for award at the time the Stock Award is made to the Participant.

     (b) Terms of the Stock Awards.  The Committee shall determine the dates on
         -------------------------
which Stock Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any Stock Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the Date of Grant.

     (c) Termination of Employment or Service (General).   Unless otherwise
         ----------------------------------------------
determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, any Stock Awards in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such Stock Awards shall become null and void.

     (d) Termination of Employment or Service (Retirement).  Unless otherwise
         -------------------------------------------------
determined by the Committee, in the event of a Participant's Retirement, any Stock Awards in which the Participant has not become vested as of the date of Retirement shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

     (e) Termination of Employment or Service (Disability or death).  Unless
         ----------------------------------------------------------
otherwise determined by the Committee, in the event of a termination of the Participant's service due to Disability or death all unvested Stock Awards held by such Participant shall immediately vest as of the date of such termination.

     (f) Termination of Employment or Service (Termination for Cause).   Unless
         ------------------------------------------------------------
otherwise determined by the Committee, or in the event of the Participant's Termination for Cause, all Stock Awards in which the Participant had not become vested as of the effective date of such Termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void.

     (g) Acceleration Upon a Change in Control.  In the event of a Change in
         -------------------------------------
Control all unvested Stock Awards held by a Participant shall immediately vest.

     (h) Issuance of Certificates.  Unless otherwise held in Trust and
         ------------------------
registered in the name of the Trustee, reasonably promptly after the Date of Grant with respect to shares of Common Stock pursuant to a Stock Award, the Holding Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such Stock Award was granted, evidencing such shares; provided, that the Holding Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the First Capital, Inc. 1999 Stock-Based Incentive Plan and Award Agreement entered into between the registered owner of such shares and First Capital, Inc. or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of First Capital, Inc. located at 220 Federal Drive, N. W., Corydon, Indiana 47112.

Such legend shall not be removed until the Participant becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 8(i), in connection with a Stock Award, shall be held by the Holding Company or its Affiliates, unless the Committee determines otherwise.

     (i) Non-Transferability.  Except to the extent permitted by the Code, the
         -------------------
rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

         (i) The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

         (ii) Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

         (iii)  If a recipient of a Stock Award is subject to the provisions of
                Section 16 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant of the Stock Award.

     (j) Accrual of Dividends.  To the extent Stock Awards are held in Trust and
         --------------------
registered in the name of the Trustee, unless otherwise specified by the Trust Agreement whenever shares of Common Stock underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date the relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is issued. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any dividends paid out on the shares related to the Stock Award.

     (k) Voting of Stock Awards.  After a Stock Award has been granted but for
         ----------------------
which the shares covered by such Stock Award have not yet been vested, earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to vote or to direct the Trustee to vote, as the case may be, such shares of Common Stock which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose and in a manner consistent with the Trust agreement.

     (l) Payment.   Payment due to a Participant upon the redemption of a Stock
         -------
Award shall be made in the form of shares of Common Stock.

9.   DEFERRED PAYMENTS.
     -----------------

     The Committee, in its discretion, may permit a Participant to elect to defer receipt of all or any part of any cash or stock payment under the Plan, or the Committee may determine to defer receipt by some or all Participants, of all or part of any such payment. The Committee shall determine the terms and conditions of any such deferral, including the period of deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout.

10.  METHOD OF EXERCISE OF OPTIONS.
     -----------------------------

     Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms permitted by the Committee, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the day immediately preceding the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer, as the Committee may specify in the applicable Award Agreement.

11.  RIGHTS OF PARTICIPANTS.
     ----------------------

     No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant's services.

12.  DESIGNATION OF BENEFICIARY.
     --------------------------

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

13.  DILUTION AND OTHER ADJUSTMENTS.
     ------------------------------

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

     (c) adjustments in the Exercise Price of outstanding Incentive and/or Non-Statutory Stock Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company. Notwithstanding the above, in the event of an extraordinary capital distribution, any adjustment under this Section 13 shall be subject to required approval by the Office of Thrift Supervision.

14.  TAXES.
     -----

     (a) Whenever under this Plan, cash or shares of Common Stock are to be delivered upon exercise or payment of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to the Participant or from any shares of Common Stock due to the Participant under this Plan or (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock relating to an Award which was transferred by the Participant in accordance with this Plan. Furthermore, Participants may direct the Committee to instruct the Trustee to sell shares of Common Stock to be delivered upon the payment of an Award to satisfy tax obligations.

     (b) If any disqualifying disposition described in Section 7(k) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to this Plan, or any transfer described in Section 6(c) is made, or any election described in Section 15 is made, then the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant, or, except in the case of any transfer pursuant to Section 6(c), from any shares of Common Stock due to the Participant under this Plan.

15.  NOTIFICATION UNDER SECTION 83(b).
     --------------------------------

     The Committee may, on the Date of Grant or any later date, prohibit a Participant from making the election described below. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any Stock Award, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

16.  AMENDMENT OF THE PLAN AND AWARDS.
     --------------------------------

     (a) Except as provided in paragraph (c) of this Section 16, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by such law, regulation or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

     (b) Except as provided in paragraph (c) of this Section 16, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

     (c) In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that has the effect of:

         (i) Allowing any Option to be granted with an exercise below the Fair Market Value of the Common Stock on the Date of Grant.

         (ii) Allowing the exercise price of any Option previously granted under the Plan to be reduced subsequent to the Date of Award.

     (d) Notwithstanding anything in this Plan or any Award Agreement to the contrary, if any Award or right under this Plan would, in the opinion of the Holding Company's accountants, cause a transaction to be ineligible for pooling of interest accounting that would, but for such Award or right, be eligible for such accounting treatment, the Committee, at its discretion, may modify, adjust, eliminate or terminate the Award or right so that pooling of interest accounting is available.

17.  EFFECTIVE DATE OF PLAN.
     ----------------------

     The Plan shall become effective on January 1, 2000, but only if, prior to such date, the Plan is approved by the Holding Company's stockholders. The Plan will be so approved if at an annual or special meeting of stockholders held prior to such date a quorum is present and the votes of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote on such matter shall be cast in favor of its approval. If the Plan is not approved by stockholders in accordance with IRS regulations, the Plan shall remain in full force and effect, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-Statutory Stock Options.

18.  TERMINATION OF THE PLAN.
     -----------------------

     The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options or the distribution of Stock Awards is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

19.  APPLICABLE LAW.
     --------------

     The Plan will be administered in accordance with the laws of the State of Indiana to the extent not pre-empted by applicable federal law.

20.  TREATMENT OF UNVESTED, UNEXERCISED, OR NON-EXERCISABLE AWARDS UPON A CHANGE
     ---------------------------------------------------------------------------
IN CONTROL.
-----------

     In the event of a Change in Control where the Holding Company or the Bank is not the surviving entity, the Board of Directors of the Holding Company and/or the Bank, as applicable, shall require that the successor entity take one of the following actions with respect to all Awards held by Participants at the date of the Change in Control:

         (i) Assume the Awards with the same terms and conditions as granted to the Participant under this Plan; or

         (ii) Replace the Awards with comparable Awards, subject to the same or more favorable terms and conditions as the Award granted to the Participant under this Plan, whereby the Participant will be granted common stock or the option to purchase common stock of the successor entity; or, only if the Committee determines that neither of the alternatives set forth in clauses (i) or (ii) are legally available,

         (iii) Replace the Awards with an immediate cash payment of equivalent value.

         The determination of comparability of Awards offered by a successor entity under clause (ii) of above shall be made by the Committee, and the Committee's determination shall be conclusive and binding.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.       Indemnification of Directors and Officers

     Article VII of the Articles of Incorporation of First Capital, Inc. requires indemnification of officers and directors as follows:

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.01. General Provisions. The corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Act or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer or employee of the corporation, or who, while serving as such director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the corporation, and in all other cases, was not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

     Section 7.02. Indemnification Authorized. To the extent that a director, officer or employee of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in
Section 7.01 of this Article, or in the defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 7.01 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer or employee is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the board of directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by stockholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) to select counsel.

     Section 7.03. Definition of Good Faith. For purposes of any determination under Section 7.01 of this Article, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 7.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the corporation or other enterprise whom he reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (c) a committee of the board of directors of the corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 7.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 7.01 of this Article.

     Section 7.04. Advancement of Expenses. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 7.02 of this Article, upon receipt of a written affirmation of the director, officer or employee's good faith belief that he has met the standard of conduct described in Section 7.01 of this Article and upon receipt of a written undertaking on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

     Section 7.05. Non-Exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the corporation's Bylaws, any resolution of the board of directors or stockholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.06. Vestment of Rights. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 7.01 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this Article, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

     Section 7.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under this Article.

     Section 7.08.  Other Definitions.

     For purposes of this Article, serving an employee benefit plan at the request of the corporation shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" referred to in this Article.

     For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding.

     For purposes of this Article, "official capacity," when used with respect to a director, shall mean the office of director of the corporation; and when used with respect to an individual other than a director, shall mean the office in the corporation held by the officer or the employment or agency relationship undertaking by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, except as set forth in Section 7.01 of this Article.

     Section 7.09. Business Expenses. Any payments made to any indemnified party under this Article under any other right of indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.

Item 21.       Exhibits and Financial Statement, Schedules.

               (a)       Exhibits.

     2.1 Agreement and Plan of Merger, dated as of July 19, 1999, by and among First Capital, Inc., FC Acquisition Corp. and HCB Bancorp is included as Exhibit A to the Joint Proxy Statement-Prospectus which is part of this Registration Statement.

     4.1 First Capital, Inc. Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of Registration Statement on Form SB-2, as amended, File No. 333-63515).

     5.1       Opinion of Muldoon, Murphy & Faucette LLP regarding legality.

     8.1 Form of Opinion of Muldoon, Murphy & Faucette LLP regarding tax matters.

     10.1 Employment Agreement with James G. Pendleton (incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998).

     10.2 Employment Agreement with Samuel E. Uhl (incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998).

     10.3 Employment Agreement with M. Chris Frederick (incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998).

     10.4 Employment Agreement with Joel E. Voyles (incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998).

     10.5 Employment Severance Compensation Plan (incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998).

     10.6 First Federal Bank, A Federal Savings Bank 1994 Stock Option Plan (incorporated by reference to Exhibit 4 of Registration Statement on Form S-8, File No. 333-76543)

     13.0      1999 Annual Report to Stockholders (incorporated by reference to
               Exhibit 13 to Annual Report on Form 10-KSB for the year ended June 30, 1999).

     23.1      Consent of Muldoon, Murphy & Faucette LLP (included in Exhibit
               5.1 hereto).

     23.2      Consent of Muldoon, Murphy & Faucette LLP.

     23.3 Consent of Monroe Shine & Co., Inc., Independent Auditors for First Capital, Inc.

     23.4 Consent of Monroe Shine & Co., Inc., Independent Auditors for HCB Bancorp.

     23.5 Consent of Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc.

     23.6      Consent of Young & Associates, Inc.

     24.1 Powers of Attorney (see the signature page to this Form S-4 Registration Statement).

     99.1 Opinion of Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. (included as Appendix B to the Joint Proxy Statement-Prospectus which is part of this Registration Statement).

     99.2 Opinion of Young & Associates, Inc. (Included as Appendix C to the Joint Proxy Statement-Prospectus which is part of this Registration Statement).

     99.3      First Capital, Inc. Proxy Card.

     99.4      HCB Bancorp Proxy Card.

     99.5      Rule 438 Consents of Persons Named to Become Director

Item 22.       Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this

                              Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (17 C.F.R.
                              (S)230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Joint Proxy Statement-Prospectus, to each person to whom the Joint Proxy Statement-Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Joint Proxy Statement-Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act.

     (d)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder, through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (d)(2) The undersigned Registrant hereby undertakes: that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 (17 C.F.R. (S)230.415), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, First Capital, Inc., the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corydon, State of Indiana, on September 16, 1999.

                                         First Capital, Inc.



                                    By: /s/ J. Gordon Pendleton
                                        -----------------------
                                        J. Gordon Pendleton
                                        Chairman of the Board and
                                           Chief Executive Officer


                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 1999.

      On September 16, 1999, we, the undersigned officers and directors of First Capital, Inc., hereby, severally and individually, constitute and appoint J. Gordon Pendleton and Samuel E. Uhl, the true and lawful attorney-in-fact and agent (with full power of substitution in each case) of each of us to execute, in the name, place and stead of each of us (individually and in any capacity stated below), any and all amendments to this Registration Statement and all instruments necessary or advisable in connection therewith, and to file the same with the SEC, said attorney-in-fact and agent to have power to act and to have full power and authority to do and perform, in the name and on behalf of each of the undersigned, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person and we hereby ratify and confirm our signatures as they may be signed by or said attorney-in-fact and agent to any and all such amendments and instruments.


     Name                                    Title
     ----                                    -----

/s/ J. Gordon Pendleton                  Chairman of the Board and
--------------------------------
J. Gordon Pendleton                          Chief Executive Officer (principal
                                             executive officer)

/s/ Samuel E. Uhl                        President and Director
---------------------------------
Samuel E. Uhl

/s/ M. Chris Frederick                   Senior Vice President, Chief Financial
---------------------------------
M. Chris Frederick                           Officer and Treasurer
                                             (principal financial and accounting
                                             officer)

/s/ Mark D. Shireman                     Director
---------------------------------
Mark D. Shireman

/s/ Dennis L. Huber                      Director
---------------------------------
Dennis L. Huber

/s/ Kenneth R. Saulman                   Director
---------------------------------
Kenneth R. Saulman

/s/ John W. Buschemeyer                  Director
---------------------------------
John W. Buschemeyer

/s/ Gerald L. Uhl                        Director
---------------------------------
Gerald L. Uhl

                                 EXHIBIT INDEX

     2.1 Agreement and Plan of Merger, dated as of July 19, 1999, by and among First Capital, Inc., FC Acquisition Corp. and HCB Bancorp is included as Exhibit A to the Joint Proxy Statement-Prospectus which is part of this Registration Statement.

     4.1 First Capital, Inc. Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of Registration Statement on Form SB-2, as amended, File No. 333-63515).

     5.1       Opinion of Muldoon, Murphy & Faucette LLP regarding legality.

     8.1 Form of Opinion of Muldoon, Murphy & Faucette LLP regarding tax matters.

     10.1 Employment Agreement with James G. Pendleton (incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998).

     10.2 Employment Agreement with Samuel E. Uhl (incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998).

     10.3 Employment Agreement with M. Chris Frederick (incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998).

     10.4 Employment Agreement with Joel E. Voyles (incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998).

     10.5 Employment Severance Compensation Plan (incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998).

     10.6 First Federal Bank, A Federal Savings Bank 1994 Stock Option Plan (incorporated by reference to Exhibit 4 of Registration Statement on Form S-8, File No. 333-76543)

     13.0      1999 Annual Report to Stockholders (incorporated by reference to
               Exhibit 13 to Annual Report on Form 10-KSB for the year ended June 30, 1999).

     23.1      Consent of Muldoon, Murphy & Faucette LLP (included in Exhibit
               5.1 hereto).

     23.2      Consent of Muldoon, Murphy & Faucette LLP.

     23.3 Consent of Monroe Shine & Co., Inc., Independent Auditors for First Capital, Inc.

     23.4 Consent of Monroe Shine & Co., Inc., Independent Auditors for HCB Bancorp.

     23.5 Consent of Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc.

     23.6      Consent of Young & Associates, Inc.

     24.1 Powers of Attorney (see the signature page to this Form S-4 Registration Statement).

     99.1 Opinion of Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. (included as Appendix B to the Joint Proxy Statement-Prospectus which is part of this Registration Statement).

     99.2 Opinion of Young & Associates, Inc. (Included as Appendix C to the Joint Proxy Statement-Prospectus which is part of this Registration Statement).

     99.3      First Capital, Inc. Proxy Card.

     99.4      HCB Bancorp Proxy Card.

     99.5      Rule 438 Consents of Persons Named to Become Director